Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (this “Amendment”) is made this 2nd day of December, 2022, among QUEST RESOURCE HOLDING CORPORATION, a Nevada corporation (“Holdings”); QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company (the “Company”); each of the Affiliates of the Company that are parties hereto (together with the Company, the “Borrowers”); the Lenders party hereto and MONROE CAPITAL MANAGEMENT ADVISORS, LLC, its successors and permitted assigns, as Administrative Agent on behalf of the Lenders (the “Administrative Agent”).

BACKGROUND

A.       On October 19, 2020, Holdings, the Borrowers, the Lenders and Administrative Agent entered into that certain Credit Agreement (as amended by that certain First Amendment to Credit Agreement, dated as of September 3, 2021, as further amended by that certain Second Amendment to Credit Agreement, dated as of December 1, 2021, as further amended by that certain Third Amendment to Credit Agreement, dated as of December 7, 2021, as further amended by that certain Letter Agreement, dated as of August 9, 2022, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) to reflect certain financing arrangements between the parties thereto. The Credit Agreement, as in effect immediately prior to the date hereof, and all other Loan Documents executed in connection therewith prior to the date hereof are collectively referred to as the “Existing Financing Agreements”. Capitalized terms used herein but not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement, as amended by this Amendment.

B.       Borrowers have requested that the Lenders modify certain provisions of the Credit Agreement hereafter set forth, and, subject to the terms and conditions of this Amendment, the Lenders are willing to do so.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made a part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.                   Amendments to Credit Agreement. The Credit Agreement (including the Form of Notice of Borrowing attached as Exhibit D thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the Credit Agreement attached hereto as Exhibit A; provided, however, that any other Schedule, Exhibit or other attachment to the Credit Agreement shall not be amended or modified (or deemed to have been amended or modified) pursuant to the terms of this Amendment or otherwise included as part of said Exhibit A, and shall remain in full force and effect in the form thereof as in effect prior to the Fourth Amendment Effective Date.

2.       Representations and Warranties. Each Loan Party hereby:

(a)       reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Existing Financing Agreements and represents and warrants that after giving effect to this Amendment all such representations and warranties are true and correct in all material respects on and as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such specific earlier date);

(b)       reaffirms all covenants contained in the Credit Agreement (as amended hereby) and all of the other Existing Financing Agreements and, unless the Required Lenders shall consent otherwise in writing, covenants to comply with all such covenants until Payment in Full; and

(c)       represents and warrants that:

(i)       after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Existing Financing Agreements or would result from this Amendment;

(ii)       such Loan Party has all requisite organizational power and authority to execute and deliver, and to perform all of its obligations under, this Amendment;

(iii)       the execution, delivery and performance by such Loan Party of this Amendment does not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval that has been obtained and is in full force and effect); (ii) conflict with (A) any provision of law, (B) the organizational documents or governing documents of any Loan Party, or (C) any agreement, indenture, instrument, or other document, or any judgment, order, or decree, that is binding upon any Loan Party or any of their respective properties; or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Administrative Agent created pursuant to the Collateral Documents); and

(iv)       this Amendment constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency, and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

3.       Conditions Precedent/Effectiveness Conditions. Notwithstanding any other provision of this Amendment, it is understood and agreed that this Amendment shall not become effective, and the Loan Parties shall have no rights under this Amendment, until the following conditions have been satisfied, in each case, in form and substance reasonably satisfactory to Administrative Agent:

(a)                Administrative Agent shall have received counterparts of:

(i)       this Amendment, duly executed and delivered by Holdings, each Borrower, each of the other Loan Parties, Required Lenders and Administrative Agent; and

(ii)       the First Amendment to Intercreditor Agreement, dated as of the date hereof, duly executed and delivered by the ABL Agent and the Administrative Agent and acknowledged by each Loan Party;

(b)                Administrative Agent shall have received a fully executed copy of that certain Third Amendment to Loan, Security and Guaranty Agreement, dated as of the date hereof (the “ABL Amendment”), by and among the ABL Agent, the ABL Lenders party thereto, and the Loan Parties;

(c)                all representations and warranties contained in Section 2 above shall be true and correct in all respects;

(d)                Administrative Agent shall have received such other documents, certificates or materials reasonably requested by Administrative Agent; and

2

(e)                all fees and reasonable and documented costs and expenses of Administrative Agent and each Lender (including, without limitation, all Attorney Costs of the Administrative Agent and Lenders) incurred in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto, in each case, for which invoices have been presented to Borrowers prior to the date hereof, shall have been paid.

4.       Further Assurances. Each Loan Party hereby agrees to take all such actions and to execute and/or deliver to Administrative Agent and Lenders all such documents, assignments, financing statements and other documents, as Administrative Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5.       Payment of Expenses. Borrowers shall pay or reimburse, promptly following written demand, Administrative Agent and each Lender for its reasonable and documented costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto. For the avoidance of doubt, the terms of Section 15.5 of the Credit Agreement are hereby incorporated herein mutatis mutandis.

6.       Reaffirmation of Loan Documents; No Novation. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Loan Party hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not serve to effect a novation of any of the Loans or other Obligations.

7.       No Modification. Except as expressly set forth herein, nothing contained in this Amendment shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Administrative Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

8.       Release of Claims. In consideration of the Lenders’ and Administrative Agent’s agreements contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharges the Lenders and Administrative Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands (including any so-called “lender liability” claims or defenses), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Administrative Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Administrative Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

3

9.       Miscellaneous.

(a)       Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(b)       Modifications. No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(c)       Governing Law; Loan Document. This Amendment is a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within that state, without regard to conflict-of-laws principles. This Amendment is a Loan Document and is subject to and has the benefit of all the provisions in the Credit Agreement applicable to Loan Documents.

(d)       Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile, pdf or electronic transmission shall be deemed to be an original signature hereto. Electronic records of this Amendment maintained by the Administrative Agent or the Lenders will be deemed to be originals.

[Remainder of page intentionally left blank]

4

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

MONROE CAPITAL MANAGEMENT ADVISORS, LLC, as Administrative Agent

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

[Signature Page to Fourth Amendment to Credit Agreement]

Monroe Capital Corporation,
in its capacity as a Lender

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

MONROE CAPITAL INCOME PLUS CORPORATION,
in its capacity as a Lender

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

MC INCOME PLUS FINANCING SPV LLC,
in its capacity as a Lender

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

MONROE CAPITAL PRIVATE CREDIT FUND III FINANCING SPV LLC,
in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND III LP,
as Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT FUND III LLC,
its general partner

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

[Signature Page to Fourth Amendment to Credit Agreement]

MONROE CAPITAL PRIVATE CREDIT FUND III LP,
in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND III LLC,
its general partner

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

MONROE CAPITAL PRIVATE CREDIT FUND III (UNLEVERAGED) LP,
in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND III LLC,
its general partner

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

MONROE PRIVATE CREDIT FUND A LP,
in its capacity as a Lender

By: MONROE PRIVATE CREDIT FUND A LLC,
its general partner

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

[Signature Page to Fourth Amendment to Credit Agreement]

MONROE PRIVATE CREDIT FUND A FINANCING SPV LLC,
in its capacity as a Lender

By: MONROE PRIVATE CREDIT FUND A LP,
as Designated Manager

By: MONROE PRIVATE CREDIT FUND A LLC,
its general partner

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

MONROE CAPITAL PRIVATE CREDIT FUND I LP,
in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND I LLC,
its general partner

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

MONROE CAPITAL PRIVATE CREDIT FUND VT LP,
in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND VT LLC,
its general partner

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

[Signature Page to Fourth Amendment to Credit Agreement]

Monroe (NP) U.S. Private Debt Fund LP,
in its capacity as a Lender

By: Monroe (NP) U.S. Private Debt Fund GP Ltd.,
its general partner

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

Monroe Capital Fund Marsupial (LUX) Financing SPV LP,
in its capacity as a Lender

By: Monroe Capital Fund Marsupial (LUX) Financing GP LLC,
its General Partner

By: Monroe Capital Management Advisors LLC,
as Designated Manager

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

Monroe Capital Fund SV S.a.r.l., acting in respect of its Fund III (Unleveraged) Compartment, in its capacity as a Lender

By: Monroe Capital Management Advisors LLC,
as Investment Manager

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

[Signature Page to Fourth Amendment to Credit Agreement]

Monroe Capital Private Credit Fund III (Lux) Financing SPV 2020 LP,
in its capacity as a Lender

By: Monroe Capital Private Credit Fund III (Lux) Financing SPV GP LLC,
its General Partner

By: Monroe Capital Management Advisors LLC,
as Manager

By:	/s/ Alex Parmacek
Name: Alex Parmacek
Title: Director

Monroe Capital INCOME PLUS ABS FUNDING, LLC, in its capacity as a Lender

By: Monroe Capital BDC ADVISORS, LLC,
as Collateral Manager

By:	/s/ Alex Parmacek
Name: Alex Parmacek Title: Authorized Signatory

[Signature Page to Fourth Amendment to Credit Agreement]

quest resource holding corporation, as Holdings

By:	/s/ Brett Johnston
Name: Brett Johnston Title: Chief Financial Officer

QUEST RESOURCE MANAGEMENT GROUP, LLC, as a Borrower

By:	/s/ Brett Johnston
Name: Brett Johnston Title: Chief Financial Officer

quest sustainability services, inc.,
as a Borrower

By:	/s/ Brett Johnston
Name: Brett Johnston Title: Chief Financial Officer

landfill diversion innovations, l.l.c., as a Borrower

By:	/s/ Brett Johnston
Name: Brett Johnston Title: Chief Financial Officer

youchange, inc., as a Borrower

By:	/s/ Brett Johnston
Name: Brett Johnston Title: Chief Financial Officer

quest vertigent corporation, as a Borrower

By:	/s/ Brett Johnston
Name: Brett Johnston Title: Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement]

quest vertigent one, llc, as a Borrower

By:	/s/ Brett Johnston
Name: Brett Johnston Title: Chief Financial Officer

Global Alerts, LLC, as a Borrower

By:	/s/ Brett Johnston
Name: Brett Johnston Title: Chief Financial Officer

RWS FACILITY SERVICES, LLC, as a Guarantor

By:	/s/ Brett Johnston
Name: Brett Johnston Title: Chief Financial Officer

SUSTAINABLE SOLUTIONS GROUP, LLC, as a Guarantor

By:	/s/ Brett Johnston
Name: Brett Johnston Title: Chief Financial Officer

SEQUOIA WASTE MANAGEMENT SOLUTIONS, LLC, as a Guarantor

By:	/s/ Brett Johnston
Name: Brett Johnston Title: Chief Financial Officer

EXHIBIT A

Amended Credit Agreement

~~CONFORMED THROUGH LETTER AGREEMENT, DATED AUGUST 9, 2022~~EXHIBIT A to FOURTH AMENDMENT

~~FOR REFERENCE ONLY~~

CREDIT AGREEMENT

dated as of October 19, 2020

among

QUEST RESOURCE HOLDING CORPORATION,

as Holdings

QUEST RESOURCE MANAGEMENT GROUP, LLC,

as a Borrower,

EACH OF ITS AFFILIATES PARTY HERETO,

as Borrowers,

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

MONROE CAPITAL MANAGEMENT ADVISORS, LLC,

as Administrative Agent and Lead Arranger

Page

SECTION 1		DEFINITIONS.	2
1.1	Definitions		2
1.2	Certain Interpretive Provisions		~~36~~40
1.3	Accounting and Other Terms		~~37~~41
1.4	Treatment of LLC Division		~~37~~42

SECTION 2		COMMITMENTS OF THE LENDERS; BORROWING AND CONVERSION PROCEDURES.	~~38~~43
2.1	Commitments		~~38~~43
	2.1.1	Term Loan Commitments	~~38~~43
	2.1.2	Incremental Facilities	~~39~~44
2.2	Loan Procedures		~~41~~46
	2.2.1	Various Types of Loans	~~41~~46
	2.2.2	Borrowing Procedures	~~41~~46
	2.2.3	[Reserved]	~~42~~47
2.3	Commitments Several		~~42~~47
2.4	Certain Conditions		~~42~~47
2.5	Defaulting Lenders		~~42~~47

SECTION 3		EVIDENCING OF LOANS.	~~43~~48
3.1	Notes		~~43~~48
3.2	Recordkeeping		~~43~~48

SECTION 4		INTEREST.	~~43~~48
4.1	Interest Rates		~~43~~48
	4.1.1	Interest on Loans	~~44~~48
	4.1.2	Default Rate	~~44~~48
	4.1.3	Interest Payment Dates	~~44~~49
	4.1.4	Term SOFR Conforming Changes	49
4.2	Setting and Notice of ~~LIBOR Rates~~		~~44~~Adjusted Term SOFR 49
4.3	Computation of Interest		~~44~~49

SECTION 5		FEES.	~~44~~49
5.1	Unused Fee		~~44~~49
	5.1.1	Term B Loans	~~44~~49
	5.1.2	Term D Loans	~~45~~50
5.2	Additional Fees		~~45~~50
5.3	Applicable Premium and Exit Fee		~~45~~50
5.4	Warrants.		~~45~~50
	5.4.1	Warrant Original Issue Discount	~~45~~50

SECTION 6		REDUCTION OR TERMINATION OF COMMITMENTS; PREPAYMENTS; REPAYMENTS.	~~46~~51

(continued)

Page

6.1	Reduction or Termination of Commitments		~~46~~51
	6.1.1	Voluntary Reduction or Termination of the Term B Loan Commitments and/or Term D Loan Commitments	~~46~~51
	6.1.2	All Reductions of Commitments	~~46~~51
6.2	Prepayments		~~46~~51
	6.2.1	Voluntary Prepayments	~~46~~51
	6.2.2	Mandatory Prepayments	~~46~~51
6.3	Manner of Prepayments		~~48~~53
	6.3.1	All Prepayments	~~48~~53
6.4	Repayments		~~48~~53
	6.4.1	[Reserved]	~~48~~53
	6.4.2	Term A Loans	~~48~~53
	6.4.3	Term B Loans	~~48~~53
	6.4.4	Term C Loans	~~49~~54
	6.4.5	Term D Loans	~~49~~54

SECTION 7		MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.	~~49~~54
7.1	Making of Payments		~~49~~54
7.2	Application of Certain Payments		~~49~~54
7.3	Due Date Extension		~~50~~55
7.4	Setoff		~~51~~56
7.5	Proration of Payments		~~51~~56
7.6	Taxes		~~51~~56

SECTION 8		INCREASED COSTS; SPECIAL PROVISIONS FOR ~~LIBOR~~SOFR LOANS.	~~54~~59
8.1	Increased Costs		~~54~~59
8.2	~~Basis for Determining Interest Rate Inadequate or Unfair~~		~~55~~Inability to Determine Rates 60
8.3	Changes in Law Rendering ~~LIBOR~~SOFR Loans Unlawful		~~56~~60
8.4	Right of Lenders to Fund through Other Offices		~~57~~61
8.5	Mitigation of Circumstances; Replacement of Lenders		~~57~~61
8.6	Conclusiveness of Statements; Survival of Provisions		~~58~~62
8.7	Benchmark Replacement Setting		62
	8.7.1	Benchmark Replacement	62
	8.7.2	Benchmark Replacement Conforming Changes	62
	8.7.3	Notices; Standards for Decisions and Determinations	62
	8.7.4	Unavailability of Tenor of Benchmark	63
	8.7.5	Benchmark Unavailability Period	63
SECTION 9		REPRESENTATIONS AND WARRANTIES.	~~58~~63
9.1	Organization		~~58~~63
9.2	Authorization; No Conflict		~~58~~64
9.3	Validity and Binding Nature		~~58~~64

(continued)

Page

9.4	Financial Condition		~~58~~64
9.5	No Material Adverse Change		~~59~~64
9.6	Litigation and Contingent Liabilities		~~59~~64
9.7	Ownership of Properties; Liens		~~59~~65
9.8	Equity Ownership		~~59~~65
9.9	Pension Plans.		~~59~~65
9.10	Investment Company Act		~~60~~66
9.11	Compliance with Laws		~~60~~66
9.12	Regulation U		~~61~~66
9.13	Taxes		~~61~~66
9.14	Solvency, etc		~~61~~66
9.15	Environmental Matters		~~61~~67
9.16	Insurance		~~62~~67
9.17	Real Property		~~62~~68
9.18	Information		~~62~~68
9.19	Location of Bank Accounts		~~63~~68
9.20	Burdensome Obligations		~~63~~68
9.21	Intellectual Property		~~63~~68
9.22	Material Contracts		~~63~~69
9.23	Employee and Labor Matters		~~63~~69
9.24	No Bankruptcy Filing		~~64~~69
9.25	Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN		~~64~~70
9.26	Locations of Collateral		~~64~~70
9.27	Security Interests		~~64~~70
9.28	No Default		~~65~~70
9.29	Hedging Agreements		~~65~~71
9.30	OFAC		~~65~~71
9.31	Patriot Act		~~65~~71
9.32	Related Agreements		~~66~~71
9.33	Holdings		~~67~~72
9.34	Customers and Suppliers		~~67~~73
9.35	ABL Loan Documents		~~67~~73

SECTION 10		AFFIRMATIVE COVENANTS.	~~68~~73
10.1	Reports, Certificates and Other Information		~~68~~73
	10.1.1	Annual Report	~~68~~73
	10.1.2	Interim Reports	~~68~~74
	10.1.3	Compliance Certificates	~~68~~74
	10.1.4	Reports to the SEC and to Shareholders	~~69~~74
	10.1.5	ABL Reports and Notices	~~69~~74
	10.1.6	Notice of Default, Litigation, and ERISA Matters	~~69~~74
	10.1.7	Real Estate	~~70~~75

(continued)

Page

	10.1.8	Management Reports	~~70~~75
	10.1.9	Projections	~~70~~76
	10.1.10	Related Transaction Notices	~~70~~76
	10.1.11	Material Contract Notices	~~71~~76
	10.1.12	Information Systems	~~71~~76
	10.1.13	Key Performance Indicators	~~71~~77
	10.1.14	Other Information	~~71~~77
10.2	Books, Records, and Inspections		~~71~~77
10.3	Maintenance of Property; Insurance		~~72~~77
10.4	Compliance with Laws; Payment of Taxes and Liabilities		~~73~~78
10.5	Maintenance of Existence, etc		~~73~~79
10.6	Use of Proceeds		~~74~~79
10.7	Employee Benefit Plans		~~74~~80
10.8	Environmental Matters		~~74~~80
10.9	Further Assurances		~~75~~80
10.10	Lender Meetings		~~75~~81
10.11	Deposit Accounts		~~75~~81
10.12	SBA PPP Loans		~~76~~81
10.13	Post-Closing Items		~~76~~82

SECTION 11		NEGATIVE COVENANTS	~~77~~83
11.1	Debt		~~77~~83
11.2	Liens		~~80~~85
11.3	Restricted Payments		~~81~~87
11.4	Mergers, Consolidations, Sales		~~82~~88
11.5	Modification of Certain Documents; Organizational Form		~~83~~89
11.6	Transactions with Affiliates		~~84~~89
11.7	Inconsistent Agreements		~~84~~90
11.8	Business Activities		~~84~~90
11.9	Investments		~~84~~90
11.10	Restriction of Amendments to Certain Documents		~~85~~91
11.11	Fiscal Year		~~86~~91
11.12	Financial Covenants		~~86~~91
	11.12.1	Fixed Charge Coverage Ratio	~~86~~91
	11.12.2	Senior Net Leverage Ratio	~~86~~91
11.13	Compliance with Laws		~~87~~92
11.14	Equity Interests of Subsidiaries		~~87~~92
11.15	Tax Consolidation		~~87~~93
11.16	Bill-and-Hold Sales, Etc		~~87~~93
11.17	ABL Obligations		~~87~~93
11.18	Optional Prepayments of ABL Term Loan		~~87~~93
11.19	Fiscal Year End		~~87~~93
11.20	OFAC		~~87~~93

(continued)

Page

SECTION 12		EFFECTIVENESS; CONDITIONS OF LENDING, ETC.	~~88~~93
12.1	Conditions to Effectiveness		~~88~~93
	12.1.1	Agreement, Notes, and other Loan Documents	~~88~~94
	12.1.2	Authorization Documents	~~88~~94
	12.1.3	Consents, etc	~~88~~94
	12.1.4	Letter of Direction	~~89~~94
	12.1.5	Collateral and Diligence Questionnaire	~~89~~94
	12.1.6	Opinions of Counsel	~~89~~94
	12.1.7	Insurance	~~89~~95
	12.1.8	Related Transaction	~~89~~95
	12.1.9	Payment of Fees	~~89~~95
	12.1.10	Debt to be Repaid	~~89~~95
	12.1.11	Solvency Certificate	~~89~~95
	12.1.12	Search Results; Lien Terminations	~~90~~95
	12.1.13	Filings, Registrations, and Recordings	~~90~~95
	12.1.14	Closing Certificate	~~90~~96
	12.1.15	Financial Statements	~~90~~96
	12.1.16	No Material Adverse Effect	~~90~~96
	12.1.17	Minimum Consolidated EBITDA	~~90~~96
	12.1.18	Closing Leverage	~~91~~96
	12.1.19	Diligence	~~91~~96
	12.1.20	Subordination and Intercreditor Agreements	~~91~~96
	12.1.21	Key Management	~~91~~97
	12.1.22	Know-Your-Customer and Anti-Money Laundering	~~91~~97
12.2	Conditions Precedent to all Loans		~~91~~97
	12.2.1	Compliance with Warranties, No Default, etc	~~91~~97
	12.2.2	Confirmatory Certificate	~~92~~97
12.3	Conditions Precedent to each Term B Loan and Term D Loan		~~92~~97
	12.3.1	Use of Proceeds	~~92~~98
	12.3.2	Financial Tests	~~92~~98
	12.3.3	Minimum Amount	~~92~~98
	12.3.4	Order of Funding	~~92~~98

SECTION 13		EVENTS OF DEFAULT AND THEIR EFFECT.	~~92~~98
13.1	Events of Default		~~92~~98
	13.1.1	Non-Payment of the Loans, etc	~~92~~98
	13.1.2	Non-Payment of Other Debt	~~92~~98
	13.1.3	Reserved.	~~93~~98
	13.1.4	Bankruptcy, Insolvency, etc	~~93~~98
	13.1.5	Non-Compliance with Loan Documents	~~93~~99
	13.1.6	Representations; Warranties	~~93~~99
	13.1.7	Pension Plans	~~93~~99
	13.1.8	Judgments	~~94~~99

(continued)

Page

	13.1.9	Invalidity of Loan Documents, etc	~~94~~100
	13.1.10	Change of Control	~~94~~100
	13.1.11	Uninsured Losses	~~94~~100
	13.1.12	Business Disruption; Condemnation	~~94~~100
	13.1.13	Repudiation of or Default under Guaranty and Collateral Agreement	~~95~~100
	13.1.14	Criminal Forfeiture	~~95~~100
	13.1.15	Intercreditor and Subordination Agreements	~~95~~100
	13.1.16	Material Adverse Effect	~~95~~101
13.2	Effect of Event of Default		~~95~~101
13.3	Credit Bidding		~~95~~101
13.4	Curative Equity		~~96~~102

SECTION 14		AGENCY.	~~97~~103
14.1	Appointment and Authorization		~~97~~103
14.2	[Reserved]		~~97~~103
14.3	Delegation of Duties		~~98~~103
14.4	Exculpation		~~98~~103
14.5	Reliance		~~98~~104
14.6	Notice of Default		~~99~~104
14.7	Credit Decision		~~99~~105
14.8	Indemnification		~~99~~105
14.9	Administrative Agent in Individual Capacities		~~100~~105
14.10	Successor Administrative Agent		~~100~~106
14.11	Collateral Matters		~~100~~106
14.12	Restriction on Actions by Lenders		~~101~~107
14.13	Administrative Agent May File Proofs of Claim		~~101~~107
14.14	Other Agents; Arrangers and Managers		~~102~~108
14.15	Protective Advances		~~102~~108
14.16	Erroneous Payments		~~103~~108

SECTION 15		GENERAL.	~~105~~111
15.1	Waiver; Amendments		~~105~~111
15.2	Confirmations		~~107~~112
15.3	Notices.		~~107~~113
	15.3.1	Generally	~~107~~113
	15.3.2	Electronic Communications	~~107~~113
15.4	Computations		~~108~~113
15.5	Costs, Expenses and Taxes		~~108~~114
15.6	Assignments; Participations.		~~108~~114
	15.6.1	Assignments.	~~109~~114
	15.6.2	Participations	~~110~~115
15.7	Register		~~110~~116
15.8	Governing Law		~~111~~116

(continued)

Page

15.9	Confidentiality	~~111~~117
15.10	Severability	~~112~~117
15.11	Nature of Remedies	~~112~~118
15.12	Entire Agreement	~~112~~118
15.13	Counterparts	~~112~~118
15.14	Successors and Assigns	~~112~~118
15.15	Captions	~~112~~118
15.16	Customer Identification—USA Patriot Act Notice	~~113~~118
15.17	Indemnification by Loan Parties	~~113~~118
15.18	Non-Liability of Lenders	~~113~~119
15.19	Forum Selection and Consent to Jurisdiction	~~114~~120
15.20	Waiver of Jury Trial	~~114~~120
15.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~115~~120
15.22	Acknowledgement Regarding any Supported QFCs	~~115~~121
15.23	Certain ERISA Matters	~~115~~121
15.24	ABL Intercreditor Agreement	~~117~~122

SECTION 16	JOINT AND SEVERAL LIABILITY	~~117~~123
16.1	Applicability of Terms	~~117~~123
16.2	Joint and Several Liability	~~117~~123
16.3	Benefits and Best Interests	~~117~~123
16.4	Accommodations	~~117~~123
16.5	Maximum Amount	~~118~~123
16.6	Joint Liability Payments	~~118~~124
16.7	Financial Condition	~~118~~124
16.8	Administrative Agent Authorizations	~~118~~124
16.9	Unconditional Obligations	~~119~~125
16.10	Notices	~~119~~125
16.11	No Impairment of Obligations or Limitation of Liability	~~119~~125
16.12	Rights of Contribution and Indemnification	~~120~~125
16.13	Subrogation	~~120~~126

SECTION 17	APPOINTMENT OF BORROWER REPRESENTATIVE.	~~120~~126
17.1	Appointment	~~120~~126
17.2	Additional Appointments	~~120~~126
17.3	Reliance	~~120~~126
17.4	Termination or Change of Borrower Representative	~~121~~126

ANNEXES

ANNEX A	Lenders and Pro Rata Shares
ANNEX B	Addresses for Notices

SCHEDULES

SCHEDULE 1.1	EBITDA
SCHEDULE 1.1(b)	RWS EBITDA
SCHEDULE 1.2	Ineligible Lenders
SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.8	Equity Ownership
SCHEDULE 9.16	Insurance
SCHEDULE 9.17	Real Property
SCHEDULE 9.19	Deposit and Securities Accounts
SCHEDULE 9.21	Intellectual Property
SCHEDULE 9.22	Material Contracts
SCHEDULE 9.25	Loan Party Information
SCHEDULE 9.26	Locations of Collateral
SCHEDULE 11.1	Existing Debt
SCHEDULE 11.2	Existing Liens
SCHEDULE 11.9	Investments
SCHEDULE 12.1	Debt to be Repaid

EXHIBITS

EXHIBIT A	Form of Note (Section 3.1)
EXHIBIT B	Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C	Form of Assignment Agreement (Section 15.6.1)
EXHIBIT D	Form of Notice of Borrowing (Section 2.2.2)

viii

Credit Agreement

THIS CREDIT AGREEMENT dated as of October 19, 2020 (this “Agreement”) is entered into among QUEST RESOURCE HOLDING CORPORATION, a Nevada corporation (“Holdings”); QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company (the “Company”); each of the Affiliates of the Company that are or may from time to time become parties hereto (together with the Company, the “Borrowers”); the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”); and MONROE CAPITAL MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (“Monroe Capital”), as administrative agent for the Lenders.

The Company is a Wholly-Owned Subsidiary of Holdings. The Company will acquire substantially all of the assets of Green Remedies Waste and Recycling, Inc., a North Carolina corporation (“Green Remedies”), pursuant to the Closing Date Acquisition Agreement (that acquisition, the “Related Transaction”) and contribute such assets to the Company and its Subsidiaries.

On the Closing Date, the Lenders extended credit to the Borrowers to provide the funds required to finance a portion of the Related Transaction, to repay the Debt to be Repaid, and to provide for the ongoing general corporate purposes and working capital needs of Borrowers as further provided in this Agreement, up to an aggregate principal amount of $24,000,000 in the form of (a) Term A Loans to Borrowers on the Closing Date in an aggregate principal amount equal to $11,500,000 and (b) Term B Loans to Borrowers during the Term B Loan Availability Period in an aggregate principal amount not to exceed $12,500,000.

The Company has requested that the Lenders make Loans to the Borrowers, in the form of (a) Term C Loans to Borrowers on the Third Amendment Effective Date in an aggregate principal amount not to exceed $34,700,000, to provide the funds required to finance a portion of the RWS Acquisition, to repay existing indebtedness of RWS, and to pay fees and expenses in connection with the RWS Acquisition and the transactions consummated in connection therewith on the Third Amendment Effective Date, and (b) Term D Loans to Borrowers during the Term D Loan Availability Period in an aggregate principal amount not to exceed $16,000,000, to finance Permitted Acquisitions, and the Lenders are willing to do so on the terms and conditions set forth in this Agreement.

To secure the Loans and other Obligations, Borrowers and the other Loan Parties are granting to Administrative Agent, for the benefit of Administrative Agent and Lenders, a security interest in and lien upon substantially all of Borrowers’ and the other Loan Parties’ real and personal property.

In consideration of the mutual agreements contained in this Agreement, the parties hereby agree as follows:

Section 1	DEFINITIONS.

1.1              Definitions

. When used in this Agreement the following terms have the following meanings:

“ABL Agent” means PNC BANK, NATIONAL ASSOCIATION (successor to BBVA USA), or in the case of any replacement or refinancing of the ABL Loan Agreement permitted under the ABL Intercreditor Agreement, the person identified as the “ABL Agent” or comparable term pursuant to the such replacement or refinancing documentation.

“ABL Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, by and among the ABL Agent and the Administrative Agent, as amended by that certain First Amendment to Intercreditor Agreement, dated as of the Fourth Amendment Effective Date, and as further amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time in accordance with the terms therein.

“ABL Lenders” means the lender or group of lenders party to the ABL Loan Documents.

“ABL Loan Agreement” means that certain Loan, Security and Guaranty Agreement, dated August 5, 2020 (as amended by that certain Joinder and First Amendment to Loan, Security and Guaranty Agreement, dated as of October 19, 2020 (the “ABL Loan Agreement Amendment”), as amended by that certain Joinder and Second Amendment to Loan, Security and Guaranty Agreement, dated as of December 7, 2021, as amended by that certain Third Amendment to Loan, Security and Guaranty Agreement, dated as of the Fourth Amendment Effective Date, and as further amended, restated, supplemented or modified as permitted by the ABL Intercreditor Agreement) by and among the Company and Landfill Diversion Innovations, L.L.C., as borrowers, and PNC BANK, NATIONAL ASSOCIATION (successor to BBVA USA), as a lender and as administrative agent and collateral agent for any other lenders party thereto from time to time.

“ABL Loan Agreement Amendment” is defined in the definition of ABL Loan Agreement, as amended, restated, supplemented or modified as permitted by the ABL Intercreditor Agreement.

“ABL Loan Documents” means the “Loan Documents” as defined in the ABL Loan Agreement or any comparable term.

“ABL Obligations” means the “Obligations” as defined in the ABL Loan Agreement or any comparable term, not to exceed the amount of any Debt permitted pursuant to Section 11.1(k).

“ABL Priority Collateral” is defined in the ABL Intercreditor Agreement.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to the sum of (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Monroe Capital in its capacity as administrative agent for the Lenders under this Agreement and any successor thereto in that capacity. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Loan” is defined in Section 8.3.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with that Person, (b) any officer or director of that Person and (c) with respect to any Lender, any entity administered or managed by that Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person will be deemed to be “controlled by” any other Person if that other Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of that Person whether by contract or otherwise. Unless expressly stated otherwise in this Agreement, none of the following Persons will be deemed an Affiliate of any Loan Party: (i) Administrative Agent; (ii) any Lender or (iii) the Warrant Holder or any of its affiliates.

“Affiliated Funds” means, with respect to any Person, a fund that is an Affiliate of that Person, that invests in portfolio companies and that is managed by that Person or by the same management company that manages that Person.

“Agent Fee Letter” means the amended and restated fee letter dated as of the Third Amendment Effective Date between Borrowers and Administrative Agent.

“Agreement” is defined in the introductory clause of this Agreement.

“Allocable Amount” is defined in Section 16.6.

“Applicable Margin” means, as of any date of determination, the applicable rate per annum set forth in the following table that corresponds to the Senior Debt to EBITDA Ratio calculation as set forth in the most recent Compliance Certificate delivered to Administrative Agent pursuant to Section 10.1.3. For the period from the Closing Date through the date that Administrative Agent receives the Compliance Certificate for the Computation Period ending December 31, 2021, the Applicable Margin will be the rate per annum in the row styled “Level II”. In addition, at any time that an Event of Default has occurred and is continuing, the Applicable Margin will be the rate per annum in the row styled “Level IV”:

Level	Senior Debt to EBITDA Ratio	Applicable Margin for ~~LIBOR~~SOFR Loans	Applicable Margin for Base Rate Loans
I	< 3.00x	5.50%	3.50%
II	≥ 3.00x and < 4.00x	6.50%	4.50%
III	≥ 4.00x and < 5.00x	7.00%	5.00%
IV	≥ 5.00x	7.50%	5.50%

Except as otherwise set forth in this definition, the Applicable Margin will be based upon the most recent Compliance Certificate. Except as otherwise set forth in this definition, the Applicable Margin will be re-determined quarterly on the first day of the month following the date of delivery to Administrative Agent of the applicable Compliance Certificate pursuant to Section 10.1.3. If Borrowers fail to furnish or cause Borrower Representative to furnish any Compliance Certificate when that Compliance Certificate is due, then the Applicable Margin will be the rate per annum in the row styled “Level IV” as of the first day of the month following the date on which that Compliance Certificate was required to be delivered until the date on which that Compliance Certificate is delivered, on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver that Compliance Certificate, the Applicable Margin will be set at the rate per annum based upon the calculations disclosed by that Compliance Certificate. If any information contained in any Compliance Certificate delivered pursuant to Section 10.1.3 is shown to be inaccurate, and that inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period than the Applicable Margin actually applied for that period, then (i) Borrowers shall promptly deliver or cause to be delivered to Administrative Agent and each Lender a correct Compliance Certificate for that period; (ii) the Applicable Margin will be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for that period (irrespective of whether a correct Compliance Certificate is delivered); and (iii) Borrowers shall promptly (but in any event within two Business Days after delivery of that corrected Compliance Certificate or after demand by Administrative Agent) deliver to Administrative Agent full payment in respect of the accrued additional interest as a result of the increased Applicable Margin for that period, which payment Administrative Agent shall promptly apply to the affected Obligations.

“Applicable Premium” is defined in the Agent Fee Letter.

“Approved Fund” means (a) any Person (other than a natural person) engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit and that is advised, administered, or managed by a Lender, an Affiliate of a Lender (or an entity or an Affiliate of an entity that administers, advises or manages a Lender); (b) with respect to any Lender that is an investment fund, any other investment fund that invests in loans and that is advised, administered or managed by the same investment advisor as that Lender or by an Affiliate of that investment advisor; and (c) any third party that provides “warehouse financing” to a Person described in clause (a) or (b) (and any Person described in clause (a) or (b) will also be deemed an Approved Fund with respect to any such third party providing warehouse financing).

“Asset Disposition” means the sale, sale leaseback, lease, assignment, disposition, division, or other transfer for value by any Loan Party to any Person of any asset of that Loan Party (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof) other than as permitted by clauses (iii), (iv), (v), (vi), (vii) and (viii) of Section 11.4.

“Assignee” is defined in Section 15.6.1.

“Assignment Agreement” is defined in Section 15.6.1.

“Attorney Costs” means, with respect to any Person, all reasonable out-of-pocket invoiced fees and charges of any counsel to that Person and all court costs and similar legal expenses.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.7.4.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101 et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate, (b) the sum of one-half of one percent (0.50%) per annum and the Federal Funds Rate, (c) the sum of (x) ~~LIBOR calculated for each such day determined two (2) Business Days prior to~~the Adjusted Term SOFR for a one-month tenor in effect on such day (but for the avoidance of doubt, not less than ~~one percent (1.0%) per annum~~the Floor), plus (y) the excess of the Applicable Margin for ~~LIBOR Rate~~SOFR Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day and (d) three percent (3.0%) per annum. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Rate or ~~LIBOR for an interest period of one (1) month~~Adjusted Term SOFR, respectively.

“Base Rate Loan” means any Loan which bears interest at or by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning assigned to it in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.7.1.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be a rate per annum equal to the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a)       in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)       in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.7 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.7.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” is defined in the introductory clause of this Agreement.

“Borrower Representative” means the Company or any other Person appointed as “Borrower Representative” under and in accordance with Section 17.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of a SOFR Borrowing, having the same Interest Period made by the Lenders.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York ~~and, in the case of a Business Day that relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market~~.

“Capital Expenditures” means all expenditures that, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company and its Subsidiaries, including expenditures in respect of Capital Leases, but excluding any such expenditures made in connection with the replacement, substitution, or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (iii) with assets traded or exchanged for that replacement, substitution, or restoration of assets, or (iv) with Net Cash Proceeds from a sale, lease, assignment, disposition, or other transfer for value of the type specifically described in clause (a) of the definition of “Asset Disposition.”

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by that Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person and specifically excludes the effects of Accounting Standards Update 2016-02, Leases (Topic 842).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and applicable rules and regulations, as amended from time to time.

“CARES Forgivable Uses” means uses of proceeds of SBA PPP Loans that are eligible for forgiveness under Section 1106 of the CARES Act.

“CARES Payroll Costs” means “payroll costs” as defined in 15 U.S.C. 636(a)(36)(A)(viii) (as added to the Small Business Act by Section 1102 of the CARES Act).

“Cash Equivalent Investment” means, at any time, (a) any evidence of Debt, maturing not more than one year after that time, issued or guaranteed by the United States Government or any agency thereof; (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc.; (c) any certificate of deposit, time deposit, or banker’s acceptance, maturing not more than one year after that time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000); (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time that repurchase agreement is entered into of not less than 100% of the repurchase obligation of that Lender (or other commercial banking institution) thereunder; (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements; and (f) other short-term liquid investments approved in writing by Administrative Agent.

“Change in Law” means the adoption or phase-in of, or any change in, in each case after the date of this Agreement, any applicable law, rule, or regulation, or any change in the interpretation or administration of any applicable law, rule, or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency. For purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith, and all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, will, in each case, be deemed to have been adopted and gone into effect after the date of this Agreement.

“Change of Control” means the occurrence of any of the following events: (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than the Warrant Holders or any of its affiliates) (i) shall, directly or indirectly, have acquired beneficial ownership or control of (x) 35% or more on a fully diluted basis of (1) the voting interests in the Equity Interests in Holdings and/or (2) the economic interests in the Equity Interests in Holdings, or (ii) shall, directly or indirectly, have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings (b) except to the extent a merger or consolidation transaction is expressly permitted by Section 11.4 or a liquidation or dissolution of a domestic Wholly-Owned Subsidiary of a Borrower is expressly permitted by Section 11.4, Holdings ceases to, directly or indirectly, own and control 100% of each class of the outstanding Equity Interests of each Subsidiary of Holdings; (c) a "Change of Control" or comparable term as that term is defined in the ABL Loan Agreement occurs; (d) a change in the majority of the directors of Holdings during any 24 month period, unless approved by the majority of directors serving at the beginning of such period; (e) the sale or transfer of all or substantially all assets of any Borrower (other than as a result of a transaction permitted by Section 11.4); (f) Daniel Friedberg is no longer the chairman of the board of directors (or similar governing body) of Holdings performing the same or similar role that he is performing on the Closing Date; provided, that, to the extent Daniel Friedberg dies or becomes incapacitated and is no longer able serve in such capacity, the Borrowers shall have ninety (90) days to select a replacement reasonably satisfactory to the Administrative Agent; (g) Daniel Friedberg sells or otherwise transfers, directly or indirectly, any Equity Interests in Holdings (other than any transfer into an investment vehicle that is 100% owned and controlled Daniel Friedberg solely for estate planning purposes) to the extent that immediately after giving effect to such sale or transfer Daniel Friedberg would own and control, directly or indirectly, less than $2,000,000 of Equity Interests of Holdings (measured at the fair market value at the time of such sale or transfer); provided, however, that this clause (g) shall no longer apply upon the transfer or assignment of more than 50% of (x) (1) the Term A Loans funded on the Closing Date and (2) the Term B Loan Commitment as of the Closing Date (or, if the Term B Loan Commitment is terminated or no longer available after the Closing Date, the outstanding principal amount of the Term B Loan), in each case, to Persons that were not Lenders on the Closing Date (other than transfers to any of Monroe Capital’s Affiliates and investment vehicles), and (y) (1) the Term C Loans funded on the Third Amendment Effective Date and (2) the Term D Loan Commitment as of the Third Amendment Effective Date (or, if the Term D Loan Commitment is terminated or no longer available after the Third Amendment Effective Date, the outstanding principal amount of the Term D Loan), in each case, to Persons that were not Lenders on the Third Amendment Effective Date (other than transfers to any of Monroe Capital’s Affiliates and investment vehicles); or (h) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than the Warrant Holders or any of its affiliates) other than Daniel Friedberg has the power, directly or indirectly, to appoint more than one (1) director to the board of directors of Holdings.

“Closing Date” is defined in Section 12.1.

“Closing Date Acquisition” means that acquisition by Holdings or its Subsidiaries of assets of Green Remedies pursuant to the Closing Date Acquisition Agreement.

“Closing Date Acquisition Agreement” means that certain Asset Purchase Agreement, dated as of October 19, 2020 (as amended, restated, supplemented or otherwise modified as permitted hereunder), by and among the Company, Holdings, Green Remedies and Alan Allred.

“Closing Date Seller Note” that certain Unsecured Subordinated Promissory Note executed by Holdings in favor of Green Remedies.

“Closing Date Seller Note Subordination Agreement” means that certain Subordination Agreement, dated as of the Closing Date, between Green Remedies, the ABL Agent and the Administrative Agent and acknowledged by Holdings.

“Closing Date Transactions” means the execution, delivery and performance by Borrowers and the other Loan Parties of this Agreement, the ABL Loan Agreement Amendment, the Closing Date Acquisition Agreement and all other documents and agreements executed in connection with the execution of the foregoing, and all other transactions related to any of the foregoing and contemplated to have occurred on or as of the Closing Date, including the Closing Date Acquisition and the payment of premiums, fees and expenses in connection with the foregoing

“Closing Date Warrant” is defined in the definition of Warrants.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means “Collateral” (as defined in the Guaranty and Collateral Agreement) and any and all other property now or hereafter securing Obligations.

“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to Administrative Agent pursuant to which a mortgagee or lessor of real property on which collateral or books or records are stored or otherwise located, or a warehouseman, processor, or other bailee of inventory or other property owned by any Loan Party, acknowledges the Liens of Administrative Agent, waives or subordinates any Liens held by that Person on that property, and, in the case of any such agreement with a mortgagee or lessor, permits Administrative Agent reasonable access to and use of the applicable real property following the occurrence and during the continuance of an Event of Default to assemble, complete, and sell any Collateral stored or otherwise located on that real property.

“Collateral and Diligence Questionnaire” means a collateral and diligence questionnaire executed and delivered to Administrative Agent by a Loan Party.

“Collateral Documents” means, collectively, the Guaranty and Collateral Agreement, each Mortgage, each Mortgage-Related Document, each Collateral Access Agreement, each Control Agreement, each Intellectual Property Security Agreement, and any other agreement or instrument pursuant to which any Borrower, any Subsidiary or any other Person grants or purports to grant collateral to Administrative Agent for the benefit of Administrative Agent and the Lenders or otherwise relates to any such collateral.

“Commitment” means, as to any Lender, that Lender’s commitment to make Loans under this Agreement. The initial amount of each Lender’s Commitment is set forth on Annex A.

“Company” is defined in the recitals of this Agreement.

“Competitor” means any Person that is a bona fide direct operating company competitor or vendor of, and in the same industry (or an industry offering a substitute product or service) and market as, the Borrowers and its Subsidiaries.

“Compliance Certificate” means a Compliance Certificate in substantially the form of Exhibit B.

“Computation Period” means each period of 4 consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” means, for any period, the sum of (a) EBITDA for such period, plus, (b) to the extent a Permitted Acquisition or permitted Asset Disposition has been consummated during such period (each, a “Subject Transaction”), Consolidated EBITDA shall be calculated with respect to such period on a pro forma basis (which pro forma adjustments shall be certified by a Chief Financial Officer of the Company and may only be included in determining such compliance to the extent approved by Administrative Agent in its reasonable discretion) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries, which shall be reformulated as if such Subject Transaction, and any Debt incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Debt bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period); provided, that, notwithstanding anything to the contrary in this Agreement, any adjustments specified in this clause (b) shall be subject to the approval of Administrative Agent in its reasonable discretion for all purposes of this Agreement or shall be supported by a quality of earnings report from a reputable third party reasonably acceptable to the Administrative Agent (the foregoing calculation of Consolidated EBITDA in this clause (b), “Pro Forma EBITDA”); provided, that, in no event shall the aggregate amount of addbacks and adjustments set forth in clauses (a)(xv), (a)(xvi), (a)(xix) and (a)(xx) of the definition of EBITDA when combined with adjustments taken in calculating Pro Forma EBITDA exceed twenty-five percent (25%) of Consolidated EBITDA in any period (calculated after giving effect to any such addbacks and adjustments).

“Consolidated Net Income” means, with respect to Holdings and its Subsidiaries for any period, in each case as determined in accordance with GAAP, the consolidated net income (or loss) of Holdings and its Subsidiaries for that period, excluding (a) any gains from Asset Dispositions; (b) any extraordinary gains; (c) the income (or loss) of any Loan Party during that period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to that Loan Party during that period; (d) the income (or loss) of any Person during that period and accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with a Loan Party or that Person’s assets are acquired by a Loan Party; (e) the income of any Loan Party to the extent that the declaration or payment of dividends or similar distributions by that Loan Party of that income is not at the time permitted by operation of the terms of its organizational documents, its governing documents, or any agreement, instrument, judgment, decree, order, statute, rule; or governmental regulation applicable to that Loan Party; and (f) any gains from discontinued operations.

“Contingent Liability” means, with respect to any Person, each obligation and liability of that Person and all such obligations and liabilities of that Person incurred pursuant to any agreement, undertaking or arrangement by which that Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions, or otherwise), or to maintain solvency, assets, level of income, working capital, or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property, or services from any other Person with the purpose or intent of assuring the owner of that indebtedness or obligation of the ability of that other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of any other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability will (subject to any limitation set forth in this Agreement) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Control Agreement” means each deposit account control agreement or securities account control agreement, as applicable, entered into by a Loan Party, each depository institution or securities intermediary party thereto and Administrative Agent in form and substance reasonably satisfactory to Administrative Agent.

“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with any Borrower or any Subsidiary of a Borrower, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 15.22.

“Credit Facilities” means the credit facilities provided under this Agreement and the other Loan Documents.

“Curative Equity” means the making of capital contributions to Holdings or the issuance of common Equity Interests by Holdings (other than Disqualified Equity Interests), in each case that are concurrently contributed to one or more Borrowers, for the purposes of, and in accordance with, Section 13.4.

“Debt” of any Person means, without duplication, (a) all indebtedness of that Person for borrowed money; (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of that Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of that Person in accordance with GAAP; (d) all obligations of that Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business); (e) all indebtedness secured by a Lien on the property of that Person, whether or not that indebtedness has been assumed by that Person, but if that Person has not assumed or otherwise become liable for that indebtedness, then that indebtedness will be measured at the fair market value of the property securing that indebtedness at the time of determination; (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances, and similar obligations issued for the account of that Person; (g) all Hedging Obligations of that Person; (h) all Contingent Liabilities of that Person; (i) all Debt of any partnership of which that Person is a general partner; (j) all earn-outs and similar obligations; (k) all monetary obligations under any receivables factoring, receivable sale, or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing, or similar financing; and (l) any Disqualified Equity Interests of that Person or other equity instrument of that Person, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

“Debt to be Repaid” means the Debt listed on Schedule 12.1.

“Default” means any event that, if it continues uncured, will, with lapse of applicable cure or grace periods or notice or both, constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and interpreted in accordance with, 12 C.F.R. § § 252.81, 47.2 or 382.1 as applicable.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it under this Agreement within one Business Day of the date required to be funded by it under this Agreement; (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement within one Business Day of the date when due, unless the subject of a good faith dispute; (c) has, or has a parent company that has, (i) been deemed insolvent or become the subject of an Insolvency Proceeding, or (ii) become the subject of a Bail-In Action; (d) has notified any Borrower, Administrative Agent, or any Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit; or (e) has failed to confirm within three Business Days of a request by Administrative Agent that it will comply with the terms of this Agreement relating to its obligations to fund Loans.

“Disqualified Equity Interest” means any Equity Interest (other than the Warrants) that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, in each case before the date that is 180 days after the later of the Termination Date or the Revolving Credit Maturity Date (as defined in the ABL Credit Agreement), (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking-fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event are subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments); (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part; (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests.

“Dollar” and the sign “$” mean lawful money of the United States of America.

“EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income for such period (other than in the case of clauses (a)(xvi) and (a)(xviii)) and without duplication, the sum of:

(a)

(i)                Interest Expense, net of interest income, plus

(ii)              income, profits or franchise tax expense, plus

(iii)           depreciation and amortization (including amortization of intangible assets and amortization of deferred financing fees or costs), plus

(iv)            transaction expenses not capitalized and incurred on or before (x) the Closing Date or within one hundred eighty (180) days after the Closing Date in connection with the Closing Date Transactions and the Loans in an aggregate amount not to exceed $1,400,000, (y) the Third Amendment Effective Date or within one hundred eighty (180) days after the Third Amendment Effective Date in connection with the RWS Acquisition and the Loans in an aggregate amount not to exceed $2,500,000, plus

(v)              non-recurring transaction fees, expenses and costs (including, without limitation, any of their respective advisors, legal counsels, agents or representatives) incurred in connection with the administration of, any amendment to or any consent or waiver under, the Loan Documents in an aggregate amount not to exceed $250,000 in any Fiscal Year, plus

(vi)            non-cash charges related to the impairment of goodwill, plus

(vii)          fees and expenses of Holdings payable in cash during such period to reimburse the costs and expenses of the board of directors (or other similar governing bodies) of Holdings; provided the aggregate amount of this clause (vii) shall not exceed $50,000 in any Fiscal Year, plus

(viii)       non-cash expenses related to compensation arrangements pursuant to the grant of stock or other equity interest-based compensation and any option plan, plus

(ix)            non-cash charges and expenses related to purchase accounting adjustments, plus

(x)              other non-cash charges, expenses and losses (other than with respect to accounts receivable and/or inventory), plus

(xi)            non-recurring fees and transaction expenses not capitalized and incurred in connection with any consummated Permitted Acquisition (whether on or prior to the closing date of such Permitted Acquisition or within one hundred eighty (180) days after such closing date), plus

(xii)          non-recurring fees and transaction expenses not capitalized and incurred in connection with any unconsummated Permitted Acquisition in an aggregate amount not to exceed $600,000 in any trailing twelve month period, plus

(xiii)        indemnification expenses that are actually reimbursed in cash by a third party and documented with notification to the Administrative Agent, plus

(xiv)        expenses incurred to replace or repair tangible assets of the Holdings and its Subsidiaries to the extent actually reimbursed or with respect to which Borrowers have determined that a reasonable basis exists for reimbursement (and for which the applicable insurer has not rejected the claim), in each case in cash by third party insurance and only to the extent that such amount is in fact reimbursed within one hundred eighty (180) days of such expenses being incurred (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such one hundred eighty (180) days), plus

(xv)          reasonable and documented integration costs in connection with Permitted Acquisitions in an aggregate amount not to exceed $1,000,000 in any trailing twelve month period, plus

(xvi)        general non-recurring and pro forma synergies, operating improvements, run-rate adjustments, cost savings or restructurings (collectively, “Cost Savings”) of the business of Borrowers resulting from actions of Borrowers already taken and to the extent satisfactory to the Administrative Agent and Borrowers determine in good faith that such Cost Savings are reasonable and are factually supportable, as set forth in a certificate signed by the Senior Officer of the Borrowers or Holdings certifying that (1) such Cost Savings are expected to have a continuing impact and are reasonably identifiable and quantifiable (without duplication of the amount of actual benefits realized during such period from such action) and (2) such Cost Savings are reasonably anticipated to be realized within 12 months; plus

(xvii)      all non-cash charges of the Borrowers and Holdings relating to earn-outs and contingent acquisition consideration or changes in the valuation thereof to the extent related to Permitted Acquisitions; plus

(xviii)    cash proceeds from any business interruption insurance covering lost profits to the extent not already included in the calculation of Consolidated Net Income, plus

(xix)        non-recurring expenses or losses (other than with respect to lost profit, lost revenue or similar losses) attributable to the COVID-19 pandemic or a related epidemiological event in an aggregate amount not to exceed $250,000 during the term of this Agreement, plus

(xx)          other extraordinary, unusual, or non-recurring expenses (including but not limited to consulting fees) or losses not to exceed (1) $850,000 in any trailing twelve month period ending on or prior to December 31, 2022 (or such greater amount to the extent approved in writing by Administrative Agent), and (2) $500,000 in any trailing twelve month period ending after December 31, 2022 (or such greater amount to the extent approved in writing by Administrative Agent), plus

(xxi)        non-recurring transaction fees, expenses and costs (including, without limitation, any of their respective advisors, legal counsels, agents or representatives) incurred in connection with any transactions in the public markets in an aggregate amount not to exceed $250,000 in any Fiscal Year; plus

(xxii)      non-recurring reasonable, documented charges and expenses related to recruiting expenses (including relocation and moving expenses), signing bonuses, severance expenses, restructuring, business separation expenses, office relocation, moving, lease termination and other, related expenses, in an aggregate amount not to exceed $250,000 per fiscal year, plus

(xxiii)    costs and expenses for non-recurring IT related projects and upgrades not to exceed $750,000 (subject to the proviso at the end of this definition) in the aggregate during the term of this Agreement;

minus

(b)     to the extent included in determining the Consolidated Net Income of Holdings and its Subsidiaries, all non-cash gains;

provided, that, notwithstanding anything to the contrary contained herein (1) in no event shall the aggregate amount of addbacks and adjustments set forth in clauses (a)(xv), (a)(xvi), (a)(xix), (a)(xx), (a)(xxii) and (a)(xxiii) (but, solely with respect to clause (a)(xxiii), the only amounts included in such aggregate cap shall be amounts above $250,000) and in calculating Pro Forma EBITDA exceed 25% of Consolidated EBITDA in any period (calculated after giving effect to any such addbacks and adjustments) and (2) in any event, EBITDA shall not include (x) any addback resulting from any lost revenue, earnings, margins or associated costs and expenses due to the COVID-19 pandemic or other similar epidemiological event (other than those expressly set forth in clause (a)(xix) above), (y) any addback with respect to any write-down or write-off of inventory or accounts receivable or (z) any income or reduction in expense attributable to Debt funded under the CARES Act attributed to IAS whether acknowledged as grant income pursuant to IAS 20, or a contribution pursuant to ASC 958-605 or otherwise. Notwithstanding the foregoing, (x) for each calendar month set forth in Schedule 1.1, EBITDA for all purposes shall be deemed to be the amount set forth in Schedule 1.1 opposed such month and (y) for each calendar month set forth in Schedule 1.1(b), EBITDA attributable to RWS shall be deemed to be the amount set forth in Schedule 1.1(b) opposed such month.

“ECF Percentage” means, with respect to the Excess Cash Flow for any Fiscal Year, the following percentages, as applicable: (a) if the Senior Debt to EBITDA Ratio as of the last day of such Fiscal Year is less than 3.50 to 1.00 and Consolidated EBITDA is at least $5,000,000, 25%; and (b) otherwise, 50%.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition; or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any commercial bank, any finance company, any investment fund or other fund that invests in loans, or any Affiliate of any of the foregoing, other than those institutions identified as Ineligible Lenders.

“Environmental Agreement” means each agreement of the Loan Parties with respect to any real estate subject to a Mortgage, pursuant to which Loan Parties agree to indemnify and hold harmless Administrative Agent and Lenders from liability under any Environmental Laws.

“Environmental Claims” means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances or injury to the environment.

“Environmental Laws” means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“Equity Interests” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of that Person’s equity capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations, or any other equivalent of any such ownership interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Erroneous Payment” has the meaning assigned to it in Section 14.16(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 14.16(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 14.16(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 14.16(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 14.16(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events described in Section 13.1.

“Excess Availability” means “Excess Availability” as such term is defined under the ABL Loan Agreement as in effect on the date hereof.

“Excess Cash Flow” means, for any period, the remainder of (a) the sum of (i) EBITDA for such period, plus (ii) any net decrease in net working capital during such period, minus (b) the sum, without duplication, of the following amounts to the extent such payments are permitted under the Loan Documents and are made using Internally Generated Cash:

(i)                scheduled repayments of principal of all funded debt for borrowed money (other than (x) payments of revolving Debt that do not include a dollar-for-dollar commitment reduction and (y) payments of principal on the Closing Date Seller Note and any other unsecured subordinated promissory note issued in connection with a Permitted Acquisition or other Acquisition permitted hereunder) made during such period, plus

(ii)              unfinanced Capital Expenditures, plus

(iii)           to the extent added back to Consolidated Net Income in the determination of EBITDA, all income, profits and franchise taxes paid in cash, during such period, net of tax refunds, plus

(iv)            to the extent added back to Consolidated Net Income in the determination of EBITDA, all Interest Expense (including losses on hedging obligations) paid in cash by the Holdings and its Subsidiaries during such period net of interest income, plus

(v)              to the extent added back to Consolidated Net Income in the determination of EBITDA, non-recurring transaction fees, expenses and costs paid in cash during such period to Administrative Agent and the Lenders in connection with any amendment to or consent or waiver under this Agreement, plus

(vi)            to the extent added back to Consolidated Net Income in the determination of EBITDA, transaction expenses paid in cash not capitalized and incurred on or prior to the Closing Date or within one hundred eighty (180) days after the Closing Date in connection with this Agreement or the Closing Date Transactions, plus

(vii)          any net increase in net working capital during such period, plus

(viii)       the unfinanced portion of the purchase price (including, the unfinanced portion of any earn-out or other similar deferred purchase price obligation as and when made) paid in cash of any Permitted Acquisition, plus

(ix)            non-cash addbacks to EBITDA for prior periods to the extent paid in cash during such period, plus

(x)              any other expenses to the extent paid in cash and added back to Consolidated Net Income in the determination of EBITDA, plus

(xi)            to the extent added back to Consolidated Net Income in the determination of EBITDA, non-recurring transaction fees, expenses and costs (including, without limitation, any of their respective advisors, legal counsels, agents or representatives) incurred in connection with any transactions in the public markets, plus

(xii)          unrealized Cost Savings to the extent added back to Consolidated Net Income in the determination of EBITDA.

For the avoidance of doubt, Excess Cash Flow shall exclude the portion of EBITDA that is attributable to any Person or line of business acquired pursuant to a Permitted Acquisition and that accrues prior to the closing date of such Permitted Acquisition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Collateral” is defined in the Guaranty and Collateral Agreement.

“Excluded Deposit Accounts” means (i) deposit accounts the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of any of the Loan Parties and their Subsidiaries and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 on behalf of or for the benefit of employees of any of the Loan Parties and their Subsidiaries; (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts, trust accounts, and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of any of the Loan Parties and their Subsidiaries and (iii) solely for the first 30 days following the Closing Date, the deposit account owned by Landfill Diversion Innovations, L.L.C. and held at Capital One with account number 00005732385225 so long as the cash balance in such account does not exceed $50,000 at any time.

“Excluded Subsidiary” means any Subsidiary that is prohibited by requirements of applicable law, any contractual obligation or any organizational document (to the extent such contractual restriction exists on the Closing Date or on the date such Subsidiary becomes a direct or indirect Subsidiary of Holdings and not entered into in contemplation thereof or for the purposes of circumventing the requirements of the Loan Documents) from guaranteeing the Obligations or which would require approval, consent, license or authorization from a Governmental Authority (unless such approval, consent, license or authorization is received).

“Excluded Taxes” means, with respect to any payment made to Administrative Agent, any Lender, or any other Person pursuant to the terms of this Agreement, the following: (a) Taxes based upon, or measured by, the recipient’s overall net income, overall net receipts, or overall net profits (including franchise Taxes imposed in lieu of any such Taxes and branch profits Taxes), in each case, that are (i) Other Connection Taxes, (ii) imposed in a jurisdiction in which the relevant recipient is organized, (iii) imposed in a jurisdiction in which the relevant recipient’s principal office is located, or (iv) imposed in a jurisdiction in which the relevant recipient’s lending office (or branch) in respect of which payments under this Agreement are made is located; and (b) any United States federal withholding Taxes imposed under FATCA.

“Exit Fee” is defined in the Agent Fee Letter.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, a fluctuating interest rate equal for each day during the applicable period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if that rate is not so published for any day which is a Business Day, the average of the quotations for that day on those transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent. Administrative Agent’s determination of the Federal Funds Rate will be binding and conclusive absent manifest error.

“Financial Statements” means, collectively, (i) the audited financial statements of Holdings and its Subsidiaries and of Green Remedies for the fiscal year ending December 31, 2019 and (ii) the unaudited balance sheets and related statements of income and cash flows of Holdings and its Subsidiaries and Green Remedies for the Fiscal Quarter ended June 30, 2020 and the fiscal month ended August 30, 2020.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year, which period is the 3-month period ending on the last day of each of March, June, September, and December of each year.

“Fiscal Year” means the fiscal year of Holdings, which period will be the 12-month period ending on the last day of December of each year.

“Fixed Charge Coverage Ratio” means, for any period, the ratio for such period of (a) (1) EBITDA, minus (2) the sum of (A) income taxes paid or payable in cash by Holdings and its Subsidiaries and (B) all Capital Expenditures paid for with Internally Generated Cash, to (b) the sum for such period of (i) cash Interest Expense, plus (ii) scheduled principal payments of Debt (excluding earn-out payments) plus (iii) Restricted Payments, other than earn-out payments, paid in cash. For the purposes of determining the applicable amount described in clauses (a)(2)(A) and (b) above, for any period ending prior to the first anniversary of the Closing Date, such amount shall be equal to the applicable amount paid (or, in the case of taxes, taxes payable or accrued) from the Closing Date through the date of determination multiplied by a fraction, the denominator of which is the number of days from the Closing Date through the date of determination and the numerator of which is 365 days (i.e., such amounts shall be annualized). For the purposes of determining the applicable amount described in clause (b)(i) above, for any period ending prior to the first anniversary of the Third Amendment Effective Date, such amount shall be equal to the applicable amount paid from the Third Amendment Effective Date through the date of determination multiplied by a fraction, the denominator of which is the number of days from the Third Amendment Effective Date through the date of determination and the numerator of which is 365 days (i.e., such amounts shall be annualized). For the purposes of determining the applicable amount described in clause (b)(ii) above, for any monthly period ending prior to the first anniversary of the Third Amendment Effective Date, such amount attributable to scheduled principal payments of the Term C Loans shall be deemed to be $28,333.33.

“Floor” means a rate of interest equal to 1.00%.

“Fourth Amendment Effective Date” means December 2, 2022.

“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

“Green Remedies” is defined in the recitals of this Agreement.

“Guarantor” means Holdings and each other Person that guarantees the Obligation of the Borrowers.

“Guaranty” means each guaranty executed and delivered by any Guarantor, together with any joinders thereto and any other guaranty agreement executed by a Guarantor, in each case in form and substance satisfactory to Administrative Agent. The Guaranty and Collateral Agreement is a Guaranty.

“Guaranty and Collateral Agreement” means the Guaranty and Collateral Agreement dated as of the date of this Agreement executed and delivered by each Loan Party, together with any joinders thereto and any other guaranty and collateral agreement executed by a Loan Party, in each case in form and substance reasonably satisfactory to Administrative Agent.

“Hazardous Substances” means hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical, or other substance regulated by any Environmental Law.

“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement, collar agreement, spot foreign exchange, forward foreign exchange, foreign exchange option (or series of options) and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability of that Person under any Hedging Agreement determined (a) for any date on or after the date that Hedging Agreement has been closed out and termination value determined in accordance therewith, using that termination value; and (b) for any date prior to the date referenced in clause (a), using the amount determined as the mark-to-market value for that Hedging Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in that Hedging Agreement.

“Holdings” is defined in the introductory clause of this Agreement.

“Incremental Cap” is defined in Section 2.1.2.

“Incremental Commitment” is defined in Section 2.1.2.

“Incremental Effective Date” is defined in Section 2.1.2.

“Incremental Facility” is defined in Section 2.1.2.

“Incremental Loan” is defined in Section 2.1.2.

“Indemnified Liabilities” is defined in Section 15.17.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Ineligible Lenders” means (a) those Persons set forth on Schedule 1.2, (b) any Competitor designated by the Borrower Representative (specifying such Competitor’s exact legal name) as an “Ineligible Lender” in a written notice (including an update to Schedule 1.2) that has been approved by the Administrative Agent in its reasonable discretion after the effectiveness of this Agreement and not less than five (5) Business Days prior to such date of determination, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans and/or Commitments as permitted herein and (c) any Affiliate of an Ineligible Lender described in clauses (a) and (b) of this definition that, without independent verification, investigation, or inquiry, is easily and obviously identifiable as an affiliate of such Person on the basis of its name; provided that, notwithstanding anything to the contrary in this definition, any bank or other financial institution, any Person that is a bona fide debt, equity, or asset investment entity, any other Person that makes, purchases, holds, manages, advises, or trades any debt, equity, or asset investments in the ordinary course of business, Administrative Agent and its Affiliates and/or Related Funds, any Person that merely has an economic interest in any “Ineligible Lender” but has not been designated as an “Ineligible Lender” hereunder, and any Person that Company has removed from its status as an “Ineligible Lender” in any written notice approved by Administrative Agent and delivered to Lenders from time to time, are, in each case, hereby excluded from this definition; provide, that, no Person shall be an Ineligible Lender to the extent a Specified Event of Default has occurred and is continuing.

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of a Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief, or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for that Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Intellectual Property Security Agreement” is used as defined in the Guaranty and Collateral Agreement.

“Interest Expense” means, for any period, as determined in accordance with GAAP, the consolidated interest expense of Holdings and its Subsidiaries for that period (including all imputed interest on Capital Leases).

“Interest Period” means, as to any Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Notice of Borrowing; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Termination Date and (iv) no tenor that has been removed from this definition pursuant to Section 8.7.4 shall be available for specification in such Notice of Borrowing. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“Internally Generated Cash” means, with respect to any period, any cash of Holdings or any Subsidiary generated during such period as a result of such Person’s operations, excluding Net Cash Proceeds, Other Receipts, any cash generated from any issuance of Equity Interests (or cash generated from cash contributions to Holdings or any Subsidiary) and any cash proceeds received from an incurrence of Debt (other than cash proceeds of revolving loans under the ABL Loan Agreement) or any other liability.

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Equity Interest, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of that other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

“Joint Liability Payment” is defined in Section 16.6.

“Lender” is defined in the introductory clause of this Agreement.

“Lender Party” is defined in Section 15.17.

~~“LIBOR” means the higher of (a) the offered rate for deposits in U.S. dollars in the London interbank market for a one-month interest period publicly quoted from time to time by The Wall Street Journal (the “LIBOR Screen Rate”), as of 11:00 a.m. (London time) on the day which is two (2) business days prior to the first day of such month (which shall not be less than 0% per annum) and (b) one percent (1.00%) per annum. If the Service shall no longer report LIBOR interest rates, or such interest rates cease to exist, such rate will be the rate of interest per annum, as determined in good faith by the Administrative Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such one-month period by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for such interest period for the applicable principal amount on such date of determination.~~

~~“LIBOR Determination Date” means, with respect to each LIBOR Loan, the date that is two Business Days before the date of initial advance of that LIBOR Loan; and (b) each subsequent date that is two Business Days before the last Business Day of each month occurring while that LIBOR Loan is outstanding.~~

~~“LIBOR Loan” means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.~~

~~“LIBOR Office” means, with respect to any Lender, the office or offices of that Lender which will be making or maintaining the LIBOR Loans of that Lender under this Agreement. A LIBOR Office of any Lender may be, at the option of that Lender, either a domestic or foreign office.~~

~~“LIBOR Rate” means the rate per annum equal to (i) LIBOR on each LIBOR Determination Date divided by (ii) a number determined by subtracting from 1.00 the then-stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by Administrative Agent in its sole and absolute discretion (including by way of substituting an alternative interest rate benchmark in the event that the LIBOR Rate is no longer available).~~

~~“LIBOR Screen Rate” is defined in the definition of LIBOR.~~

~~“LIBOR Successor Rate” is defined in Section 8.2.~~

~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definitions of Base Rate, Business Day, LIBOR Determination Date, LIBOR Rate and LIBOR Screen Rate, the timing and frequency of determining rates and making payments of interest and other related defined terms and provisions and administrative matters as may be necessary and appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower Representative).~~

“Lien” means, with respect to any Person, any interest granted by that Person in any real or personal property, asset, or other right owned or being purchased or acquired by that Person (including an interest in respect of a Capital Lease) that secures payment or performance of any obligation and includes any mortgage, lien, encumbrance, title retention lien, charge, or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process, or otherwise.

“Loan Account” means an account maintained under this Agreement by Administrative Agent on its books of account, and with respect to Borrowers, in which Borrowers will be charged with all Loans made to, and all other Obligations incurred by, any of the Borrowers.

“Loan Documents” means this Agreement, the Notes, the Agent Fee Letter, each Collateral and Diligence Questionnaire, the Collateral Documents, the ABL Intercreditor Agreement, and all documents, instruments, and agreements delivered in connection with the foregoing, as any of the foregoing are amended or modified in accordance with their respective terms, excluding the Warrants, the Warrant Letter Agreement and any other documents related solely thereto.

“Loan Party” means each Borrower and each Guarantor.

“Loan” or “Loans” means, as the context may require, any of the Term Loans.

“Margin Stock” means any “margin stock” as defined in Regulation U.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, profitability, or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document, (c) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or the ability of Administrative Agent to enforce or collect any Obligations or to realize upon any material portion of the Collateral, or (d) cancellation or termination of the agreements referenced in clauses (a) and (b) of the definition of “Voting Agreements”, other than by their terms.

“Material Contract” means, with respect to any Person, (a) the Related Agreements; (b) each contract or agreement to which that Person or any of its Subsidiaries is a party involving a customer of such Person that generates 15% or more of consolidated gross profit for such Person or its Subsidiaries in any Fiscal Year; (c) the Voting Agreements and (d) all other contracts or agreements as to which the breach, nonperformance, cancellation, or failure to renew by any party could reasonably be expected to have a Material Adverse Effect.

“Monroe Capital” is defined in the introductory clause of this Agreement.

“Mortgage” means a mortgage, deed of trust, leasehold mortgage or similar instrument granting Administrative Agent a Lien on real property of any Loan Party.

“Mortgage-Related Documents” means with respect to any real property subject to a Mortgage, the following, in form and substance satisfactory to Administrative Agent: (a) a mortgagee title policy (or binder therefor) covering Administrative Agent’s interest under the Mortgage, in a form and amount and by an insurer acceptable to Administrative Agent, which must be fully paid on that effective date; (b) all assignments of leases, estoppel letters, attornment agreements, consents, waivers, and releases as Administrative Agent reasonably requires with respect to other Persons having an interest in the real estate; (c) a current, as-built survey of the real estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Administrative Agent; (d) a life-of-loan flood hazard determination and, if the real estate is located in a flood plain, an acknowledged notice to borrower and flood insurance in an amount, with endorsements and by an insurer acceptable to Administrative Agent; (e) a current appraisal of the real estate, prepared by an appraiser acceptable to Administrative Agent, and in form and substance satisfactory to Required Lenders; (f) an environmental assessment, prepared by environmental engineers acceptable to Administrative Agent, and accompanied by all reports, certificates, studies, or data as Administrative Agent reasonably requires, which must all be in form and substance satisfactory to Required Lenders; and (g) an Environmental Agreement and all other documents, instruments, or agreements as Administrative Agent reasonably requires with respect to any environmental risks regarding the real estate.

“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Borrower or any other member of the Controlled Group may have any liability.

“Net Cash Proceeds” means:

(a)              with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to that Asset Disposition net of (i) the direct costs relating to that sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees); (ii) taxes paid or reasonably estimated by Borrowers to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to that Asset Disposition (other than the Loans);

(b)              with respect to any issuance of Equity Interests, the aggregate cash proceeds received by any Loan Party pursuant to that issuance, net of the direct costs relating to that issuance (including sales and underwriters’ commissions); and

(c)               with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to that issuance, net of the direct costs of that issuance (including up-front, underwriters’ and placement fees).

“Non-Consenting Lender” is defined in Section 15.1(j).

“Non-U.S. Lender” is defined in Section 7.6.4.

“Note” means a promissory note substantially in the form of Exhibit A.

“Notice of Borrowing” is defined in Section 2.2.2(a).

“Obligations” means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document, including Attorney Costs, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“OFAC” is defined in Section 9.30.

“Operating Lease” means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

“Other Connection Taxes” means, with respect to any recipient of any payment under the Loan Documents, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

“Other Receipts” means any cash received by or paid to or for the account of any Loan Party consisting of (a) representation and warranty insurance in connection with an acquisition, (b) escrow amounts released in connection with an acquisition, and (c) any purchase price adjustment received in connection with any purchase.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under this Agreement or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents, but excluding Excluded Taxes.

“Participant” is defined in Section 15.6.2.

“Participant Register” is defined in Section 15.6.2.

“Patriot Act” is defined in Section 15.16.

“Payment in Full” means (a) the payment in full in cash of all Loans and other Obligations, other than contingent indemnification obligations for which no claims have been asserted; (b) the termination of all Commitments; and (c) the release of any claims of the Loan Parties against Administrative Agent and Lenders arising on or before the payment date.

“Payment Conditions” means, with respect to any applicable transaction, (i) no Default or Event of Default shall exist immediately after giving effect to such transaction, (ii) the average of the Excess Availability amounts (calculated on a pro forma basis to include the making of any Loans in connection with such transaction or any credit extensions under the ABL Loan Agreement) for each Business Day in the thirty (30) day period prior to such transaction shall be greater than or equal to the greater of (x) $3,000,000 and (y) 20% of the Line Cap (as defined under the ABL Loan Agreement), (iii) Excess Availability (calculated as set forth above) on the date of such proposed transaction shall be greater than or equal to the greater of (x) $3,000,000 and (y) 20% of the Line Cap (as defined under the ABL Loan Agreement), (iv) the Fixed Charge Coverage Ratio (calculated on a pro forma basis after giving effect to such transaction) for the most recently ended trailing twelve calendar month period shall not be less than 1.10 to 1.00 (but, solely for purposes of determining whether payments on the Closing Date Seller Note are permitted, the minimum Fixed Charge Coverage Ratio required under such Section shall be 1.25 to 1.00), (v) before and after giving effect to such transaction, the Loan Parties are in compliance with each of the financial covenants set forth in Section 11.12 as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 10.1.2(b) and (vi) so long as the ABL Obligations have not been paid in full and the ABL Loan Agreement and the commitments hereunder have terminated, the “Payment Conditions” as defined in the ABL Loan Agreement have been satisfied.

“Payment Recipient” has the meaning assigned to it in Section 14.16(a).

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan,” as that term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which any Borrower or any Subsidiary (including any contingent liability of any member of Borrowers’ Controlled Group) may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Periodic Term SOFR Determination Day” has the meaning assigned to it in the definition of “Term SOFR”.

“Permitted Acquisition” means any Acquisition by any Borrower where:

(a)              the business, division or assets acquired are for use, or the Person acquired is engaged, in the same or a related, adjacent or vertically integrated line of business engaged in by the Loan Parties on the Closing Date;

(b)              immediately before and after giving effect to that Acquisition, no Default or Event of Default exists;

(c)               the aggregate consideration (cash and non-cash) to be paid by the Loan Parties (including any Debt assumed or issued in connection therewith, the maximum amount payable in connection with any deferred purchase price obligation (including any earn-out obligation) and the value of any Equity Interests of any Loan Party issued to the seller in connection with that Acquisition) in connection with (i) that Acquisition (or any series of related Acquisitions) is less than $15,000,000, and (ii) all Acquisitions is less than $52,500,000; provided, that the consideration paid in connection with the RWS Acquisition shall be excluded for purposes of the foregoing clauses (c)(i) and (c)(ii);

(d)              the Senior Net Leverage Ratio on a pro forma basis immediately after giving effect to that Acquisition does not exceed (A) the maximum Senior Net Leverage Ratio permitted under Section 11.12 for the most recently ended Fiscal Quarter immediately prior to that Acquisition minus (B) 0.25; provided, however, that, notwithstanding the foregoing, (x) with respect to the Permitted Acquisition to be funded with the proceeds of the Term B Loan, the Term B Loan Leverage Condition shall apply rather than this clause (d), and (y) with respect to the Permitted Acquisition to be funded with the proceeds of the Term D Loan, the Term D Loan Leverage Condition shall apply rather than this clause (d);

(e)              in the case of the Acquisition of any Person, that Acquisition is non-hostile and the board of directors or similar governing body of that Person has approved that Acquisition;

(f)                not less than 15 Business Days prior to that Acquisition (or any later date approved by Administrative Agent in its sole discretion), Administrative Agent has received an acquisition summary with respect to the Person and/or business, division or assets to be acquired, which summary must include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12-month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and Borrowers’ calculation of pro forma Consolidated EBITDA relating thereto;

(g)              not less than five Business Days prior to that Acquisition (or any later date approved by Administrative Agent in its sole discretion), Administrative Agent has received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with that Acquisition together with all lien search reports and lien release letters and other documents as Administrative Agent reasonably requires to evidence the termination of Liens on the assets, business, or division to be acquired;

(h)              Borrowers’ computation of pro forma Consolidated EBITDA is reasonably satisfactory to Administrative Agent;

(i)                the business, division, assets or Person acquired generated positive EBITDA (calculated in a manner acceptable to Administrative Agent) for each of the twelve calendar months immediately preceding that Acquisition;

(j)                the Loan Parties shall have satisfied the Payment Conditions after giving effect to that Acquisition;

(k)              Borrower Representative has provided Administrative Agent with pro forma forecasted balance sheets, profit and loss statements, and cash flow statements of Holdings and its Subsidiaries, all prepared on a basis consistent with Holdings’ and its Subsidiaries’ historical financial statements, subject to adjustments to reflect projected consolidated operations following the Acquisition;

(l)                Borrower Representative has provided Administrative Agent with reasonable calculations evidencing that on a pro forma basis created by adding the historical combined financial statements of Holdings and its Subsidiaries (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the entity to be acquired (or the historical financial statements related to the division, business or assets to be acquired) pursuant to the Acquisition, subject to adjustments to reflect projected consolidated operations following the Acquisition, Holdings and its Subsidiaries are projected to be in compliance with the financial covenants for each of the twelve months ended one year after the proposed date of consummation of that Acquisition;

(m)           the provisions of Section 10.9 have been satisfied, including, without limitation, simultaneously with the closing of that Acquisition, the target company (if that Acquisition is structured as a purchase of equity) or a Borrower (if that Acquisition is structured as a purchase of assets or a merger and a Borrower is the surviving entity) executes and delivers to Administrative Agent (i) all documents necessary to grant to Administrative Agent a first-priority Lien (subject to the terms of the ABL Intercreditor Agreement) in all of the assets of each of the target company or surviving company and its Subsidiaries, subject to the terms of the ABL Intercreditor Agreement, each in form and substance reasonably satisfactory to Administrative Agent, and (ii) an unlimited Guaranty of the Obligations, or at the option of Administrative Agent in Administrative Agent’s absolute discretion, a joinder agreement satisfactory to Administrative Agent in which each of the target company or surviving company and its Subsidiaries becomes a borrower under this Agreement and assumes primary joint and several liability for the Obligations;

(n)              if the Acquisition is structured as a merger, a Borrower will be the surviving entity;

(o)              Administrative Agent has received a copy of the proposed capital structure after giving pro forma effect to such Acquisition;

(p)              to the extent readily available to Borrowers, Borrower Representative has provided Administrative Agent with all other information with respect to that Acquisition as reasonably requested by Administrative Agent (including, without limitation, all third-party due-diligence reports and quality-of-earnings reports); and

(q)              concurrently with the consummation of that Acquisition, a Senior Officer of the Borrower Representative shall have delivered to the Administrative Agent a certificate stating that the foregoing conditions in this definition have been satisfied.

“Permitted Lien” means a Lien expressly permitted under this Agreement pursuant to Section 11.2.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Prime Rate” means, for any day, the rate of interest in effect for that day equal to the prime rate in the United States as reported from time to time in The Wall Street Journal (or other authoritative source selected by Administrative Agent in its sole discretion), or as Prime Rate is otherwise determined by Administrative Agent in its sole and absolute discretion. Administrative Agent’s determination of the Prime Rate will be conclusive, absent manifest error. Any change in the Prime Rate will take effect at the opening of business on the day of that change. In the event The Wall Street Journal (or any other authoritative source) publishes a range of “prime rates,” the Prime Rate will be the highest of the “prime rates.”

“Proceeding” means any investigation, inquiry, litigation, review, hearing, suit, claim, audit, arbitration, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental authority or arbitrator.

“Pro Rata Share” means:

(a)       with respect to a Lender’s obligation to make a Term A Loan and receive payments of interest, fees, and principal with respect thereto, (i) prior to the Term A Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (A) that Lender’s Term A Loan Commitment plus the unpaid principal amount of that Lender’s Term A Loans, by (B) the aggregate Term A Loan Commitment of all Lenders plus the unpaid principal amount of all Term A Loans of all Lenders; and (ii) from and after the time the Term A Loan Commitment has been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate unpaid principal amount of that Lender’s Term A Loans by (B) the aggregate unpaid principal amount of all Term A Loans;

(b)       with respect to a Lender’s obligation to make Term B Loans and receive payments of interest, fees, and principal with respect thereto, (i) prior to the Term B Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (A) that Lender’s Term B Loan Commitment plus the unpaid principal amount of that Lender’s Term B Loans, by (B) the aggregate Term B Loan Commitment of all Lenders plus the unpaid principal amount of all Term B Loans of all Lenders; and (ii) from and after the time the Term B Loan Commitment has been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate unpaid principal amount of that Lender’s Term B Loans by (B) the aggregate unpaid principal amount of all Term B Loans;

(c)       with respect to a Lender’s obligation to make a Term C Loan and receive payments of interest, fees, and principal with respect thereto, (i) prior to the Term C Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (A) that Lender’s Term C Loan Commitment plus the unpaid principal amount of that Lender’s Term C Loans, by (B) the aggregate Term C Loan Commitment of all Lenders plus the unpaid principal amount of all Term C Loans of all Lenders; and (ii) from and after the time the Term C Loan Commitment has been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate unpaid principal amount of that Lender’s Term C Loans by (B) the aggregate unpaid principal amount of all Term C Loans;

(d)       with respect to a Lender’s obligation to make Term D Loans and receive payments of interest, fees, and principal with respect thereto, (i) prior to the Term D Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (A) that Lender’s Term D Loan Commitment plus the unpaid principal amount of that Lender’s Term D Loans, by (B) the aggregate Term D Loan Commitment of all Lenders plus the unpaid principal amount of all Term D Loans of all Lenders; and (ii) from and after the time the Term D Loan Commitment has been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate unpaid principal amount of that Lender’s Term D Loans by (B) the aggregate unpaid principal amount of all Term D Loans;

(e)       with respect to a Lender’s obligation to make Incremental Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (A) the aggregate unpaid principal amount of that Lender’s Incremental Loans by (B) the aggregate unpaid principal amount of all Incremental Loans; and

(f)       with respect to all other matters as to a particular Lender, (i) prior to the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) that Lender’s Term A Loan Commitment plus the aggregate unpaid principal amount of that Lender’s Term A Loans plus that Lender’s Term B Loan Commitment plus the aggregate unpaid principal amount of that Lender’s Term B Loans plus that Lender’s Term C Loan Commitment plus the aggregate unpaid principal amount of that Lender’s Term C Loans plus that Lender’s Term D Loan Commitment plus the aggregate unpaid principal amount of that Lender’s Term D Loans, by (B) the Term A Loan Commitment of all Lenders plus the aggregate unpaid principal amount all Term A Loans of all Lenders plus the aggregate Term B Loan Commitment of all Lenders plus the aggregate unpaid principal amount all Term B Loans of all Lenders plus the Term C Loan Commitment of all Lenders plus the aggregate unpaid principal amount all Term C Loans of all Lenders plus the aggregate Term D Loan Commitment of all Lenders plus the aggregate unpaid principal amount all Term D Loans of all Lenders; and (ii) if the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate unpaid principal amount of that Lender’s Term A Loans plus the aggregate unpaid principal amount of that Lender’s Term B Loans plus the aggregate unpaid principal amount of that Lender’s Term C Loans plus the aggregate unpaid principal amount of that Lender’s Term D Loans plus the aggregate unpaid principal amount of that Lender’s Incremental Loans by (B) the aggregate unpaid principal amount of all Term A Loans of all Lenders plus the aggregate unpaid principal amount of all Term B Loans of all Lenders plus the aggregate unpaid principal amount of all Term C Loans of all Lenders plus the aggregate unpaid principal amount of all Term D Loans of all Lenders plus the aggregate unpaid principal amount of all Incremental Loans of all Lenders.

“Protective Advances” is defined in Section 14.15.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 15.22.

“Qualified Equity Interest” means any Equity Interest issued by Holdings (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Regulation D” means Regulation D of the FRB.

“Regulation U” means Regulation U of the FRB.

“Related Agreements” means the Closing Date Acquisition Agreement and all agreements, instruments, and documents executed or delivered in connection with the Closing Date Acquisition Agreement and the Related Transaction.

“Related Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities, that is managed, advised, or administered by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or affiliate of an entity that manages, administers, or advises a Lender.

“Related Transaction” is defined in the recitals of this Agreement.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

“Required Lenders” means, at any time, Lenders whose Pro Rata Shares exceed 50% as determined pursuant to clause (d) of the definition of “Pro Rata Share”; provided that the Pro Rata Shares held or deemed held by, any Defaulting Lender will be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” is defined in Section 11.3.

“RWS” means RWS Facility Services, LLC, a Delaware limited liability company and each of its Subsidiaries.

“RWS Acquisition” means that acquisition by Holdings or its Subsidiaries of all of the issued and outstanding Equity Interests of RWS pursuant to the RWS Acquisition Agreement.

“RWS Acquisition Agreement” means that certain Membership Interest Purchase Agreement, dated as of the Third Amendment Effective Date (as amended, restated, supplemented or otherwise modified as permitted hereunder), by and among Rome Holdings, LLC, M&A Business Consulting, Inc., the other sellers party thereto and Quest Sustainability Services, Inc.

“RWS Acquisition Documents” means the RWS Acquisition Agreement and all agreements, instruments, and documents executed or delivered in connection with the RWS Acquisition.

“SBA PPP Loans” means all the one-time loans (and any potential future loans under such similar program) obtained by any of the Borrowers incurred under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act) under the Small Business Act, as amended.

~~“Scheduled Unavailability Date” means the specific date the administrator of the LIBOR Screen Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans.~~

“SEC” means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

“Senior Officer” means, with respect to any Loan Party, any of the president, chief executive officer, the chief financial officer, or the treasurer of that Loan Party.

“Senior Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Senior Debt as of such date to (b) Consolidated EBITDA for the most recently ended twelve month period, and if such date is not the last day of a Fiscal Quarter, for the most recently ended twelve month period for which financials have been delivered.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Specified Event of Default” means any Event of Default pursuant to Sections 13.1.1, 13.1.4 or 13.1.5 (but in the case of Section 13.1.5, solely with respect to a failure to comply with the provisions of Sections 10.1.1, 10.1.2, 10.1.3 and 11.12).

“Specified Financial Covenant” is defined in Section 13.4(a).

“Specified Financial Covenant Default” is defined in Section 13.4(a).

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company, or other entity of which that Person owns, directly or indirectly, outstanding Equity Interests having more than 50% of the ordinary voting power for the election of directors or other managers of that corporation, partnership, limited liability company, or other entity. Unless the context otherwise requires, each reference to Subsidiaries in this Agreement refers to Subsidiaries of Holdings.

“Supported QFC” has the meaning assigned to such term in Section 15.22.

“Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges, similar fees or withholdings imposed under applicable law and/or by any governmental authority that are in the nature of a tax, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to any of the foregoing.

“Term A Loan” is defined in Section 2.1.1(a).

“Term A Loan Commitment” means, as to any Lender, that Lender’s commitment to make Term A Loans under this Agreement. The amount of each Lender’s Term A Loan Commitment as of the Closing Date is set forth on Annex A. As of the Closing Date, the aggregate amount of the Term A Loan Commitments of all Lenders was $11,500,000.

“Term B Loan” is defined in Section 2.1.1(b).

“Term B Loan Availability Period” means the period (i) beginning on and including the day after the Closing Date and (ii) ending on and including the earlier of (A) the date the aggregate Term B Loan Commitments are reduced to zero and (B) December 15, 2021.

“Term B Loan Commitment” means, as to any Lender, that Lender’s commitment to make Term B Loans under this Agreement. The amount of each Lender’s Term B Loan Commitment as of the Closing Date is set forth on Annex A. The initial aggregate amount of the Term B Loan Commitments of all Lenders is $12,500,000.

“Term B Loan Leverage Condition” means, upon the incurrence of any Term B Loans, after giving effect to such incurrence on a pro forma basis for the most recently completed trailing twelve month period for which financial statements have been delivered under Section 10.1.2(b) (1) the Senior Net Leverage Ratio shall not exceed 3.60 to 1.00 and (2) the Borrowers shall be in compliance with the other financial covenants set forth in Section 11.12; provided, that (x) in no event shall the proceeds of any Term B Loans be netted in calculating the foregoing Senior Net Leverage Ratio and (y) solely for the purposes of calculating the Term B Loan Leverage Condition, the Senior Net Leverage Ratio will be measured without giving effect to any leverage incremental to the stated level for the applicable test period.

“Term B Loan Unused Fee” is defined in Section 5.1.1.

“Term C Loan” is defined in Section 2.1.1(c).

“Term C Loan Commitment” means, as to any Lender, that Lender’s commitment to make Term C Loans under this Agreement. The amount of each Lender’s Term C Loan Commitment as of the Third Amendment Effective Date is set forth on Annex A. The initial aggregate amount of the Term C Loan Commitments of all Lenders is $34,700,000.

“Term D Loan” is defined in Section 2.1.1(d).

“Term D Loan Availability Period” means the period (i) beginning on and including the first Business Day after the Third Amendment Effective Date and (ii) ending on and including the earlier of (A) the date the aggregate Term D Loan Commitments are reduced to zero and (B) March 31, 2023.

“Term D Loan Commitment” means, as to any Lender, that Lender’s commitment to make Term D Loans under this Agreement. The amount of each Lender’s Term D Loan Commitment as of the Third Amendment Effective Date is set forth on Annex A. The initial aggregate amount of the Term D Loan Commitments of all Lenders is $16,000,000.

“Term D Loan Leverage Condition” means, upon the incurrence of any Term D Loans, after giving effect to such incurrence on a pro forma basis for the most recently completed trailing twelve month period for which financial statements have been delivered under Section 10.1.2(b) (1) the Senior Net Leverage Ratio shall not exceed 4.10 to 1.00 and (2) the Borrowers shall be in compliance with the other financial covenants set forth in Section 11.12; provided, that (x) in no event shall the proceeds of any Term D Loans be netted in calculating the foregoing Senior Net Leverage Ratio and (y) solely for the purposes of calculating the Term D Loan Leverage Condition, the Senior Net Leverage Ratio will be measured without giving effect to any leverage incremental to the stated level for the applicable test period.

“Term D Loan Unused Fee” is defined in Section 5.1.2.

“Term Loan” means, as the context may require, any Term A Loan, any Term B Loan, any Term C Loan, any Term D Loan and/or any Incremental Loan.

“Term Loan Priority Collateral” is defined in the ABL Intercreditor Agreement.

“Termination Date” means the earlier to occur of (a) October 19, 2025, or (b) any other date on which the Commitments terminate pursuant to Section 6 or Section 13.

“Termination Event” means, with respect to a Pension Plan that is subject to Title IV of ERISA, the following: (a) a Reportable Event; (b) the withdrawal of any Borrower or any other member of the Controlled Group from that Pension Plan during a plan year in which that Borrower or other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; (c) the termination of that Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of that Pension Plan as a termination under Section 4041 of ERISA; (d) the institution by the PBGC of proceedings to terminate that Pension Plan; or (e) any event or condition that might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, that Pension Plan.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m. (Chicago time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m. (Chicago time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a SOFR Loan, a percentage per annum equal to the percentage set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

Base Rate Loans:

0.11448%

SOFR Loans:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Amendment Effective Date” means December ~~6~~7, 2021.

“Total Plan Liability” means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“Total Senior Debt” means all (a) Debt of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (excluding (u) contingent obligations in respect of Contingent Liabilities (except to the extent constituting (1) Contingent Liabilities in respect of Debt of a Person other than any Loan Party, or (2) Contingent Liabilities in respect of undrawn letters of credit), (v) Debt of any Borrower to any other Loan Party and Debt of any Subsidiary to any Borrower or to any other Subsidiary, (w) any Debt that is unsecured or contractually subordinated to the Obligations in form and substance reasonably satisfactory to the Administrative Agent, (x) obligations with respect to earn-out payments for Permitted Acquisitions until due and payable, and (y) obligations for any leased real property to the extent unsecured and not constituting debt for borrowed money) minus (b) unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries in deposit accounts subject to Control Agreements in favor of the ABL Agent and the Administrative Agent not to exceed $1,000,000 (but excluding, for the avoidance of doubt, the cash proceeds of any Term B Loans, Term D Loans or any Incremental Facilities) as of any applicable date of determination; provided, that for all purposes of calculating the Senior Net Leverage Ratio under the Loan Documents (other than (x) for the avoidance of doubt, calculation of the leverage ratio set forth in Section 12.1.18 and (y) any calculation of the Term B Loan Leverage Condition or Term D Loan Leverage Condition solely to the extent the Borrowers are in compliance with the financial covenant set forth in Section 11.12.2 as of the last day of the most recently ended twelve fiscal month period for which financial statements have been delivered on a pro forma basis and after giving full effect to the Revolver Averaging Mechanic (as defined below)), the amount of outstanding revolving loans under the ABL Loan Agreement for purposes of clause (a) above shall be calculated by taking the average of such outstanding revolving loans at the end of each business day for the trailing ninety (90) day period (or, if prior to the date that is ninety (90) days following the Closing Date, the period from the Closing Date to the date the Senior Net Leverage Ratio is being tested) (the averaging of such outstanding revolving loans, the “Revolver Averaging Mechanic”).

“Type” is defined in Section 2.2.1.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“Unused Fee Rate” means 0.50% per annum.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 15.22.

“Voting Agreements” means (a) that certain Voting Agreement, dated as of April 11, 2019, by and among (i) Mitchell A. Saltz, Jeffery D. Forte, Brian Dick and each of their respective affiliates, (ii) Hampstead Park Capital Management, LLC and (iii) Holdings, (b) that certain Stock Grant Agreement, dated as of the date hereof, by and among Holdings and Green Remedies, in each case, as the same may be amended or otherwise modified as permitted hereunder and (c) any similar agreements or arrangements relating to voting matters and/or affecting the constitution of the board of directors of Holdings.

“Warrant Holder” means Monroe Capital or any of its affiliates or controlled investment vehicles.

“Warrant Letter Agreement” means that certain Letter Agreement, dated as of the date here, by and among Holdings and the Warrant Holder, as amended, restated, supplemented or otherwise modified from time to time as permitted thereunder.

“Warrants” means, collectively (a) that certain Warrant to Purchase Common Stock, dated as of the Closing Date (the “Closing Date Warrant”), issued by Holdings to the Warrant Holder and (b) any further warrant issued by Holdings to the Warrant Holder.

“Withholding Certificate” is defined in Section 7.6.47.6.4.

“Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary all of the Equity Interests of which (except directors’ qualifying Equity Interests) are at the time directly or indirectly owned by that Person and/or another Wholly-Owned Subsidiary of that Person. Unless the context otherwise requires, each reference to Wholly-Owned Subsidiaries refers to Wholly-Owned Subsidiaries of Holdings.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2              Certain Interpretive Provisions.

(a)              The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)              Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)               The term “including” is not limiting and means “including without limitation.”

(d)              In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)              Unless otherwise expressly provided in this Agreement, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments include all subsequent amendments, restatements, supplements, and other modifications thereto, but only to the extent that those amendments, restatements, supplements, and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions amending, replacing, supplementing, or interpreting that statute or regulation.

(f)                This Agreement and the other Loan Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and each is to be performed in accordance with its terms.

(g)              This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Administrative Agent, Borrowers, the Lenders, and the other parties thereto and are the products of all parties. Accordingly, they are not to be construed against Administrative Agent or the Lenders merely because of Administrative Agent’s or Lenders’ involvement in their preparation.

(h)              If any delivery due date specified in Section 10.1 for the delivery of reports, certificates, and other information required to be delivered pursuant to Section 10.1 falls on a day which is not a Business Day, then that due date will be extended to the immediately following Business Day.

(i)                A Default or Event of Default will be deemed to exist at all times during the period commencing on the date that Default or Event of Default occurs to the date on which that Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement, and an Event of Default will “continue” or be “continuing” until that Event of Default has been waived in writing by the Required Lenders.

1.3              Accounting and Other Terms.

(a)              Unless otherwise expressly provided in this Agreement, each accounting term used in this Agreement has the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements and using the same inventory valuation method as used in the Financial Statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in that change, the change is disclosed to Administrative Agent, and Section 11.12 is amended in a manner satisfactory to Administrative Agent to take into account the effects of the change.

(b)              All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined in this Agreement have the same meanings in this Agreement as set forth therein, except that terms used in this Agreement which are defined in the UCC as in effect in the State of New York on the date of this Agreement will continue to have the same meaning notwithstanding any replacement or amendment of that statute except as Administrative Agent may otherwise determine.

(c)               The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers; provided, that the Administrative Agent will not engage in such transactions with the primary purpose of negatively impacting the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.4              Treatment of LLC Division

. Any restriction, condition or prohibition applicable to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term set forth in the Loan Documents shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability companies, including any “Division” or other process or action permitted under Section 18-217 of Title 6 of the Delaware Code, as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable. Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability companies (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person under the Loan Documents (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 2	COMMITMENTS OF THE LENDERS; BORROWING AND CONVERSION PROCEDURES.

2.1              Commitments

. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to Borrowers as follows:

2.1.1                 Term Loan Commitments.

(a)              Each Lender with a Term A Loan Commitment agrees to make a loan to Borrowers (each such loan, a “Term A Loan”) on the Closing Date in that Lender’s Pro Rata Share of the aggregate Term A Loan Commitments of all Lenders. The Commitments of the Lenders to make Term A Loans will expire concurrently with the making of Term A Loans on the Closing Date. As of the Closing Date, Monroe Capital (or its Affiliates and/or Related Funds) will be the sole Lender of the Term A Loan (it being understood that this sentence shall not affect the rights of Monroe Capital to transfer or assign any of its Loans after the Closing Date as otherwise not prohibited hereunder).

(b)              Each Lender with a Term B Loan Commitment agrees to make one or more loans (each such loan, a “Term B Loan”) during the Term B Loan Availability Period in that Lender’s Pro Rata Share of the aggregate amounts that Borrower Representative requests from the Administrative Agent. The aggregate amount of all Term B Loans made will not exceed the aggregate Term B Loan Commitments of all Lenders. The Commitments of the Lenders to make Term B Loans will decrease concurrently with the making of Term B Loans on each applicable borrowing date by an amount equal to the aggregate amount of the Term B Loans made on that borrowing date. The Commitments of the Lenders to make Term B Loans will expire at the end of the Term B Loan Availability Period. As of the Closing Date, Monroe Capital (or its Affiliates and/or Related Funds) will hold all of the Term B Loan (it being understood that this sentence shall not affect the rights of Monroe Capital to transfer or assign any of its Loans after the Closing Date as otherwise not prohibited hereunder).

(c)               Each Lender with a Term C Loan Commitment agrees to make a loan to Borrowers (each such loan, a “Term C Loan”) on the Third Amendment Effective Date in that Lender’s Pro Rata Share of the aggregate Term C Loan Commitments of all Lenders. The Commitments of the Lenders to make Term C Loans will expire concurrently with the making of Term C Loans on the Third Amendment Effective Date. As of the Third Amendment Effective Date, Monroe Capital (or its Affiliates and/or Related Funds) will be the sole Lender of the Term C Loan (it being understood that this sentence shall not affect the rights of Monroe Capital to transfer or assign any of its Loans after the Third Amendment Effective Date as otherwise not prohibited hereunder).

(d)              Each Lender with a Term D Loan Commitment agrees to make one or more loans (each such loan, a “Term D Loan”) during the Term D Loan Availability Period in that Lender’s Pro Rata Share of the aggregate amounts that Borrower Representative requests from the Administrative Agent. The aggregate amount of all Term D Loans made will not exceed the aggregate Term D Loan Commitments of all Lenders. The Commitments of the Lenders to make Term D Loans will decrease concurrently with the making of Term D Loans on each applicable borrowing date by an amount equal to the aggregate amount of the Term D Loans made on that borrowing date. The Commitments of the Lenders to make Term D Loans will expire at the end of the Term D Loan Availability Period. As of the Third Amendment Effective Date, Monroe Capital (or its Affiliates and/or Related Funds) will hold all of the Term D Loan Commitments (it being understood that this sentence shall not affect the rights of Monroe Capital to transfer or assign any of its Loans after the Third Amendment Effective Date as otherwise not prohibited hereunder).

2.1.2                 Incremental Facilities.

(a)              Incremental Requests. The Borrowers may, by written notice to the Administrative Agent, request increases in the Term Loans (each, an “Incremental Commitment” and the term loans thereunder, an “Incremental Loan”; each Incremental Commitment are sometimes referred to herein individually as an “Incremental Facility” and collectively the “Incremental Facilities”) in Dollars; provided that no commitment of any Lender shall be increased without the consent of such Lender. Such notice shall set forth (x) the amount of the Incremental Commitment being requested (which shall be in a minimum amount of $5,000,000 and multiples of $1,000,000 in excess thereof) and which shall not exceed $40,000,000, minus the aggregate amount of the Term C Loans funded on the Third Amendment Effective Date, in the aggregate (the “Incremental Cap”) and (y) the date (an “Incremental Effective Date”) on which such Incremental Facility is requested to become effective (which, unless otherwise agreed by the Administrative Agent, shall not be less than ten (10) Business Days from the date that the Administrative Agent received the request from the Borrower Representative).

(b)              Conditions. No Incremental Facility shall become effective under this Section 2.1.2 unless, after giving effect to such Incremental Facility, the Loans to be made thereunder, and the application of the proceeds therefrom (but without giving effect to any netting of the proceeds thereof):

(i)                after giving pro forma effect to such Incremental Facility and the use of proceeds thereof (and assuming, in the case of an Incremental Facility, that the entire amount of such increase is funded) on the effective date thereof and other pro forma adjustments (including any related acquisitions, dispositions, incurrence and repayment of indebtedness and other transactions to be agreed), (1) no Default or Event of Default shall exist at the time of incurrence of such Incremental Facility, (2) the representations and warranties made by the Loan Parties in the Loan Documents shall be true and correct in all material respects (or in all respects if such representation or warranty contains any materiality qualifier, including references to “material,” “Material Adverse Effect” or dollar thresholds) after giving effect to such Incremental Facility (unless such representation or warranty is expressly made as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (or in all respects if such representation or warranty contains any materiality qualifier, including references to “material,” “Material Adverse Effect” or dollar thresholds) as of such earlier date) and (3) the Borrowers are in compliance with the financial covenants set forth in Section 11.12 as of the last day of the most recently ended twelve fiscal month period for which financial statements have been delivered;

(ii)              the aggregate amount of all Incremental Facilities shall not exceed the Incremental Cap;

(iii)           the proceeds of any Incremental Facility shall be used solely for Permitted Acquisitions as expressly permitted by the existing Lenders;

(iv)            each Incremental Facility shall be on the same terms as those applicable to the existing Term Loans; and

(v)              the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the foregoing.

(c)               Required Amendments. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility, this Agreement and the other Loan Documents shall be amended to the extent (but only to the extent) necessary to reflect the existence of such Incremental Facility and the Loans evidenced thereby, and any joinder agreement or amendment may without the consent of the other Lenders effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effectuate the provisions of this Section 2.1.2. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary in order to establish any Incremental Facility and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of any Incremental Facility, in each case, on terms consistent with this Section. From and after each Incremental Effective Date, the Loans and Commitments established pursuant to this Section 2.1.2 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Collateral Documents to the extent such Loans and Commitments are incurred on a pari passu basis in payment and security with the existing Term Loans. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Liens and security interests granted by the applicable Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Loans and Commitments, including, without limitation, compliance with Section 10.9. In addition, the Administrative Agent shall be entitled to receive such customary legal opinions and/or “know your customer” information as it (on behalf of itself or any Lender) shall reasonably require. Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower Representative, take any and all action as may be reasonably necessary to ensure that all Incremental Loans are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished by allocating a portion of each such Incremental Loan to each outstanding Borrowing of Term Loans that are ~~LIBOR~~SOFR Loans on a pro rata basis. In addition, the scheduled amortization payments under Section 6.4 required to be made after the making of any Incremental Loans shall be ratably increased by the aggregate principal amount of such Incremental Loans for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Term Lenders were entitled before such recalculation.

(d)              Incremental Lenders. Each Incremental Facility will be made available only upon receiving credit commitments from existing Lenders and/or any additional banks, financial institutions and other institutional lenders or investors that will become Lenders in connection therewith that are arranged by and acceptable to the Administrative Agent in its sole discretion. The terms and conditions for any Incremental Facility will be subject to approval by the existing Lenders in their sole discretion and will be subject to, but not limited to, the ongoing compliance with the financial covenants set forth in Section 11.12. For the avoidance of doubt, Incremental Lenders shall not include Ineligible Lenders.

2.2              Loan Procedures.

2.2.1                 Various Types of Loans

. Each Loan may be divided into tranches which are, either a ~~LIBOR~~SOFR Loan or, solely to the extent contemplated in Section 8.2(a) ~~or~~, Section 8.3 or Section 8.7, a Base Rate Loan (each, a “Type” of Loan), as Borrower Representative specifies in the related Notice of Borrowing pursuant to Section 2.2.2. Base Rate Loans and ~~LIBOR~~SOFR Loans may not be outstanding at the same time. All borrowings, conversions, and repayments of Loans will be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all Types of Loans.

2.2.2                 Borrowing Procedures.

(a)              Borrower Representative shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit D to Administrative Agent and each Lender with an applicable Commitment of each proposed borrowing not later than 11:00 a.m. (New York city time) three Business Days prior to the proposed date of that borrowing. Each such notice will be effective upon receipt by Administrative Agent, will be irrevocable, and must specify the date, amount, Interest Period and Type of borrowing (which shall be a ~~LIBOR~~SOFR Loan unless the provision of ~~LIBOR~~SOFR Loans becomes unlawful or is not otherwise available as described in Section 8.2(a) and Section 8.3 and Section 8.7). On the requested borrowing date, each Lender with an applicable Commitment shall provide Administrative Agent with immediately available funds, to Administrative Agent’s Account, covering that Lender’s Pro Rata Share of that borrowing so long as the applicable Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to that borrowing have not been satisfied. After Administrative Agent’s receipt of the proceeds of the applicable Loans from Lenders with applicable Commitments, Administrative Agent shall make the proceeds of those Loans available to Borrowers on the applicable borrowing date by transferring to Borrowers immediately available funds equal to the proceeds received by Administrative Agent. Each borrowing must be on a Business Day. Each borrowing must be in an aggregate amount of at least $2,000,000 and an integral multiple of $500,000. Each Lender shall, upon request of Administrative Agent, deliver to Administrative Agent a list of all Loans made by that Lender, together with all information related thereto as Administrative Agent reasonably requests. Notwithstanding any provision of this Agreement to the contrary, Borrower Representative may not request, and Lenders will not be required to fund, any borrowing of any Loan that is not a ~~LIBOR borrowing~~SOFR Borrowing unless, subject to and as more particularly described in Section 8, ~~LIBOR~~Adjusted Term SOFR is unavailable or unlawful.

(b)              Unless payment is otherwise timely made by Borrowers, Administrative Agent may, at its option, charge when due any Obligations against any operating, investment or other account of any Borrower maintained with Administrative Agent or any of its Affiliates.

2.2.3                 [Reserved].

2.3              Commitments Several

. The failure of any Lender to make a requested Loan on any date will not relieve any other Lender of its obligation (if any) to make a Loan on that date, but no Lender will be responsible for the failure of any other Lender to make any Loan to be made by that other Lender.

2.4              Certain Conditions

. No Lender will have an obligation to make any Loan if an Event of Default or Default exists.

2.5              Defaulting Lenders

. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions will apply for so long as that Lender is a Defaulting Lender:

2.5.1                 Fees will cease to accrue on the unfunded portion of the Term B Loan Commitment and Term D Loan Commitment of the Defaulting Lender pursuant to Section 5.1.

2.5.2                 Any amount payable to a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, or otherwise and including any amount that would otherwise be payable to that Defaulting Lender pursuant to Section 7.5 but excluding Section 8) will, in lieu of being distributed to that Defaulting Lender, be retained by Administrative Agent and, subject to any applicable requirements of law, be applied as follows at such time or times as Administrative Agent determines: (i) first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent under this Agreement; (ii) second, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; (iii) third, if so determined by Administrative Agent and Borrowers, held as cash collateral for future funding obligations of the Defaulting Lender under this Agreement; (iv) fourth, pro rata, to the payment of any amounts owing to Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower or any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and (v) fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction. If any such payment is a prepayment of the principal amount of any Loans and made at a time when the conditions set forth in Section 12.2 are satisfied, then that payment will be applied solely to prepay the Loans of all Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans of any Defaulting Lender.

2.5.3                 No Defaulting Lender will have any right to approve or disapprove any amendment, waiver, consent, or any other action the Lenders or the Required Lenders have taken or may take under this Agreement (including any consent to any amendment or waiver pursuant to Section 15.1), but any waiver, amendment, or modification requiring the consent of all Lenders or each directly affected Lender that affects a Defaulting Lender differently than other affected Lenders will require the consent of that Defaulting Lender.

Section 3	EVIDENCING OF LOANS.

3.1              Notes

. At a Lender’s request the Term Loans of that Lender may be evidenced by a Note, with appropriate insertions, payable to that Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a face principal amount equal to the principal amount of that Lender’s Term Loans plus, in the case of Term B Loans and Term D Loans, the unfunded principal amount of that Lender’s Term B Loan Commitment and Term D Loan Commitment, respectively.

3.2              Recordkeeping

. Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender and each repayment or conversion thereof. The aggregate unpaid principal amount so recorded will be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount will not, however, limit or otherwise affect the Obligations of Borrowers under this Agreement or under any Note to repay the principal amount of the Loans under this Agreement, together with all interest accruing thereon.

Section 4	INTEREST.

4.1              Interest Rates.

4.1.1                 Interest on Loans

. Borrowers agree to pay interest on the unpaid principal amount of each Loan for the period commencing on the date that Loan is made until that Loan is paid in full at a rate per annum equal to the sum of ~~the LIBOR Rate~~Adjusted Term SOFR from time to time in effect plus the Applicable Margin for ~~LIBOR~~SOFR Loans; provided, that if the provision of ~~LIBOR~~SOFR Loans becomes unlawful or unavailable as described in Section 8.2(a) ~~or~~, 8.3 or 8.7, then interest will be payable at a rate per annum equal to the Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans. Notwithstanding anything to the contrary set forth herein, any Loans outstanding as LIBOR Rate Loans (as defined immediately prior to the Fourth Amendment Effective Date) on the Fourth Amendment Effective Date shall remain as LIBOR Rate Loans until the end of the interest period applicable thereto immediately prior to the Fourth Amendment Effective Date, and thereafter shall be converted to SOFR Loans or Base Rate Loans in accordance with the terms of this Agreement.

4.1.2                 Default Rate

. Notwithstanding the foregoing, at any time an Event of Default exists, upon written notice of the Administrative Agent or the Required Lenders, the interest rate applicable to each Loan will be increased by 2.00% during the existence of an Event of Default (and, in the case of Obligations not bearing interest, those Obligations will, during the existence of an Event of Default, bear interest at the highest interest rate applicable to the Loans plus 2.00%), but any such increase may be rescinded by Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, the increase provided for in this Section 4.1.2 will occur automatically. In no event will interest payable by Borrowers to any Lender under this Agreement exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, then that provision will be deemed modified to limit that interest to the maximum rate permitted under that law.

4.1.3                 Interest Payment Dates

. Accrued interest on each Loan is payable in arrears on the first Business Day of each month, upon a prepayment of that Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans will be payable on demand. Each Borrower hereby authorizes Administrative Agent to, and Administrative Agent may, from time to time, charge the Loan Account with the amount of any interest payment due under this Agreement.

4.1.4                 Term SOFR Conforming Changes

. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

4.2              Setting and Notice of ~~LIBOR Rates~~Adjusted Term SOFR

. ~~The LIBOR Rate~~Adjusted Term SOFR will be determined by Administrative Agent. Each determination of the applicable ~~LIBOR Rate~~Adjusted Term SOFR by Administrative Agent will be conclusive and binding upon the parties to this Agreement, absent manifest error.

4.3              Computation of Interest

. Interest will be computed for the actual number of days elapsed on the basis of a year of (a) 360 days for interest calculated at ~~the LIBOR Rate~~Adjusted Term SOFR and (b) 365/366 days for interest calculated at the Base Rate. The applicable interest rate for each Base Rate Loan will change simultaneously with each change in the Base Rate and the applicable interest rate for each ~~LIBOR~~SOFR Loan will change simultaneously with each change in ~~the LIBOR Rate~~Adjusted Term SOFR.

Section	5 FEES.

5.1              Unused Fee.

5.1.1                 Term B Loans

. Borrowers shall pay to Administrative Agent for the account of each Lender with a Term B Loan Commitment (except as provided in Section 2.5) an unused fee (the “Term B Loan Unused Fee”), for the period from the Closing Date to the earlier of (i) the Termination Date or (ii) the last day of the Term B Loan Availability Period, at the Unused Fee Rate in effect from time to time of that Lender’s Pro Rata Share (as adjusted from time to time) of the average daily unused amount of the Term B Loan Commitments. For purposes of calculating usage under this Section 5.1.1, the Term B Loan Commitments will be deemed used when initially drawn. That Term B Loan Unused Fee will be payable in arrears on the first Business Day of each month and on the earlier of the Termination Date or the last day of the Term B Loan Availability Period for any period then ending for which that Term B Loan Unused Fee has not have previously been paid. The Term B Loan Unused Fee will be computed for the actual number of days elapsed on the basis of a year of 360 days.

5.1.2                 Term D Loans

. Borrowers shall pay to Administrative Agent for the account of each Lender with a Term D Loan Commitment (except as provided in Section 2.5) an unused fee (the “Term D Loan Unused Fee”), for the period from the Third Amendment Effective Date to the earlier of (i) the Termination Date or (ii) the last day of the Term D Loan Availability Period, at the Unused Fee Rate in effect from time to time of that Lender’s Pro Rata Share (as adjusted from time to time) of the average daily unused amount of the Term D Loan Commitments. For purposes of calculating usage under this Section 5.1.2, the Term D Loan Commitments will be deemed used when initially drawn. That Term D Loan Unused Fee will be payable in arrears on the first Business Day of each month and on the earlier of the Termination Date or the last day of the Term D Loan Availability Period for any period then ending for which that Term D Loan Unused Fee has not have previously been paid. The Term D Loan Unused Fee will be computed for the actual number of days elapsed on the basis of a year of 360 days.

5.2              Additional Fees

. Borrowers shall pay to Administrative Agent all fees as are mutually agreed to from time to time by Borrowers and Administrative Agent, including the fees set forth in the Agent Fee Letter.

5.3              Applicable Premium and Exit Fee

. Without limiting the generality of Section 5.2, Borrowers shall pay to Administrative Agent, for the sole and separate account of Administrative Agent, each Applicable Premium and Exit Fee in accordance with the Agent Fee Letter.

5.4              Warrants.

5.4.1                 Warrant Original Issue Discount

. The Loan Parties, their Subsidiaries and Administrative Agent acknowledge and agree that the Loans and the Warrants are part of an “investment unit” within the meaning of Section 1273(c)(2) of the Code. The Loan Parties, their Subsidiaries and Administrative Agent agree that for purposes of allocating a portion of the issue price of the investment unit to the Warrants in accordance with Treasury Regulation Section 1.1273-2(h)(1), the fair market value of the Closing Date Warrant is $765,678. The Loan Parties, their Subsidiaries and Administrative Agent agree that any other Warrant issued after the Closing Date to the Warrant Holder shall be valued using the same methodology as the methodology used to value the Closing Date Warrant and such valuation shall be mutually agreeable to the Holdings and the Warrant Holder. The Loan Parties, their Subsidiaries and Administrative Agent agree to file all tax returns consistently with this Section 5.4 and not take any position inconsistent therewith.

Section	6 REDUCTION OR TERMINATION OF COMMITMENTS; PREPAYMENTS; REPAYMENTS.

6.1              Reduction or Termination of Commitments.

6.1.1                 Voluntary Reduction or Termination of the Term B Loan Commitments and/or Term D Loan Commitments

. Borrowers may from time to time on at least five Business Days’ prior written notice from Borrower Representative to Administrative Agent (which shall promptly advise each applicable Lender thereof) permanently reduce the Term B Loan Commitments and/or Term D Loan Commitments. Any such reduction must be in an amount not less than $500,000 or a higher integral multiple of $100,000.

6.1.2                 All Reductions of Commitments

. All reductions of the Term B Loan Commitments will reduce the Term B Loan Commitments ratably among the Lenders according to their respective Pro Rata Shares. All reductions of the Term D Loan Commitments will reduce the Term D Loan Commitments ratably among the Lenders according to their respective Pro Rata Shares.

6.2              Prepayments.

6.2.1                 Voluntary Prepayments

. Borrowers may from time to time prepay the Loans in whole or in part. Borrower Representative shall give Administrative Agent (which shall promptly advise each applicable Lender) notice of any such prepayment not later than (x) 11:00 a.m. (New York city time) on the day of that prepayment (which must be a Business Day) in respect of any Base Rate Loan and (y) 11:00 a.m. (New York city time) on the day three (3) Business Days prior to the date of that prepayment (which must be a Business Day) in respect of any ~~LIBOR~~SOFR Loan, in each case, specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment must be in an amount equal to $500,000 or a higher integral multiple of $100,000 (or such lesser amount equal to the total outstanding Loan).

6.2.2                 Mandatory Prepayments.

(a)              Term Loans. Borrowers shall make a prepayment of the Term Loans until paid in full upon the occurrence of any of the following at the following times and in the following amounts:

(i)                concurrently with the receipt by any Loan Party or its Subsidiaries of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of those Net Cash Proceeds; provided that, at the option of Borrower Representative (as elected by Borrower Representative in writing to Administrative Agent on or prior to the fifth Business Day after the date of receipt of such Net Cash Proceeds), and so long as no Default or Event of Default shall have occurred and be continuing, Borrowers may reinvest all or any portion of such Net Cash Proceeds in long-term assets used or useful in their business (such assets, “Additional Assets”) so long as such reinvestment is made within 180 days after the receipt of such Net Cash Proceeds (as certified by Borrower Representative in writing to Administrative Agent); provided further, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 6.2.2(a)(i) upon the expiration of such applicable period; provided, further, that to the extent that (1) the assets that were subject to the Asset Disposition constituted ABL Priority Collateral or Term Loan Priority Collateral, such Additional Assets shall also constitute ABL Priority Collateral or Term Loan Priority Collateral, respectively (and Borrowers or their Subsidiaries, as the case may be, shall promptly take such action (if any) as may be required to cause that portion of such reinvestment constituting ABL Priority Collateral or Term Loan Priority Collateral, as applicable, to be added to the ABL Priority Collateral or Term Loan Priority Collateral securing the ABL Obligations or the Obligations, as applicable), (2) any such Asset Disposition that consisted of or constituted any portion of Term Loan Priority Collateral, such Net Cash Proceeds shall be applied to the Obligations and (3) any such Asset Disposition is of assets solely constituting ABL Priority Collateral that are required to be applied to the ABL Obligations pursuant to the terms of the ABL Loan Agreement, then the Net Cash Proceeds of such Asset Disposition shall first be applied to the ABL Obligations as required under the ABL Loan Documents and then to the Obligations as required hereunder. To the extent the Net Cash Proceeds of any Asset Disposition are required to be applied to the ABL Obligations under the ABL Loan Agreement or the Intercreditor Agreement, upon the Payment in Full of the ABL Priority Debt (as defined in the ABL Intercreditor Agreement), such Net Cash Proceeds shall be applied to the Obligations as set forth in this Section 6.2.2(a)(i). Prior to entering into any Asset Disposition of assets which constitute Term Loan Priority Collateral, Borrowers shall provide not less than three (3) Business Days’ prior written notice thereof and the proceeds of such Assets Sale shall be deposited a deposit account subject to a Control Agreements whereby Administrative Agent has a first-priority security interest therein. If Administrative Agent does not receive prior written notice that Term Loan Priority Collateral is the subject of an Asset Disposition, then the Loan Parties shall be deemed to have represented and warranted to Administrative Agent on the date such Asset Disposition is consummated that none of the assets subject to such Asset Disposition constitute Term Loan Priority Collateral.

(ii)              concurrently with the receipt by any Loan Party or any of its Subsidiaries of any Net Cash Proceeds from any issuance of Equity Interests of any Loan Party or any of its Subsidiaries, whether in connection with the issuance of any Curative Equity or otherwise (excluding any issuance of Equity Interests (A) pursuant to any employee or director option program, benefit plan or compensation program or agreement, (B) by a Subsidiary to any Borrower or another Subsidiary and (C) the Net Cash Proceeds of which are used substantially concurrently to fund a Permitted Acquisition), in an amount equal to 50% (or, in the case of Net Cash Proceeds in the form of Curative Equity, 100%) of those Net Cash Proceeds; provided, however that if the Senior Net Leverage Ratio is below 3.50 to 1.00, then no prepayment pursuant to this subclause (ii) of the Term Loan shall be required.

(iii)           concurrently with the receipt by any Loan Party or any of its Subsidiaries of any Net Cash Proceeds from any issuance of any Debt of any Loan Party or any of its Subsidiaries (excluding Debt permitted by Section 11.1), in an amount equal to 100% of those Net Cash Proceeds;

(iv)            concurrently with the receipt by any Loan Party or any of its Subsidiaries of any Other Receipts, in an amount equal to 100% of those Other Receipts; provided that, so long as no Default or Event of Default shall have occurred and be continuing, Borrowers may reinvest the first $500,000 of such Other Receipts and up to 50% of any additional Other Receipts in the aggregate over the term of the Agreement in the applicable acquired business so long as such reinvestment is made within 180 days after the receipt of such Other Receipts (as certified by Borrower Representative in writing to Administrative Agent); provided further, that any Other Receipts not so reinvested shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 6.2.2(a)(iv) upon the expiration of such applicable period; and

(v)              within five Business Days after the earlier of (A) the date that Fiscal Year-end financial statements are required to be delivered pursuant to Section 10.1.1, and (B) the date of Borrowers’ actual delivery of Fiscal Year-end financial statements delivered pursuant to Section 10.1.1 (commencing with the Fiscal Year ending on December 31, 2021), in an amount equal to the result of (A) the ECF Percentage of Excess Cash Flow for that Fiscal Year minus (B) the aggregate amount of all voluntary prepayments in respect of the outstanding principal balance of the Term Loan (including any Incremental Loans) made by Borrowers during such Fiscal Year.

6.3              Manner of Prepayments.

6.3.1                 All Prepayments

. Any prepayment of Term Loans is subject to Section 5.3. Other than as specified in the last proviso of Section 6.2.2(a)(i), all prepayments of the Term Loans will be applied ratably to the Term Loans in the inverse order of maturity to the remaining installments thereof (including, without limitation, the final installment thereof). Except as otherwise provided by this Agreement, all principal payments in respect of the Loans will be applied first to repay outstanding Base Rate Loans and then to repay outstanding ~~LIBOR Rate~~SOFR Loans.

6.4              Repayments.

6.4.1                 [Reserved].

6.4.2                 Term A Loans

. Borrowers shall pay the principal amount of each Term A Loan of each Lender as follows: (a) in arrears in quarterly installments equal to 0.25% of the original principal amount of the Term A Loans on the Closing Date, each payable on the first Business Day of each Fiscal Quarter commencing on the first Business Day after the Fiscal Quarter ending December 31, 2020 and (b) a final installment equal to the remaining outstanding principal balance of the Term A Loans, payable on the Termination Date. Unless sooner paid in full, the outstanding principal balance of the Term A Loans must be paid in full on the Termination Date.

6.4.3                 Term B Loans

. Borrowers shall pay the principal amount of each Term B Loan of each Lender as follows: (a) in arrears in quarterly installments equal to 0.25% of the original principal amount of the Term B Loans that have been funded since the Closing Date, each payable on the first Business Day of each Fiscal Quarter, commencing on the first Business Day of the Fiscal Quarter immediately following the Fiscal Quarter in which that Term B Loan is made to any Borrower and (b) a final installment equal to the remaining outstanding principal balance of the Term B Loans, payable on the Termination Date. Unless sooner paid in full, the outstanding principal balance of the Term B Loans must be paid in full on the Termination Date.

6.4.4                 Term C Loans

. Borrowers shall pay the principal amount of each Term C Loan of each Lender as follows: (a) in arrears in quarterly installments equal to 0.25% of the original principal amount of the Term C Loans on the Third Amendment Effective Date, each payable on the first Business Day of each Fiscal Quarter commencing on the first Business Day after the Fiscal Quarter ending March 31, 2022 and (b) a final installment equal to the remaining outstanding principal balance of the Term C Loans, payable on the Termination Date. Unless sooner paid in full, the outstanding principal balance of the Term C Loans must be paid in full on the Termination Date.

6.4.5                 Term D Loans

. Borrowers shall pay the principal amount of each Term D Loan of each Lender as follows: (a) in arrears in quarterly installments equal to 0.25% of the original principal amount of the Term D Loans that have been funded since the Third Amendment Effective Date, each payable on the first Business Day of each Fiscal Quarter, commencing on the first Business Day of the Fiscal Quarter immediately following the Fiscal Quarter in which that Term D Loan is made to any Borrower and (b) a final installment equal to the remaining outstanding principal balance of the Term D Loans, payable on the Termination Date. Unless sooner paid in full, the outstanding principal balance of the Term D Loans must be paid in full on the Termination Date.

Section 7	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1              Making of Payments.

7.1.1                 Borrowers shall make all payments of principal or interest on the Loans, and of all fees, to Administrative Agent in immediately available funds to Administrative Agent’s Account not later than 2:00 p.m. (New York city time) on the date due, and funds received after that time will be deemed to have been received by Administrative Agent on the following Business Day. Borrower shall make all payments to Administrative Agent and the Lenders without set-off, counterclaim, recoupment, deduction, or other defense. Subject to Section 2.5, Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by Administrative Agent for the account of that Lender. Notwithstanding the foregoing, Borrowers shall make all payments under Section 8.1 directly to the Lender entitled thereto.

7.2              Application of Certain Payments.

7.2.1                 So long as no Default or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due will be applied to those scheduled payments and (b) voluntary and mandatory prepayments will be applied as set forth in Sections 6.2 and 6.3.

7.2.2                 Subject to any written agreement among Administrative Agent and the Lenders:

(a)              All payments of principal and interest in respect of outstanding Loans, all payments of fees, and all other payments in respect of any other Obligations, will be allocated by Administrative Agent among Administrative Agent and the Lenders, as applicable, in proportion to their respective Pro Rata Shares or otherwise as provided in this Agreement or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

(b)              After the occurrence and during the continuance of an Event of Default, Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, as follows: (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities, all amounts owed pursuant to Erroneous Payment Subrogation Rights, and other amounts then due and payable to Administrative Agent until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees (other than any Applicable Premium or Exit Fee) and indemnities then due and payable to the Lenders until paid in full; (iii) third, ratably (to Administrative Agent in accordance with Administrative Agent’s outstanding Protective Advances) to pay interest then due and payable in respect of Protective Advances until paid in full; (iv) fourth, ratably (to Administrative Agent in accordance with Administrative Agent’s outstanding Protective Advances) to pay principal of the Protective Advances until paid in full; (v) fifth, ratably to pay the Obligations in respect of any Applicable Premium or Exit Fee then due and payable until paid in full; and (vi) sixth, to the ratable payment of all other Obligations then due and payable.

(c)               For purposes of Section 7.2.2(b), “paid in full” means payment in cash of all amounts owing under the Loan Documents (or, to the extent those Obligations are contingent, to provide cash collateral in respect of those Obligations in a manner and amount reasonably satisfactory to the Administrative Agent) according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after, or that would have accrued but for, the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(d)              In the event of a direct conflict between the priority provisions of this Section 7.2.2 and other provisions contained in any other Loan Document, it is the intention of the parties to this Agreement that all such priority provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 7.2.2 will control and govern.

7.3              Due Date Extension

. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then that due date will be extended to the immediately following Business Day (unless, in the case of a ~~LIBOR~~SOFR Loan, that immediately preceding Business Day is the first Business Day of a month, in which case that due date will be the immediately preceding Business Day), and, in the case of principal, additional interest will accrue and be payable for the period of any such extension.

7.4              Setoff

. Each Borrower, for itself and each other Loan Party, agrees that Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, Administrative Agent and each Lender may apply to the payment of any Obligations of each Borrower and each other Loan Party under this Agreement, whether or not then due, any and all balances, credits, deposits, accounts, or moneys of each Borrower and each other Loan Party then or thereafter with Administrative Agent or that Lender.

7.5              Proration of Payments

. Except as provided in Section 2.5, if any Lender obtains any payment or other recovery (whether voluntary, involuntary, by application of offset, or otherwise), on account of principal of or interest on any Loan (but excluding (i) any payment pursuant to Section 8 or 15.6 and (ii) payments of interest on any Affected Loan) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans, then held by them, then that Lender shall purchase from the other Lenders such participations in the Loans held by them as are necessary to cause that purchasing Lender to share the excess payment or other recovery ratably with each of them, but if all or any portion of the excess payment or other recovery is thereafter recovered from that purchasing Lender, then that purchase will be rescinded and the purchase price restored to the extent of that recovery.

7.6              Taxes.

7.6.1                 All payments under this Agreement or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person will be made by Borrowers free and clear of and without deduction or withholding for, or account of, any Taxes now or hereafter imposed by any taxing authority, except as required by applicable law.

7.6.2                 If Borrowers make any payment under this Agreement or under any other Loan Document in respect of which any Borrower is required by applicable law to deduct or withhold any Indemnified Taxes, then Borrowers shall increase the payment under this Agreement or under any other Loan Document such that after the reduction for the amount of Indemnified Taxes withheld (and any Indemnified Taxes withheld or imposed with respect to the additional payments required under this Section 7.6.2), the amount paid equals the amount that was payable under this Agreement or under any other Loan Document without regard to this Section 7.6.2. To the extent Borrowers withhold any Taxes on payments under this Agreement or under any other Loan Document, Borrowers shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to Administrative Agent within 30 days after Borrowers have made payment to that taxing authority a receipt issued by that taxing authority (or other evidence satisfactory to Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from that payment.

7.6.3                 If any Lender or Administrative Agent or other recipient is required by law to make any payments of any Indemnified Taxes on or in relation to any amounts received or receivable under this Agreement or under any other Loan Document, or any Indemnified Tax is assessed against a Lender or Administrative Agent or other recipient with respect to amounts received or receivable under this Agreement or under any other Loan Document, Borrowers will indemnify that Person against (i) that Indemnified Tax and (ii) any Taxes imposed as a result of the receipt of the payment under this Section 7.6.3. A certificate prepared in good faith as to the amount of any such payment by that Lender or Administrative Agent or other recipient will, absent manifest error, be final, conclusive, and binding on all parties.

7.6.4                 (a) To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Lender”) shall deliver to Borrower Representative and Administrative Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of the assignment to that Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to that Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made under this Agreement or with respect to any Loan. If a Lender that is a Non-U.S. Lender is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), then that Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN or W-8BEN-E) a certificate in form and substance reasonably acceptable to Administrative Agent (any such certificate, a “Withholding Certificate”). In addition, each Lender that is a Non-U.S. Lender shall, from time to time after the Closing Date (or in the case of a Lender that is an Assignee, after the date of the assignment to that Lender) when a lapse in time (or change in circumstances occurs) renders the prior certificates delivered under this Agreement obsolete or inaccurate in any material respect, to the extent permitted under applicable law, deliver to Borrower Representative and Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of that Lender or Administrative Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made under this Agreement or with respect to any Loan.

(b)              Each Lender that is not a Non-U.S. Lender (other than any such Lender that is taxed as corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Borrower Representative and Administrative Agent certifying that that Lender is exempt from United States backup withholding Tax. To the extent that a form provided pursuant to this Section 7.6.4(b) is rendered obsolete or inaccurate in any material respect as result of change in circumstances with respect to the status of a Lender or Administrative Agent, then that Lender or Administrative Agent shall, to the extent permitted by applicable law, deliver to Borrower Representative and, as applicable, Administrative Agent revised forms necessary to confirm or establish the entitlement to that Lender’s exemption from United States backup withholding Tax.

(c)               No Borrower will be required to pay additional amounts to any Lender, or indemnify any Lender, under this Section 7.6 to the extent that any Borrower’s obligations would not have arisen but for the failure of that Lender to comply with Section 7.6.47.6.4 and/or in the case of a Non-U.S. Lender, the inability of such Lender to claim a complete exemption from U.S. withholding tax on interest under the Code (including, but not limited to, as a result of such Lender’s status under Code Section 881(c)(3)) or an applicable income tax treaty, except to the extent such inability results from a Change in Law occurring after the date such Lender acquired an interest in a Loan.

(d)              Each Lender shall indemnify Administrative Agent and hold Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to Tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to Administrative Agent under this Section 7.6) which are imposed on or with respect to principal, interest, or fees payable to that Lender under this Agreement and which are not paid by Borrowers pursuant to this Section 7.6, whether or not those Taxes or related liabilities were correctly or legally asserted. This indemnification must be made within 30 days from the date Administrative Agent makes written demand therefor.

7.6.5                 (a) If Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 7.6, then Administrative Agent or that Lender, as applicable, shall pay over that refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 7.6 with respect to the Indemnified Taxes giving rise to that refund), net of any Taxes imposed by reason of receipt of that refund and all out-of-pocket expenses of Administrative Agent or that Lender, as applicable, and without interest (other than any interest paid by the relevant governmental authority with respect to that refund, which interest must be paid to the Borrowers). Upon the request of Administrative Agent or any such Lender, Borrowers shall repay any amount paid to the Borrowers (plus any penalties, interest, or other charges imposed by the relevant governmental authority) to Administrative Agent or that Lender in the event Administrative Agent or that Lender is required to repay any such refund to any such governmental authority. Nothing in this Section 7.6.5 is to be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to any Borrower or any other Person.

(b) At the request of any Borrower and at the expense of the Borrowers, a Lender shall use reasonable efforts to cooperate with the Borrowers to obtain any available refund of any Indemnified Taxes as to which the Lender has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts, so long as such efforts would not, in the sole discretion of such Lender exercised in good faith, result in any additional costs or expenses or be otherwise disadvantageous to such Lender.

7.6.6                 If a payment made to a Lender under any Loan Document would be subject to U.S. federal income withholding Tax imposed by FATCA if that Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), then that Lender shall deliver to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at any other time or times reasonably requested by Administrative Agent (or, in the case of a Participant, the Lender granting the participation) all documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and all additional documentation reasonably requested by Administrative Agent (or, in the case of a Participant, the Lender granting the participation) as is necessary for Administrative Agent or Borrowers to comply with their obligations under FATCA and to determine that that Lender has complied with that Lender’s obligations under FATCA or to determine the amount to deduct and withhold from that payment. Solely for purposes of this Section 7.6.6, “FATCA” is deemed to include any amendments made to FATCA after the date of this Agreement.

Section 8	INCREASED COSTS; SPECIAL PROVISIONS FOR ~~LIBOR~~SOFR LOANS.

8.1              Increased Costs.

(a)              If any Change in Law (i) imposes, modifies, or deems applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of ~~the LIBOR Rate~~Adjusted Term SOFR pursuant to Section 4), special deposit, or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender; or (ii) imposes on any Lender any other condition affecting its ~~LIBOR~~SOFR Loans, its Note(s), or its obligation to make ~~LIBOR~~SOFR Loans, and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) that Lender (or any ~~LIBOR Office~~office of that Lender which will be making or maintaining SOFR Loans) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by that Lender (or ~~its LIBOR Office~~the office of that Lender which will be making or maintaining SOFR Loans) under this Agreement or under its Note(s) with respect thereto, then upon demand by that Lender (which demand must be accompanied by a statement setting forth the basis for that demand and a calculation of the amount thereof in reasonable detail, a copy of which must be furnished to Administrative Agent), Borrowers shall pay directly to that Lender such additional amount as will compensate that Lender for that increased cost or that reduction, so long as the applicable amounts have accrued on or after the day that is 180 days prior to the date on which that Lender first made demand therefor.

(b)              If any Lender reasonably determines that any change in, or the adoption or phase-in of, any applicable law, rule, or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on that Lender’s or that controlling Person’s capital as a consequence of that Lender’s obligations under this Agreement to a level below that which that Lender or that controlling Person could have achieved but for that change, adoption, phase-in, or compliance (taking into consideration that Lender’s or that controlling Person’s policies with respect to capital adequacy) by an amount deemed by that Lender or that controlling Person to be material, then from time to time, upon demand by that Lender (which demand must be accompanied by a statement setting forth the basis for that demand and a calculation of the amount thereof in reasonable detail, a copy of which must be furnished to Administrative Agent), Borrowers shall pay to that Lender such additional amount as will compensate that Lender or that controlling Person for that reduction, so long as the applicable amounts have accrued on or after the day that is 180 days prior to the date on which that Lender first made demand therefor.

8.2              ~~Basis for Determining Interest Rate Inadequate or Unfair~~Inability to Determine Rates.

~~(a)       Administrative Agent shall promptly notify the other parties of the following:~~

. Subject to Section 8.7, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a)              ~~(i)~~ Administrative Agent ~~reasonably~~ determines (which determination will be binding and conclusive on Borrowers) that ~~by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate;~~“Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(b)              ~~(ii) the~~The Required Lenders ~~advise Administrative Agent that the LIBOR Rate as determined by Administrative Agent will~~determine that for any reason in connection with any request for a SOFR Loan that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to ~~those~~such Lenders of making and maintaining ~~or funding LIBOR Loans (taking into account any amount to which those Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of those Lenders materially affects those Loans.~~such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent,

~~(b)       So long as any circumstances described in a notice delivered pursuant to Section 8.2(a) continue, (i) no Lender will be required to make any LIBOR Loans or convert any Base Rate Loans into LIBOR Loans, and (ii) each such Loan will, unless then repaid in full, automatically convert to a Base Rate Loan.~~

~~(c)       Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Borrower Representative and the Administrative Agent determine in good faith (which determination shall be final and conclusive and binding upon all parties hereto, absent manifest error), or the Borrower Representative or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower Representative) that the Borrower Representative or Required Lenders (as applicable) have determined in good faith, that:~~

~~(i)       the circumstances described in Section 8.2(a)(i) are unlikely to be temporary,~~

~~(ii)       the administrator of the LIBOR Screen Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or~~

~~(iii)       syndicated loans currently being executed, or that include language similar to that contained in this Section 8.2, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR Screen Rate,~~

~~then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower Representative may amend this Agreement to replace the LIBOR Screen Rate with an alternate benchmark rate that is generally accepted as the then prevailing market convention for determining a rate of interest for syndicated leveraged loans of this type in the United States at such time (including any mathematical or other adjustments to the benchmark (if any) incorporated therein or this Agreement to preserve pricing in effect at the time of selection of such alternate benchmark rate and other changes necessary to reflect the available interest periods for such alternate benchmark rate) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York city time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.~~

~~If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable),~~

the Administrative Agent will promptly so notify the Borrower ~~Representative~~ and each Lender. ~~Thereafter, (x) the~~

Upon notice thereof by the Administrative Agent to the Borrower Representative, any obligation of the Lenders to make ~~or maintain LIBOR~~SOFR Loans, and any right of the Borrowers to continue SOFR Loans, shall be suspended~~,~~ (to the extent of the affected ~~LIBOR~~SOFR Loans~~), and (y~~ or affected Interest Periods) until the ~~LIBOR Rate component shall no longer be utilized in determining the Base Rate~~Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower Representative may revoke any pending request for a borrowing of, conversion to or continuation of ~~LIBOR~~SOFR Loans (to the extent of the affected ~~LIBOR~~SOFR Loans or affected Interest Periods) or, failing that, will be deemed to have converted any such request into a request for a ~~borrowing~~Borrowing of Base Rate Loans ~~(subject to the foregoing clause (y))~~ in the amount specified therein~~.~~

~~Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 1.00% per annum for purposes of this Agreement~~ and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted. Subject to Section 8.7, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

8.3              Changes in Law Rendering ~~LIBOR~~SOFR Loans Unlawful

. If, after the date of this Agreement, any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental authority or other regulatory body charged with the administration thereof, makes it (or in the good faith judgment of any Lender causes a substantial question as to whether it is) unlawful for any Lender to make, maintain, or fund ~~LIBOR~~SOFR Loans, then that Lender shall promptly notify each of the other parties to this Agreement and, so long as those circumstances continue, (a) that Lender will not be required to make any ~~LIBOR~~SOFR Loan or convert any Base Rate Loan into a ~~LIBOR~~SOFR Loan (but that Lender shall, subject to the other terms of this Agreement, make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into ~~LIBOR~~SOFR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of ~~LIBOR~~SOFR Loans which would be made or converted into by that Lender at that time in the absence of those circumstances), and (b) each such ~~LIBOR~~SOFR Loan will, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a ~~LIBOR~~SOFR Loan (an “Affected Loan”) will remain outstanding for the period corresponding to the ~~LIBOR~~SOFR Loans of which that Affected Loan would be a part absent those circumstances.

8.4              Right of Lenders to Fund through Other Offices

. Each Lender may, if it so elects, fulfill its commitment as to any ~~LIBOR~~SOFR Loan by causing a foreign branch or Affiliate of that Lender to make that Loan, but each such Loan will be deemed to have been made by that Lender and the obligation of Borrowers to repay that Loan will be to that Lender and will be deemed held by the Lender, to the extent of that Loan, for the account of that branch or Affiliate.

8.5              Mitigation of Circumstances; Replacement of Lenders.

(a)              Each Lender shall promptly notify Borrower Representative and Administrative Agent of any event of which it has knowledge that will result in, and will use reasonable commercial efforts available to it (and not, in that Lender’s sole judgment, otherwise disadvantageous to that Lender) to mitigate or avoid, (i) any obligation by Borrowers to pay any amount pursuant to Sections 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Sections 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) and thereafter that event ceases to exist, that Lender shall promptly so notify Borrower Representative and Administrative Agent). Without limiting the foregoing, each Lender shall designate a different funding office if that designation will avoid (or reduce the cost to Borrowers of) any event described in clause (i) or (ii) and that designation will not, in that Lender’s sole judgment, be otherwise disadvantageous to that Lender.

(b)              If Borrowers become obligated to pay additional amounts to any Lender pursuant to Sections 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Sections 8.2 or 8.3, or any Lender becomes a Defaulting Lender (any such affected Lender, an “Affected Lender”), then Borrower Representative may designate another financial institution that is acceptable to Administrative Agent in its reasonable discretion (a “Replacement Lender”) to purchase the Loans of that Lender and that Lender’s rights under this Agreement, without recourse to or warranty by, or expense to, that Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to that Lender plus any accrued but unpaid interest on those Loans and all accrued but unpaid fees owed to that Lender and any other amounts owed to that Lender under this Agreement and any other Loan Document, and to assume all the obligations of that Lender under this Agreement. Upon any such purchase and assumption (pursuant to an Assignment Agreement), the applicable Lender will no longer be a party to this Agreement or have any rights under this Agreement (other than rights with respect to indemnities and similar rights applicable to that Lender prior to the date of that purchase and assumption) and will be relieved from all obligations to Borrowers under this Agreement, and the Replacement Lender will succeed to the rights and obligations of that Lender under this Agreement. In the event that an Affected Lender does not execute an Assignment Agreement pursuant to Section 15.6.1 within five (5) Business Days after receipt by such Affected Lender of notice of replacement pursuant to this Section 8.5(b) and presentation to such Affected Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 8.5(b), the Administrative Agent shall be entitled (but not obligated) to execute such an Assignment Agreement on behalf of such Affected Lender, and any such Assignment Agreement so executed by the Borrower Representative, the Replacement Lender and Administrative Agent, shall be effective for purposes of this Section 8.5(b) and Section 15.6.1. Notwithstanding the foregoing, with respect to a Lender that is a Defaulting Lender, Administrative Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment Agreement on behalf of such Defaulting Lender at any time with three (3) Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par. Upon any such assignment and payment and compliance with the other provisions of Section 15.6.1, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Affected Lender to indemnification hereunder shall survive.

8.6              Conclusiveness of Statements; Survival of Provisions

. Determinations and statements of any Lender pursuant to Sections 8.1, 8.2, ~~or~~ 8.3 or 8.7 will be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Section 8.1, and the provisions of Section 8.1 will survive repayment of the Obligations, cancellation of any Note(s), and termination of this Agreement.

8.7              Benchmark Replacement Setting.

8.7.1                 Benchmark Replacement

. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower Representative may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower Representative so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 8.7.1 will occur prior to the applicable Benchmark Transition Start Date.

8.7.2                 Benchmark Replacement Conforming Changes

. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

8.7.3                 Notices; Standards for Decisions and Determinations

. The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower Representative of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.7.4 and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 8.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.7.

8.7.4                 Unavailability of Tenor of Benchmark

. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

8.7.5                 Benchmark Unavailability Period

. Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Representative may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 9	REPRESENTATIONS AND WARRANTIES.

To induce Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans under this Agreement, Holdings and each Borrower represents and warrants to Administrative Agent and the Lenders that:

9.1              Organization

. Each of the Loan Parties and their Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization, and each of the Loan Parties and their Subsidiaries is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, that qualification is required, except for any jurisdiction where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

9.2              Authorization; No Conflict.

(a)              Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, each Borrower is duly authorized to borrow monies under this Agreement, and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party.

(b)              The execution, delivery, and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by each Borrower under this Agreement, do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval that has been obtained and is in full force and effect); (ii) conflict with (A) any provision of law, (B) the organizational documents or governing documents of any Loan Party, or (C) any agreement, indenture, instrument, or other document, or any judgment, order, or decree, that is binding upon any Loan Party or any of their respective properties; or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Administrative Agent created pursuant to the Collateral Documents).

9.3              Validity and Binding Nature

. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid, and binding obligation of that Person, enforceable against that Person in accordance with its terms, subject to bankruptcy, insolvency, and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

9.4              Financial Condition

. The Financial Statements, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of any such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries and Green Remedies, as applicable, as at the dates covered in the Financial Statements and the results of their operations for the periods then ended.

9.5              No Material Adverse Change

. Since December 31, 2019, there has been no material adverse change in the financial condition, operations, assets, business, prospects, or properties of the Loan Parties and their Subsidiaries, taken as a whole.

9.6              Litigation and Contingent Liabilities

. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Loan Parties’ knowledge, threatened against any of the Loan Parties and their Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in Schedule 9.6. Other than liability incident to any such litigation or proceedings, none of the Loan Parties and their Subsidiaries has any material contingent liabilities that are not listed in Schedule 9.6 or permitted by Section 11.1.

9.7              Ownership of Properties; Liens

. Each of the Loan Parties and their Subsidiaries owns good title to and, in the case of owned real property, marketable title to, and in the case of leased real property, a valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges, and claims (including infringement claims with respect to any registered or issued patents, trademarks, service marks, and copyrights owned by that Loan Party and/or that Subsidiary), except as permitted by Section 11.2. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which copies of recorded termination statements have been delivered to Administrative Agent.

9.8              Equity Ownership

. All issued and outstanding Equity Interests of each of the Loan Parties and their Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of Administrative Agent, second-priority Liens in favor of the ABL Agent and non-consensual Permitted Liens arising by operation of law, and all such Equity Interests were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 9.8 sets forth the authorized Equity Interests of each of the Loan Parties and their Subsidiaries as of the Third Amendment Effective Date. All of the issued and outstanding Equity Interests of Borrowers are owned as set forth on Schedule 9.8 as of the Third Amendment Effective Date, and all of the issued and outstanding Equity Interests of each Wholly-Owned Subsidiary is, directly or indirectly, owned by Holdings. As of the Third Amendment Effective Date, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights, or other similar agreements or understandings for the purchase or acquisition of any Equity Interests of any of the Loan Parties and their Subsidiaries.

9.9              Pension Plans.

(a)              The Unfunded Liability of all Pension Plans does not in the aggregate exceed 20% of the Total Plan Liability for all such Pension Plans. Except as could not reasonably be expected to result in a Material Adverse Effect, each Pension Plan complies with all applicable requirements of law and regulations. No contribution failure under Section 430 of the Code, Section 303 of ERISA, or the terms of any Pension Plan has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of any Loan Party, threatened claims, actions, investigations, or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or any Borrower or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, neither any Borrower nor any other member of the Controlled Group has engaged in a transaction that resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, except as could not reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, except as could not reasonably be expected to have a Material Adverse Effect.

(b)              (i) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; (ii) neither any Borrower nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan, or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could reasonably be expected to result in a withdrawal or partial withdrawal from any such plan; and (iii) neither any Borrower nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10         Investment Company Act

. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

9.11         Compliance with Laws

. Each of the Loan Parties and their Subsidiaries is in compliance in all respects with the requirements of all laws and all orders, writs, injunctions, and decrees applicable to it or to its properties, except where (a) that requirement of law or order, writ, injunction, or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.12         Regulation U

. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.13         Taxes

. Each of the Loan Parties and their Subsidiaries has timely filed all material tax returns and reports required by law to have been filed by it and has paid all material Taxes and governmental charges due and payable with respect to each such return, except any such Taxes or charges that (a) are not delinquent, (b) remain payable without penalty or interest, or (c) are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on that Loan Party’s or that Subsidiary’s books. The Loan Parties and their Subsidiaries have made adequate reserves on their books and records in accordance with GAAP for all Taxes that have accrued but which are not yet due and payable. None of the Loan Parties and their Subsidiaries have participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

9.14         Solvency, etc

. On the Closing Date, and immediately prior to and after giving effect to each borrowing under this Agreement and the use of the proceeds thereof and giving effect to the contribution rights set forth in Section 16, with respect to Holdings and each Borrower, individually, and the Loan Parties taken as a whole, (a) the fair value of its or their assets is greater than the amount of its or their liabilities (including disputed, contingent and unliquidated liabilities) as that value is established and liabilities evaluated in accordance with GAAP; (b) the present fair saleable value of its or their assets is not less than the amount that will be required to pay the probable liability on its or their debts as they become absolute and matured; (c) it is, and they are, able to realize upon its or their assets and pay its or their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) it does not, and they do not, intend to, and it does not, and they do not, believe that it or they will, incur debts or liabilities beyond its or their ability to pay as those debts and liabilities mature; and (e) it is not, and they are not, engaged in or about to engage in business or a transaction for which its or their property would constitute unreasonably small capital.

9.15         Environmental Matters

. The on-going operations of each of the Loan Parties and their Subsidiaries comply in all respects with all Environmental Laws, except for non-compliance that could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each of the Loan Parties and their Subsidiaries has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations, and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each of the Loan Parties and their Subsidiaries is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any of the Loan Parties and their Subsidiaries and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. None of the Loan Parties and their Subsidiaries, and none of the properties or operations of the Loan Parties and their Subsidiaries, is subject to, and none of the Loan Parties and their Subsidiaries reasonably anticipates the issuance of, (a) any written order from or agreement with any federal, state, or local governmental authority, or (b) any judicial or docketed administrative or other proceeding respecting any Environmental Law, Environmental Claim, or Hazardous Substance that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal of any Loan Party or any Subsidiary thereof that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. None of the Loan Parties and their Subsidiaries has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances that could reasonably be expected to result in material liability to any of the Loan Parties and their Subsidiaries.

9.16         Insurance

. Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties and their Subsidiaries as of the Third Amendment Effective Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement, or other risk assumption arrangement involving any of the Loan Parties and their Subsidiaries). Each of the Loan Parties and their Subsidiaries and their respective properties are insured with what are reasonably believed by Borrowers to be financially sound and reputable insurance companies that are not Affiliates of the Loan Parties, in such amounts, with such deductibles, and covering such risks as are customarily carried by companies of similar size, engaged in similar businesses, and owning similar properties in localities where the Loan Parties and their Subsidiaries operate.

9.17         Real Property

. Set forth on Schedule 9.17 is a complete and accurate list, as of the Third Amendment Effective Date, of the address of all real property owned or leased by any of the Loan Parties and their Subsidiaries, together with, in the case of leased property, the name and mailing address of the lessor of that property.

9.18         Information

. All information (other than the projections and forecasts referred to below and information of a general economic or general industry nature) heretofore or contemporaneously with this Agreement furnished in writing by any of the Loan Parties and their Subsidiaries to Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated by this Agreement is, and all written information (other than the projections and forecasts referred to below and information of a general economic or general industry nature) hereafter furnished by or on behalf of any of the Loan Parties and their Subsidiaries to Administrative Agent or any Lender pursuant to or in connection with this Agreement will be, when furnished, taken as a whole, true and accurate in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto that are made in accordance with the terms of the Loan Documents). All projections and forecasts provided by Borrowers are based on good faith estimates and assumptions believed by Borrowers to be reasonable as of the date of the applicable projections or forecasts; provided that actual results during the period or periods covered by any such projections and forecasts may differ materially from projected or forecasted results.

9.19         Location of Bank Accounts

. Schedule 9.19 sets forth a complete and accurate list as of the Third Amendment Effective Date of all deposit, checking, and other bank accounts, all securities and other accounts maintained with any broker dealer or other securities intermediary, and all other similar accounts maintained by each Loan Party, together with a description thereof (including the bank, broker dealer, or securities intermediary at which each such account is maintained and the account number and the purpose thereof and whether such account is an Excluded Deposit Account or not).

9.20         Burdensome Obligations

. None of the Loan Parties and their Subsidiaries is a party to any agreement or contract or subject to any restriction contained in its organizational documents or its governing documents that could reasonably be expected to have a Material Adverse Effect.

9.21         Intellectual Property

. Except as set forth on Schedule 9.21, each of the Loan Parties and their Subsidiaries owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits, and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for any infringements and conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 9.21 is a complete and accurate list as of the Third Amendment Effective Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits, and other intellectual property rights of each of the Loan Parties and their Subsidiaries. No slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any of the Loan Parties and their Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for any infringements and conflicts that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To each Loan Party’s knowledge, no patent, invention, device, application, principle, or any statute, law, rule, regulation, standard, or code is pending or proposed, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

9.22         Material Contracts

. Set forth on Schedule 9.22 is a complete and accurate list as of the Closing Date of all Material Contracts of each of the Loan Parties and their Subsidiaries, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (a) is in full force and effect and is binding upon and enforceable against each of the Loan Parties and their Subsidiaries that is a party thereto and, to each Loan Party’s knowledge, all other parties thereto in accordance with its terms; (b) has not been otherwise amended or modified; and (c) is not in default due to the action of any of the Loan Parties and their Subsidiaries or, to the knowledge of any Loan Party, any other party thereto.

9.23         Employee and Labor Matters

. There is (a) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary thereof before any governmental authority and no grievance or arbitration proceeding pending or threatened against any of the Loan Parties and their Subsidiaries that arises out of or under any collective bargaining agreement; (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any of the Loan Parties and their Subsidiaries; or (c) to the knowledge of each Loan Party, no union representation question existing with respect to the employees of any of the Loan Parties and their Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of the Loan Parties and their Subsidiaries. None of the Loan Parties and their ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law that remains unpaid or unsatisfied. The hours worked and payments made to employees of each of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent any such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any of the Loan Parties and their Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of that Loan Party or that Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.24         No Bankruptcy Filing

. None of the Loan Parties and their Subsidiaries is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of that Loan Party’s or that Subsidiary’s assets or property, and no Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against any of the Loan Parties and their Subsidiaries.

9.25         Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN

. Schedule 9.25 sets forth a complete and accurate list as of the Third Amendment Effective Date of (a) the exact legal name of each of the Loan Parties and their Subsidiaries; (b) the jurisdiction of organization of each of the Loan Parties and their Subsidiaries; (c) the organizational identification number of each Loan Party (or indicates that that Loan Party has no organizational identification number); (d) each place of business of each of the Loan Parties and their Subsidiaries; (e) the chief executive office of each of the Loan Parties and their Subsidiaries; and (f) the federal employer identification number of each Loan Party.

9.26         Locations of Collateral

. There is no location at which any Loan Party has any Collateral (except for inventory or equipment in transit in the ordinary course of business) other than those locations listed on Schedule 9.26. Schedule 9.26 contains a true, correct, and complete list, as of the Third Amendment Effective Date, of the names and addresses of (i) each warehouse at which Collateral of each Loan Party is stored and (ii) each other location at which Collateral is stored having a fair market of at least $50,000 individually or $250,000 in the aggregate for all such locations (excluding Collateral in the form of immaterial cleaning equipment kept at customer locations in the ordinary course of business). None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and that named Person’s assigns.

9.27         Security Interests

. The Guaranty and Collateral Agreement creates in favor of Administrative Agent, for the benefit of Administrative Agent and the Lenders, a legal, valid, and enforceable security interest in the Collateral. Upon the filing of the UCC-1 financing statements described in Section 12.1.13 and the recording of the collateral assignments referred to in the Guaranty and Collateral Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, the security interests in and Liens on the Collateral granted under the Guaranty and Collateral Agreement will be perfected, first-priority (subject to Permitted Liens) (subject to the terms of the ABL Intercreditor Agreement) security interests, and no further recordings or filings are or will be required in connection with the creation, perfection, or enforcement of those security interests and Liens, other than (a) the filing of continuation statements in accordance with applicable law; (b) the recording of the collateral assignments referred to in the Guaranty and Collateral Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights; and (c) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.

9.28         No Default

. No Default or Event of Default exists or would result from the incurrence by any Loan Party of any Debt under this Agreement or under any other Loan Document.

9.29         Hedging Agreements

. None of the Loan Parties and their Subsidiaries is a party to, nor will it be a party to, any Hedging Agreement other than Hedging Agreements with the ABL Agent to the extent permitted by Section 11.1(k).

9.30         OFAC

. Each of the Borrowers and their Subsidiaries is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. None of the Borrowers and their Subsidiaries and Affiliates is (a) a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions; (b) a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with that Person; or (c) controlled by (including, without limitation, by virtue of that Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

9.31         Patriot Act

. Each of the Borrowers and their Subsidiaries and Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto; (b) the Patriot Act; and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

9.32         Related Agreements.

(a)              The Loan Parties have furnished Administrative Agent true and correct copies of the Related Agreements and the RWS Acquisition Documents.

(b)              The Loan Parties have duly taken all necessary company action to authorize the execution, delivery, and performance of (x) the Related Agreements and the consummation of transactions contemplated by the Related Agreements and (y) the RWS Acquisition Documents and the consummation of the transactions contemplated by the RWS Acquisition Documents.

(c)               The Related Transaction will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner, and other material consents, approvals, and exemptions required to be obtained by the Loan Parties and, to each Loan Party’s knowledge, each other party to the Related Agreements in connection with the Related Transaction will be, prior to consummation of the Related Transaction, duly obtained and will be in full force and effect. As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transaction will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transaction. The RWS Acquisition will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner, and other material consents, approvals, and exemptions required to be obtained by the Loan Parties and, to each Loan Party’s knowledge, each other party to the RWS Acquisition Documents in connection with the RWS Acquisition will be, prior to consummation of the RWS Acquisition, duly obtained and will be in full force and effect. As of the date of the RWS Acquisition Documents, all applicable waiting periods with respect to the RWS Acquisition will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the RWS Acquisition.

(d)              The execution and delivery of the Related Agreements did not, and the consummation of the Related Transaction will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment, or decree of any court or governmental body binding on any Loan Party or, to any Borrower’s knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument, or other document, or any judgment, order, or decree, to which any Loan Party is a party or by which any Loan Party is bound or, to any Borrower’s knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound. The execution and delivery of the RWS Acquisition Documents did not, and the consummation of the RWS Acquisition will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment, or decree of any court or governmental body binding on any Loan Party or, to any Borrower’s knowledge, any other party to the RWS Acquisition Documents, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument, or other document, or any judgment, order, or decree, to which any Loan Party is a party or by which any Loan Party is bound or, to any Borrower’s knowledge, to which any other party to the RWS Acquisition Documents is a party or by which any such party is bound.

(e)              As of the Closing Date, no statement or representation made in the Related Agreements by any Loan Party or, to any Borrower’s knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect. As of the Third Amendment Effective Date, no statement or representation made in the RWS Acquisition Documents by any Loan Party or, to any Borrower’s knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect.

9.33         Holdings

. Holdings is not and has not, directly or indirectly, engaged in any business activities, does not hold and has not held any material assets, has not granted any Lien, and has not incurred any Debt, other than (a) acting as a holding company and transactions incidental thereto; (b) entering into the Loan Documents, the ABL Loan Documents and the transactions required in this Agreement or permitted in this Agreement to be performed by Holdings; (c) receiving and distributing the dividends, distributions, and payments permitted to be made to Holdings pursuant to Section 11.3; (d) entering into engagement letters and similar agreements with attorneys, accountants, and other professionals; and (e) issuing Equity Interests and performing its obligations under its organizational documents, its governing documents, and agreements with the holders of its Equity Interests.

9.34         Customers and Suppliers

. There exists no actual or threatened termination, cancellation, or limitation of, or modification to or change in, the business relationship between (a) any of the Loan Parties and their Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any of the Loan Parties and their Subsidiaries are individually or in the aggregate material to the business or operations of any of the Loan Parties and their Subsidiaries; or (b) of the Loan Parties and their Subsidiaries, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any of the Loan Parties and their Subsidiaries are individually or in the aggregate material to the business or operations of any of the Loan Parties and their Subsidiaries. To the Loan Parties’ knowledge there exists no present state of facts or circumstances that could reasonably be expected to give rise to or result in any such termination, cancellation, limitation, modification or change.

9.35         ABL Loan Documents

. As of the Closing Date, the Borrowers have delivered to the Administrative Agent true and correct copies of the ABL Loan Documents. The ABL Loan Documents are in full force and effect as of the Closing Date and have not been terminated, rescinded or withdrawn as of such date. The execution, delivery and performance of the ABL Loan Agreement on the Closing Date does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any governmental authority, other than consents or approvals that have been obtained and that are still in full force and effect. This Agreement, the other Loan Documents and the Obligations incurred hereunder and thereunder are permitted to be incurred by the ABL Loan Documents. Each Person that is a guarantor or a borrower under the ABL Loan Documents is a Loan Party hereunder.

Section 10	AFFIRMATIVE COVENANTS.

Until Payment in Full, Holdings and each Borrower shall, unless at any time the Required Lenders otherwise expressly consent in writing, do the following:

10.1         Reports, Certificates and Other Information

. Furnish or cause Borrower Representative to furnish to Administrative Agent and each Lender:

10.1.1             Annual Report

. Promptly when available and in any event within 120 days after the close of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2020): (a) a copy of the annual audit report of Holdings and its Subsidiaries for that Fiscal Year, including consolidated balance sheets and statements of earnings and cash flows of Holdings and its Subsidiaries as at the end of that Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by Holdings and reasonably acceptable to Administrative Agent, together with a balance sheet of Holdings and its Subsidiaries as of the end of that Fiscal Year and statement of earnings and cash flows for Holdings and its Subsidiaries for that Fiscal Year, certified by a Senior Officer of Holdings.

10.1.2             Interim Reports

. Promptly when available (a) and in any event within 30 days after the end of each month, consolidated balance sheets of Holdings and its Subsidiaries as of the end of that month, together with consolidated statements of earnings and a consolidated statement of cash flows for that month and for the period beginning with the first day of that Fiscal Year and ending on the last day of that month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for that period of the current Fiscal Year, all certified by a Senior Officer of Holdings and (b) and in any event within 45 days after the end of each Fiscal Quarter, consolidated balance sheets of Holdings and its Subsidiaries as of the end of that Fiscal Quarter, together with consolidated statements of earnings and a consolidated statement of cash flows for that Fiscal Quarter and for the period beginning with the first day of that Fiscal Year and ending on the last day of that Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for that period of the current Fiscal Year, together with a management discussion and analysis, all certified by a Senior Officer of Holdings.

10.1.3             Compliance Certificates

. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2(b), a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of that annual report or those statements and signed by a Senior Officer of Holdings, containing (a) a computation of each of the financial ratios and restrictions set forth in Section 11.12; (b) a certification to the effect that that Senior Officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; and (c) a written statement of Holdings’ management setting forth a discussion of Holdings’ and its Subsidiaries’ financial condition, changes in financial condition, and results of operations.

10.1.4             Reports to the SEC and to Shareholders

. Promptly upon the filing or sending thereof, copies of all regular, periodic, or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

10.1.5             ABL Reports and Notices

. When provided to the ABL Agent or as required under the ABL Loan Documents and otherwise upon request of the Administrative Agent, any financial reporting (including borrowing base certificates and statements of accounts), notice, financial information, data or other information given to the ABL Agent pursuant to the ABL Loan Documents (unless already provided to the Administrative Agent under the Loan Documents).

10.1.6             Notice of Default, Litigation, and ERISA Matters

. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Loan Parties and their Subsidiaries affected thereby with respect thereto:

(a)              the occurrence of a Default or an Event of Default;

(b)              the commencement of, or any material development in, any litigation or proceeding affecting any of the Loan Parties and their Subsidiaries or their respective property (i) in which the amount of damages claimed is $500,000 (or its equivalent in another currency or currencies) or more in the aggregate for all such litigations or proceedings; (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document; or (iii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)               (i) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan; (ii) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if that failure is sufficient to give rise to a Lien under Section 303(k) of ERISA) or to any Multiemployer Pension Plan; (iii) the taking of any action with respect to a Pension Plan that could result in the requirement that any Loan Party furnish a bond or other security to the PBGC or that Pension Plan; (iv) the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan that could result in the incurrence by any member of the Controlled Group of any material liability, fine, or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan); (v) any material increase in the contingent liability of any Loan Party with respect to any post-retirement welfare benefit plan or other employee benefit plan of any of the Loan Parties and their Subsidiaries; or (vi) any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

(d)              any cancellation or material change in any insurance maintained by any Loan Party;

(e)              any violation of, or non-compliance with, any material requirement of law by any Loan Party;

(f)                any notices of default under the ABL Loan Documents or any notice of any Enforcement Action (as defined in the ABL Intercreditor Agreement); or

(g)              any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim, or (ii) the enactment or effectiveness of any law, rule, or regulation) that could reasonably be expected to have a Material Adverse Effect.

10.1.7             Real Estate

. Promptly upon any of the Loan Parties and their Subsidiaries acquiring or leasing any real property after the Closing Date, an updated version of Schedule 9.17 showing information as of the date of delivery.

10.1.8             Management Reports

. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Holdings or any Borrower by independent auditors in connection with each annual or interim audit made by those auditors of the books of Holdings or any Borrower.

10.1.9             Projections

. As soon as practicable, and in any event not later than (x) 30 days after the end of each Fiscal Year, preliminary financial projections for Holdings and its Subsidiaries for the then current Fiscal Year (including a business plan, monthly operating and cash flow budgets, income statements, balance sheets, a capital expenditures budget and a summary of assumptions made in the build-up of such financial projections), which remain subject to approval of the board of directors of Holdings, and (y) 60 days after the end of each Fiscal Year, final financial projections for Holdings and its Subsidiaries for the then current Fiscal Year (including a business plan, monthly operating and cash flow budgets, income statements, balance sheets, a capital expenditures budget and a summary of assumptions made in the build-up of such financial projections), which projections have been confirmed and approved of the board of directors of Holdings, in each case, prepared in a manner consistent with the projections delivered by Borrower Representative to Administrative Agent prior to the Closing Date or otherwise in a manner reasonably satisfactory to Administrative Agent, accompanied by a certificate of a Senior Officer of Borrower Representative to the effect that (a) the projections were prepared by Holdings in good faith; (b) Holdings has a reasonable basis for the assumptions contained in the projections, as of the date of delivery; and (c) the projections have been prepared in accordance with those assumptions (it being recognized by Administrative Agent and the Lenders that any projections and forecasts provided by the Company are based on good-faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ materially from projected or forecasted results).

10.1.10        Related Transaction Notices

. Promptly following receipt, copies of any material notices (including notices of default or acceleration) received in connection with the Related Transaction or the RWS Acquisition.

10.1.11        Material Contract Notices

. Promptly following receipt, copies of any material notices (including notices of default) received in connection with any Material Contract.

10.1.12        Information Systems

. Not less than three (3) months prior to the commencement of any program or process to implement a material change, consolidation or modification of a Loan Party’s information technology and/or enterprise resource planning software system, such Loan Party shall provide notice of such proposed change, consolidation or modification to Administrative Agent. From the commencement of such program or process through the completion of such change, consolidation or modification, the Borrowers shall provide Administrative Agent an update on the progress of such change, consolidation or modification concurrently with the delivery of the written statement required to be delivered pursuant to clause (iii) of Section 10.1.3 relating to the Borrowers’ financial condition, changes in financial condition and results of operations.

10.1.13        Key Performance Indicators

. Contemporaneously with the furnishing of a copy of each set of monthly financial statements pursuant to Section 10.1.2(a), a report summarizing key performance indicators of Holdings and its Subsidiaries for the period then ending in form reasonably satisfactory to the Administrative Agent (and in any event shall include (without limitation) (1) any new material customers added or customers lost during the applicable month being measured along with the gross profit impact of such change on an annual basis and (2) the top 5 customers of Holdings and its Subsidiaries measured by trailing twelve month gross profit).

10.1.14        Other Information

. Promptly from time to time, all other information (including, without limitation, business or financial data, reports, appraisals and projections) concerning any of the Loan Parties and their Subsidiaries or their respective properties or business as any Lender or Administrative Agent reasonably requests.

10.2         Books, Records, and Inspections

. Keep, and cause each of the Loan Parties and their Subsidiaries to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party and each Subsidiary of each Loan Party to permit, any Lender or Administrative Agent or any representative, agent, or advisor thereof to inspect the properties and operations of the Loan Parties and their Subsidiaries during normal business hours; and permit, and cause each other Loan Party and each Subsidiary of each Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or Administrative Agent or any representative, agent, or advisor thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Holdings and each Borrower hereby authorizes all such independent auditors to discuss those financial matters with any Lender or Administrative Agent or any representative, agent, or advisor thereof), and to examine (and photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party and each Subsidiary of each Loan Party to permit, Administrative Agent and its representatives, agents, and advisors to inspect the inventory and other tangible assets of the Loan Parties and their Subsidiaries, to perform appraisals of the equipment of the Loan Parties and their Subsidiaries, to have access at all times to a virtual data room containing all contracts of the Loan Parties and their Subsidiaries, and to inspect, audit, conduct physical counts and perform valuations thereof, and to audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to inventory, accounts, and any other Collateral. All such visits, inspections, appraisals or audits by Administrative Agent and its representatives, agents, and advisors will be at Borrowers’ expense, except that so long as no Default or Event of Default exists, Borrowers will not be required to reimburse Administrative Agent in any Fiscal Year for more than two (2) such visits, inspections, appraisals, or audits.

10.3         Maintenance of Property; Insurance.

(a)              Keep, and cause each of the Loan Parties and their Subsidiaries to keep, all property useful and necessary in the business of the Loan Parties and their Subsidiaries in good working order and condition, ordinary wear and tear excepted.

(b)              Maintain, and cause each of the Loan Parties and their Subsidiaries to maintain, with responsible insurance companies, all insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it, general liability insurance and business interruption insurance in such amounts and duration, and with such deductibles, as are acceptable to Administrative Agent in its reasonable determination, and all other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which must insure against all risks and liabilities of the type identified on Schedule 9.16 and must have insured amounts no less than, and deductibles no higher than, those set forth on that schedule; and, upon request of Administrative Agent or any Lender, furnish to Administrative Agent or that Lender original or electronic copies of policies evidencing that insurance and a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties and their Subsidiaries. Borrowers shall cause each issuer of an insurance policy in respect of any Loan Party to provide Administrative Agent with an endorsement (i) showing Administrative Agent as lender’s loss payee with respect to each policy of property or casualty insurance and naming Administrative Agent as an additional insured with respect to each policy of liability insurance; (ii) providing that at least 10 days’ notice will be given the Administrative Agent prior to cancellation of the policy for non-payment of premium and 30 days’ notice will be given to Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to that policy for any other reason; and (iii) reasonably acceptable in all other respects to Administrative Agent.

(c)               Unless Borrowers provide Administrative Agent with evidence of the insurance coverage required by this Agreement, Administrative Agent may purchase insurance at Borrowers’ expense, after notice to Borrower Representative, to protect Administrative Agent’s and the Lenders’ interests in the Collateral. This insurance may, but need not, protect any Loan Party’s interests. The coverage that Administrative Agent purchases might not pay any claim that is made against any Loan Party in connection with the Collateral. Borrowers may later cancel any insurance purchased by Administrative Agent, but only after providing Administrative Agent with evidence that Borrowers have obtained insurance as required by this Agreement. If Administrative Agent purchases insurance for the Collateral, Borrowers will be responsible for the costs of that insurance, including interest and any other charges that might be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing under this Agreement. The costs of the insurance may be more than the cost of the insurance the Loan Parties might be able to obtain on their own.

(d)              All Collateral (other than (i) mobile goods and goods that are in transit in the ordinary course of business, (ii) equipment that is located at customer locations in the ordinary course of business to the extent the fair market value of such equipment does not exceed $50,000 individually and $250,000 in the aggregate for all such equipment (excluding immaterial cleaning equipment kept at customer locations in the ordinary course of business)), will at all times be kept by the Loan Parties at one or more of the business locations set forth in Schedule 9.26 hereto, as updated by the Loan Parties providing written notice to Administrative Agent of any new location on a quarterly basis together with the delivery of Compliance Certificates pursuant to Section 10.1.2(b).

10.4         Compliance with Laws; Payment of Taxes and Liabilities.

(a)              Comply, and cause each of the Loan Parties and their Subsidiaries to comply, in all respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses, and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect;

(b)              Without limiting Section 10.4(a), ensure, and cause each of the Loan Parties and their Subsidiaries to ensure, that no Person who owns a controlling interest in or otherwise controls any of the Loan Parties and their Subsidiaries is (i) listed on the SDN List maintained by OFAC and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order, or regulation; or (ii) a Person designated under Section 1(b), (c), or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation, or any other similar Executive Orders.

(c)               Without limiting Section 10.4(a), comply, and cause each of the Loan Parties and their Subsidiaries to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations.

(d)              Pay, and cause each of the Loan Parties and their Subsidiaries to pay, prior to delinquency, all material taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property, but none of the Loan Parties and their Subsidiaries will be required under this Section 10.4(d) to pay any such tax or charge so long as that Loan Party or that Subsidiary is contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and, in the case of a claim that could become a Lien on any Collateral, those contest proceedings stay the foreclosure of that Lien or the sale of any portion of the Collateral to satisfy that claim.

10.5         Maintenance of Existence, etc

. Maintain and preserve, and (subject to Section 11.4) cause each of the Loan Parties and their Subsidiaries to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes that qualification necessary (other than any such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

10.6         Use of Proceeds

. Use the proceeds of (a) the Term A Loans solely (i) to repay the Debt to be Repaid, and, thereafter, (ii) to finance a portion of the Related Transaction (including funding of permitted earn-out payments and deferred purchase price in connection therewith), and (iii) to pay fees and expenses incurred in connection with the Related Transaction, this Agreement and the other Loan Documents; (b) the Term B Loans and Term D Loans solely (i) to repay all amounts owing under a proposed target’s existing indebtedness for borrowed money in connection with a Permitted Acquisition, and, thereafter, (ii) to finance a portion of the consideration in connection with such Permitted Acquisition (including funding of permitted earn-out payments and deferred purchase price in connection therewith), and (iii) to pay fees and expenses incurred in connection with such Permitted Acquisition; (c) the Term C Loans solely (i) to repay all existing indebtedness for borrowed money of RWS, (ii) to finance a portion of the consideration in connection with the RWS Acquisition (including funding of permitted earn-out payments and deferred purchase price in connection therewith), and (iii) to pay fees and expenses incurred in connection with the RWS Acquisition; and (d) Incremental Loans solely for Permitted Acquisitions as permitted by the existing Lenders; and, in each case, not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

10.7         Employee Benefit Plans.

(a)              Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in compliance with all applicable requirements of law and regulations.

(b)              Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c)               Not, and not permit any other member of the Controlled Group to, (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that could reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii), and (iii) individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

10.8         Environmental Matters

. If any release or threatened release or other disposal of Hazardous Substances occurs or has occurred on any real property or any other assets of any of the Loan Parties and their Subsidiaries, then Borrowers shall, or shall cause the applicable Loan Party or the applicable Subsidiary of a Loan Party to, cause the prompt containment and removal of those Hazardous Substances and the remediation of that real property or other assets as necessary to comply with all applicable Environmental Laws and to preserve in all material respects the value of that real property or other assets. Without limiting the generality of the foregoing, Borrowers shall, and shall cause the Loan Parties and their Subsidiaries to, comply with any applicable federal or state judicial or administrative order requiring the performance at any real property of any of the Loan Parties and their Subsidiaries of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Holdings and Borrowers shall, and shall cause their Subsidiaries to, dispose of all Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

10.9         Further Assurances

. Take, and cause each other Loan Party to take, all actions as are necessary or as Administrative Agent or the Required Lenders reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by a first-priority perfected Lien (subject to the terms of the ABL Intercreditor Agreement) in favor of Administrative Agent (subject to Permitted Liens) on all of the assets (other than Excluded Collateral) of each Loan Party (as well as all Equity Interests of each Borrower, each Subsidiary (other than Excluded Subsidiaries)) and guaranteed by each Loan Party (including, immediately upon the acquisition or creation thereof (or any longer period Administrative Agent agrees to in its sole discretion), any Subsidiary acquired or created after the Closing Date, but excluding Excluded Subsidiaries), in each case to the extent determined by Administrative Agent, in its sole discretion, not to be prohibited by applicable law and as Administrative Agent reasonably determines, including (i) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages (including, without limitation, leasehold mortgages), deeds of trust (including, without limitation, leasehold deeds of trust), financing statements, opinions of counsel, and other documents, in each case in form and substance reasonably satisfactory to Administrative Agent, and the filing or recording of any of the foregoing; (ii) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession; and (iii) with respect to any real property acquired by any Loan Party after the Closing Date, the delivery (to the extent requested by Administrative Agent) within 60 days after the date that real property was acquired (or any longer period Administrative Agent agrees to in its sole discretion) of a duly executed Mortgage with respect to that real property providing for a fully perfected Lien, in favor of Administrative Agent, in all right, title and interest of the applicable Loan Party in that real property, together with all Mortgage-Related Documents and a legal opinion of special counsel for the applicable Loan Party for the state in which that real property is located in form and substance reasonably acceptable to Administrative Agent. The Loan Parties and their Subsidiaries shall ensure that no Person is included (or added) as a guarantor or borrower under the ABL Loan Documents and no assets are included (or added) as collateral under the ABL Loan Documents unless such Person or assets, as applicable, are also included (or added substantially concurrently with such addition under the ABL Loan Documents) as a Loan Party or Collateral, as applicable, under the Loan Documents in accordance with this Section 10.9.

10.10     Lender Meetings

. Holdings and the Borrowers will, upon the request of Administrative Agent or Required Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held via a conference call or other teleconference at such time as may be agreed to by Borrower Representative and Administrative Agent (such consents not to be unreasonably withheld, conditioned or delayed).

10.11     Deposit Accounts

. Unless Administrative Agent otherwise consents in writing, maintain, and cause each other Loan Party to maintain, all of their deposit accounts and securities accounts, other than Excluded Deposit Accounts, with an institution that has entered into one or more Control Agreements with Administrative Agent and the applicable Loan Party granting “control” (as defined in the UCC) of each applicable account to Administrative Agent. The Loan Parties shall not enter into any control agreement (or similar arrangement) with any secured party unless such agreement is a Control Agreement to which the Administrative Agent is party.

10.12     SBA PPP Loans.

(a)              Use of Proceeds. The Loan Parties will (i) use all of the proceeds of any SBA PPP Loan exclusively for CARES Forgivable Uses in the manner required under the CARES Act, as amended, to obtain forgiveness of the largest possible amount of such SBA PPP Loan and (ii) take all commercially reasonable steps to have the SBA PPP Loans forgiven pursuant to the CARES Act and use commercially reasonable efforts to conduct their business in a manner that maximizes the amount of the SBA PPP Loans that is forgiven. The Loan Parties acknowledge that as of the Closing Date, in order to obtain forgiveness of the largest possible amount of the SBA PPP Loans, the Loan Parties would not be allowed to use less than 60% of each SBA PPP Loan proceeds for CARES Payroll Costs, subject to amendment.

(b)              CARES Act. The Loan Parties and their use of the SBA PPP Loans will comply in all material respects with the applicable requirements of the CARES Act.

(c)               Notice. The Loan Parties will provide Administrative Agent with (i) prompt written notice (but in any event within two Business Days) of the failure of any SBA PPP Loan incurred by any of the Borrowers to qualify for contingent forgiveness under the CARES Act and (ii) if requested by Administrative Agent, copies of all correspondence sent to, and received from, the SBA or SBA 7(a) lender bank.

10.13     Post-Closing Items

. Within the time periods specified below after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Loan Parties shall complete, or cause the applicable Person to complete, the following undertakings and deliveries in a manner reasonably satisfactory to the Administrative Agent.

(a)              Insurance. No later than (x) 2 Business Days after the Closing Date, the Loan Parties shall have delivered updated insurance certificates indicating that Monroe Capital Management Advisors, LLC, as Administrative Agent, together with its successors and assigns, is named as additional insured on the certificate for liability coverage and as lender’s loss payee on the certificate for property or casualty insurance and (y) 10 Business Days after the Closing Date, the Borrowers shall cause each issuer of an insurance policy in respect of any Loan Party to provide Administrative Agent with an endorsement (i) showing Administrative Agent as lender’s loss payee with respect to each policy of property or casualty insurance and business interruption insurance and naming Administrative Agent as an additional insured with respect to each policy of liability insurance; and (ii) providing that 30 days’ notice will be given to Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to that policy.

(b)              Stock Certificate. No later than 5 Business Days after the Closing Date, the Loan Parties shall have caused the original stock certificate of Quest Sustainability Services, Inc. to be delivered to Administrative Agent.

(c)               Control Agreements. No later than 30 days after the Closing Date, the Loan Parties shall deliver to the Administrative Agent the Control Agreements required pursuant to Section 10.11;

(d)              Collateral Access Agreements. No later than 30 days after the Closing Date, the Loan Parties shall deliver to the Administrative Agent, a Collateral Access Agreement with respect to the leased locations at (x) 3481 Plano Parkway, The Colony, Texas 75056 and (y) 147 MacArthur Lane, Burlington, North Carolina 27217; provided, that, solely with respect to the leased location set forth in clause (y) above and only to the extent a collateral access agreement (or similar agreement) is not delivered to the ABL Agent, the Loan Parties shall only be required to use commercially reasonable to deliver such Collateral Access Agreement.

(e)              Insurance. No later than 10 Business Days after the Third Amendment Effective Date, the Loan Parties shall have delivered updated insurance certificates indicating that Monroe Capital Management Advisors, LLC, as Administrative Agent, together with its successors and assigns, is named as additional insured on the certificate for liability coverage and as lender’s loss payee on the certificate for property or casualty insurance.

(f)                Control Agreements. No later than 60 days after the Third Amendment Effective Date, the Loan Parties shall deliver to the Administrative Agent the Control Agreements required pursuant to Section 10.11 with respect to the deposit accounts and securities accounts of RWS and its Subsidiaries.

(g)              Collateral Access Agreements. No later than 60 days after the Third Amendment Effective Date, the Loan Parties shall deliver to the Administrative Agent the Collateral Access Agreements required pursuant to Section 5.9(a) of the Guaranty and Collateral Agreement.

Section 11	NEGATIVE COVENANTS

Until Payment in Full, Holdings and each Borrower shall, unless at any time the Required Lenders otherwise expressly consent in writing, do the following:

11.1         Debt

. Not, and not permit any of the Loan Parties and their Subsidiaries to, create, incur, assume, or suffer to exist any Debt, except the following:

(a)              Obligations under this Agreement and the other Loan Documents;

(b)              Debt of any of the Loan Parties (other than Holdings) and their Subsidiaries secured by Liens permitted by Section 11.2(d), and extensions, renewals, replacements, and refinancings thereof, so long as the aggregate amount of all such Debt at any time outstanding does not exceed $500,000;

(c)               Debt of any Loan Party to any other Loan Party, so long as (i) that Debt is evidenced by a demand note in form and substance reasonably satisfactory to Administrative Agent and pledged and delivered to Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and (ii) the obligations under that demand note are subordinated to the obligations of the Loan Parties under the Loan Documents (including the Obligations of Borrowers under this Agreement) in a manner reasonably satisfactory to Administrative Agent;

(d)              Debt arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(e)              Debt of any Loan Party to any employee, officer, or director or any such Person’s spouse, estate, or estate-planning vehicle to repurchase Equity Interests from that Person upon the death, disability, or termination of employment of that employee, officer of director, so long as the aggregate amount of all such Debt at any time outstanding does not exceed $250,000;

(f)                unsecured Hedging Obligations consisting of commodity swap agreements of the Loan Parties (other than Holdings) and their Subsidiaries in an aggregate amount not to exceed $250,000 incurred for bona fide hedging purposes and not for speculation with respect to risks arising in the ordinary course of Borrowers’ business;

(g)              Debt described on Schedule 11.1 and any extension, renewal, replacement or refinancing thereof so long as the principal amount thereof is not increased;

(h)              the Debt to be Repaid (so long as that Debt is repaid on the Closing Date with the proceeds of the initial Loans under this Agreement);

(i)                Contingent Liabilities arising with respect to (i) customary indemnification obligations by any of the Loan Parties (other than Holdings) and their Subsidiaries in favor of purchasers in connection with dispositions permitted under Section 11.4, and (ii) the guaranty by any of the Loan Parties (other than Holdings) and their Subsidiaries of a lease, sublease, license, or sublicense entered into in the ordinary course of business by another Loan Party or any Subsidiary thereof;

(j)                unsecured Debt incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business;

(k)              so long as the ABL Debt (as defined in the ABL Intercreditor Agreement) is subject to the terms and conditions of the ABL Intercreditor Agreement, the ABL Debt (as defined in the ABL Intercreditor Agreement) in an aggregate principal amount outstanding under this clause (k) at any time not to exceed the ABL Cap (as defined in the ABL Intercreditor Agreement) at any time outstanding and any permitted Refinancing (as defined in the ABL Intercreditor Agreement) thereof; provided, that, any ABL Debt that exceeds the ABL Cap shall still be permitted hereunder to the extent it constitutes Excess ABL Debt (as defined in the ABL Intercreditor Agreement) under the ABL Intercreditor Agreement; and

(l)                Debt owed to any person or entity providing property, casualty or liability insurance to any Borrower or any Subsidiary of any Borrower in connection with the financing of insurance premiums in the ordinary course of business to the extent not due and payable;

(m)           unsecured Debt of any Borrower or any of its Subsidiaries owing to banks or other financial institutions under corporate credit cards issued to officers and employees for business related expenses in the ordinary course of business in an aggregate amount not to exceed $4,000,000 at any time outstanding;

(n)              [reserved];

(o)              Debt in the form of Capital Lease obligations or purchase money obligations of any entity that becomes a Loan Party after the date hereof pursuant to a Permitted Acquisition; provided, that (x) such Debt exists at the time such entity becomes such a Subsidiary and is not created in contemplation of or in connection with such entity becoming such a Subsidiary, (y) such Debt is not guaranteed in any respect by any Borrower or Guarantor (other than by any such entity that guaranteed such Debt at the time such entity became a Subsidiary) and (z) such Debt in the aggregate does not exceed $750,000 at any time outstanding and any renewals, extensions, or refinancings thereof so long as the principal amount thereof is not increased;

(p)              Debt in an aggregate amount not to exceed $250,000 at any time outstanding in connection with surety or similar bonds, letters of credit and performance bonds obtained in the ordinary course of business of the Borrowers and their Subsidiaries;

(q)              deposits supporting the performance of operating leases in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time outstanding;

(r)               unsecured Debt arising from agreements providing for customary adjustments of purchase price or similar obligations, or from guarantees securing the performance of any Borrower or any Subsidiary of any Borrower pursuant to such agreements, in connection with any Permitted Acquisitions;

(s)               unsecured cash obligations under incentive, non-compete, consulting, deferred compensation, or other similar arrangements, other than sales commissions, incurred by it in the ordinary course of business and consistent with past practices in an aggregate amount not to exceed $2,000,000 at any time outstanding;

(t)               (A) the Closing Date Seller Note to the extent subject to the Closing Date Seller Note Subordination Agreement, (B) other unsecured seller notes issued by Holdings of up to 150% of the EBITDA of the target for the most recently ended twelve month period for which financial statements have been delivered to Administrative Agent, in an aggregate amount not to exceed $12,000,000 at any time outstanding to the extent subject to a subordination agreement or other subordination arrangement in favor of the Obligations reasonably acceptable to Administrative Agent and subject to documentation and structure reasonably acceptable to the Administrative Agent and (C) other unsecured earn-outs owing by Holdings of up to 150% of the EBITDA of the target for the most recently ended twelve month period for which financial statements have been delivered to Administrative Agent, in an aggregate amount not to exceed $12,000,000 at any time outstanding the extent subject to a subordination agreement or other subordination arrangement in favor of the Obligations reasonably acceptable to Administrative Agent and subject to documentation and structure reasonably acceptable to the Administrative Agent;

(u)              Debt consisting of SBA PPP Loans in an aggregate amount not to exceed $1,408,000 at any time outstanding; and

(v)              other unsecured Debt of the Loan Parties and their Subsidiaries not otherwise provided for herein in an aggregate amount not at any time exceeding $750,000 at any time outstanding; provided, to the extent any such indebtedness is in the form of seller notes, earn-out or similar obligations, such Debt shall only be issued by Holdings and shall be subject to a subordination agreement or other subordination arrangement in favor of the Obligations reasonably acceptable to Administrative Agent.

11.2         Liens

. Not, and not permit any of the Loan Parties and their Subsidiaries to, create or permit to exist any Lien on any of its real or personal properties, assets, or rights of whatsoever nature (whether now owned or hereafter acquired), except the following:

(a)              Liens for taxes or other governmental charges (excluding any Lien imposed pursuant to any provisions of ERISA) not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings so long as such Lien would not reasonably be expected to materially adversely affect the Administrative Agent’s rights or the priority of the Administrative Agent’s Lien on any Collateral and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

(b)              Liens arising in the ordinary course of business any of the Loan Parties (other than Holdings) and their Subsidiaries (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds, and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings diligently prosecuted and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case (1) for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed and (2) only so long as payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the assets of such Loan Party or any of its Subsidiaries or materially impair the use thereof in the operation of the business of such Loan Party or any of its Subsidiaries;

(c)               Liens described on Schedule 11.2 as of the Closing Date and renewals and extensions thereof on the assets currently subject to those Liens;

(d)              subject to the limitation set forth in Section 11.1(b), the following: (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased); (ii) Liens existing on property at the time of the acquisition thereof by any of the Loan Parties (other than Holdings) and their Subsidiaries (and not created in contemplation of that acquisition); and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring that property, so long as any such Lien attaches to the applicable property within 20 days of the acquisition thereof and attaches solely to the property so acquired;

(e)              easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, and other similar real estate charges or encumbrances, minor defects or irregularities in title, and other similar real estate Liens granted in the ordinary course of business not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any Subsidiary thereof;

(f)                leases, subleases, licenses, or sublicenses of the assets or properties of any of the Loan Parties and their Subsidiaries, in each case entered into in the ordinary course of business and not interfering in any material respect with the business of any of the Loan Parties and their Subsidiaries;

(g)              customary set-off rights against depository accounts permitted under this Agreement in favor of banks at which any of the Loan Parties and their Subsidiaries maintains any such depository accounts, so long as those set-off rights secure only the obligations of that Loan Party or that Subsidiary to pay ordinary course fees and bank charges;

(h)              Liens consisting of precautionary filings of UCC financing statements filed with respect to Operating Leases permitted under this Agreement and any interest of title of a lessor under any Operating Lease permitted under this Agreement;

(i)                Liens arising under the Loan Documents;

(j)                Liens arising from judgments in circumstances not constituting an Event of Default;

(k)              Liens securing the ABL Obligations permitted by Section 11.1(k) so long as such Liens are subject to the terms of the ABL Intercreditor Agreement; and

(l)                other Liens incurred in the ordinary course of business of the Loan Parties and their Subsidiaries with respect to obligations that do not in the aggregate exceed $500,000 at any time outstanding.

11.3         Restricted Payments

. Not, and not permit any of the Loan Parties and their Subsidiaries to, (a) make any dividend or distribution to any holders of its Equity Interests (other than the Warrant Holders); (b) purchase or redeem any of its Equity Interests (other than Equity Interests held by the Warrant Holders); (c) pay any management fees, transaction-based fees, or similar fees to any of its equity holders or any Affiliate thereof; (d) make any payment on account of Debt that has been contractually subordinated in right of payment to the Obligations if that payment is not permitted at that time under the applicable subordination terms and conditions; (e) make any prepayment of any unsecured Debt or any Debt secured by a Lien that is junior or subordinated to the Liens securing the Obligations; or (f) set aside funds for any of the foregoing (any of the foregoing described in clauses (a) through (f), each a “Restricted Payment”), except that:

(i)                any Subsidiary may pay dividends or make other distributions to a Loan Party and any Loan Party may pay dividends or make other distributions to any Loan Party or any Subsidiary of any Loan Party;

(ii)              in the event the Borrowers file a consolidated, combined, unitary or similar type income Tax return with Holdings, the Borrowers shall be permitted to make distributions to Holdings to permit Holdings to pay federal and state income Taxes when due and payable to the extent such Taxes are attributable to the income of the Borrowers and their Subsidiaries;

(iii)           the Loan Parties and their Subsidiaries may make payments for earn-outs and deferred purchase price payments in connection with Permitted Acquisitions in an aggregate amount not to exceed of up to 150% of the EBITDA of the target for the most recently ended twelve month period for which financial statements have been delivered to Administrative Agent, provided that immediately before and after giving effect to such payments the Payment Conditions are satisfied;

(iv)            in each case to the extent due and payable on a nonaccelerated basis, each Borrower may make regularly scheduled payments of interest in respect of subordinated Debt in the form of seller notes or earn-outs, provided, that (a) the Payment Conditions are satisfied and (b) and such payments are permitted under the applicable subordination agreement related thereto;

(v)              each Borrower and each of its Subsidiaries may make dividends or distributions payable solely in its Equity Interests;

(vi)            the Loan Parties and their Subsidiaries may make payments in the form of Qualified Equity Interests of Holdings as required by the Consideration Agreement (as defined in the Closing Date Acquisition Agreement as in effect on the date hereof) as in effect on the date hereof.

11.4         Mergers, Consolidations, Sales

. Not, and not permit any of the Loan Parties and their Subsidiaries to, (a) be a party to any merger or consolidation; (b) change its state of incorporation or organization, its organization type or organization identification number or change its legal name; (c) sell, transfer, dispose of, convey, or lease any of its assets or Equity Interests (including the sale of Equity Interests of any Subsidiary); (d) sell or assign with or without recourse any receivables; (e) acquire all or any substantial part of the properties of any Person; or (f) purchase or otherwise acquire all or substantially all of the assets or any Equity Interests, or any partnership or joint venture interest in, any other Person or make any Acquisition, except the following:

(i)                any merger or consolidation of a Loan Party or any Subsidiary of a Loan Party with another Loan Party or another Wholly-Owned Subsidiary of a Loan Party; provided, that a Loan Party shall be the surviving entity in any merger or consolidation involving a Loan Party, a Borrower shall be the surviving entity in any merger or consolidation involving a Borrower and Holdings shall be the surviving entity in any merger or consolidation involving Holdings;

(ii)              Permitted Acquisitions;

(iii)           dispositions of equipment that is substantially worn, damaged, or obsolete; provided, that, in the case of any disposition of equipment financed under the ABL Loan Agreement, the outstanding advance amount and all interest payable with respect thereto under the ABL Loan Agreement shall be paid to the Administrative Agent to be applied to the Term Loan (as defined in the ABL Loan Agreement) as set forth in the ABL Loan Agreement;

(iv)            the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(v)              the lapse of registered patents, trademarks, copyrights and other intellectual property of any Loan Party or any of its Subsidiaries to the extent not economically desirable and useful in the conduct of its business;

(vi)            transfers of assets (a) to a Loan Party by (x) a Loan Party (other than Holdings, provided that the foregoing shall not limit Restricted Payments permitted by Section 11.3) or (y) a Subsidiary of a Loan Party (other than by a Borrower to such Subsidiary, provided that the foregoing shall not limit Restricted Payments permitted by Section 11.3 hereof) or (b) to a Borrower by a Borrower;

(vii)          sales of inventory in the ordinary course of business;

(viii)       dispositions of Cash Equivalent Investments;

(ix)            transfers of cash permitted by Section 11.9(m); and

(x)              so long as no Default or Event of Default exists and is continuing, other dispositions, not provided for in any other clause of this Section 11.4 in an aggregate amount not to exceed $500,000 during any consecutive twelve-month period.

Notwithstanding the foregoing, in no event shall any disposition or transfer be made to Quest Vertigent One, LLC other than pursuant to clause (ix) of this Section 11.4.

11.5         Modification of Certain Documents; Organizational Form.

(a)              Not permit the organizational documents or governing documents of any Loan Party to be amended or modified in any way that could reasonably be expected to be adverse to the interests of the Lenders (it being agreed that any change to the organizational or governing documents of Holdings related to the board of directors or voting rights of equityholders shall be deemed adverse to the interests of the Lenders) without the consent of the Lenders, which consent (other than with respect to any changes to the voting rights of equityholders) shall not be unreasonably withheld.

(b)              Not change, or allow any Loan Party to change, its state of formation or its organizational form without providing the Administrative Agent at least ten (10) Business Days prior written notice.

(c)               Not amend, restate, supplement, waive, refinance, replace or otherwise modify any provision of any of the ABL Loan Documents except to the extent permitted by the ABL Intercreditor Agreement.

(d)              Not amend, restate, supplement, waive, refinance, replace or otherwise modify any provision of the Closing Date Seller Note unless permitted by the Closing Date Seller Note Subordination Agreement.

(e)              Without the prior written consent of the Administrative Agent, not amend, waive or otherwise modify any provision of the Closing Date Acquisition Agreement, the RWS Acquisition Agreement or the documents and instruments delivered in connection therewith if such amendment, waiver or modification would be material or adverse to the Administrative Agent or the Lenders.

11.6         Transactions with Affiliates

. Not, and not permit any of the Loan Parties and their Subsidiaries to, enter into, or cause, suffer, or permit to exist any transaction, arrangement, or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates (except to the extent expressly permitted by Sections 11.3 and 11.4(i)).

11.7         Inconsistent Agreements

. Not, and not permit any of the Loan Parties and their Subsidiaries to, enter into any agreement containing any provision that would (a) be violated or breached by any borrowing by Borrowers under this Agreement or by the performance by any Loan Party of any of its Obligations under this Agreement or under any other Loan Document; (b) prohibit any Loan Party from granting to Administrative Agent and the Lenders a Lien on any of its assets; or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to Holdings, any Borrower, or any other Subsidiary, or incur or pay any Debt (or modify, extend or renew any agreement evidencing Debt) owed to Holdings, any Borrower, or any other Subsidiary or to repay any intercompany Debt, (ii) make loans or advances to any Loan Party, or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending any such sale, so long as those restrictions and conditions apply only to the Subsidiary to be sold and that sale is permitted under this Agreement (but those); (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases, and other secured Debt permitted by this Agreement, so long as those restrictions or conditions apply only to the property or assets securing that Debt; (C) customary provisions in leases and other contracts restricting the assignment thereof; and (D) restrictions and conditions set forth in the Loan Documents and the ABL Loan Documents.

11.8         Business Activities; Holdings. (w) Not, and not permit any of the Loan Parties and their Subsidiaries to, engage in any line of business other than the businesses engaged in on the Closing Date and businesses reasonably related or reasonably complementary thereto, (x) not permit Holdings to engage in any trade or business other than acting as a holding company for the Equity Interests of the Loan Parties and any activities reasonably incidental thereto and (y) not permit Holdings to hold any cash or Cash Equivalent Investment that is not subject to a Control Agreement.

11.9         Investments

. Not, and not permit any of the Loan Parties and their Subsidiaries to, make or permit to exist any Investment in any other Person, except the following:

(a)              contributions by Holdings, Borrowers, or any Subsidiary to the capital of any Borrower;

(b)              Investments constituting Debt permitted by Section 11.1;

(c)               Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.2;

(d)              Cash Equivalent Investments;

(e)              subject to Section 10.11, bank deposits in the ordinary course of business;

(f)                Permitted Acquisitions;

(g)              non-cash consideration received pursuant to the consummation of asset dispositions and Permitted Acquisitions, in each case permitted under this Agreement;

(h)              bank deposits established in the ordinary course of business in accordance with the Loan Documents;

(i)                Investments listed on Schedule 11.9 as of the Closing Date;

(j)                advances to officers, directors and employees of Holdings and its Subsidiaries in an aggregate amount not to exceed $100,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes in the ordinary course of business;

(k)              Investments by Holdings and its Subsidiaries in the Loan Parties (other than Holdings);

(l)                prepaid expenses and extensions of trade credit, in each case, in the ordinary course of business and consistent with past practices;

(m)           Investments of cash into Quest Vertigent One, LLC to be used solely for the purpose of paying consultant fees and general corporate expenses of Quest Vertigent One, LLC in an amount not to exceed $50,000 in any Fiscal Year; and

(n)              other Investments not provided for in any other clause of this Section 11.9 in an aggregate amount not to exceed $250,000 so long as the Payment Conditions are satisfied immediately before and after giving effect to such Investment.

Notwithstanding the foregoing, in no event shall any Investment be made in Quest Vertigent One, LLC other than pursuant to clause (m) of this Section 11.09.

11.10     Restriction of Amendments to Certain Documents

. Not amend or otherwise modify, or waive any rights under any Related Agreement or Material Contract, other than immaterial amendments, modifications, and waivers not adverse to the interests of Lenders.

11.11     Fiscal Year; Accounting Policies

. Not, and not permit any of the Loan Parties and their Subsidiaries to (a) change its Fiscal Year or its method of determining Fiscal Quarters or fiscal months or (b) make any change in its accounting policies that is not required under GAAP.

11.12     Financial Covenants.

11.12.1        Fixed Charge Coverage Ratio

. Not permit the Fixed Charge Coverage Ratio for any Computation Period (commencing with the Computation Period ending March 31, 2022) to be less than 1.10 to 1.00 for that Computation Period.

11.12.2        Senior Net Leverage Ratio

. Not permit the Senior Net Leverage Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for that Computation Period:

Computation Period Ending	Senior Net Leverage Ratio

December 31, 2020	3.25 to 1.00
March 31, 2021, June 30, 2021 and	3.00 to 1.00
September 30, 2021, December 31, 2021 and March 31, 2022	5.75 to 1.00
June 30, 2022 and September 30, 2022	5.50 to 1.00
December 31, 2022	5.25 to 1.00
March 31, 2023, June 30, 2023 and September 30, 2023	5.00 to 1.00
December 31, 2023 and March 31, 2024	4.75 to 1.00
June 30, 2024 and September 30, 2024	4.50 to 1.00
December 31, 2024, March 31, 2025 and June 30, 2025	4.00 to 1.00
September 30, 2025 and the last day of each Fiscal Quarter thereafter	3.50 to 1.00

Notwithstanding anything herein to the contrary (x) with respect to any provision of the Loan Documents that references compliance or satisfaction with the Senior Net Leverage Ratio required by this Section 11.12.2 prior to December 31, 2020, such provision shall be deemed to refer to the Senior Net Leverage Ratio required as of December 31, 2020 and (y) the Borrowers and the Administrative Agent shall negotiate in good faith to reset the maximum Senior Net Leverage Ratios permitted under this Section 11.12.2 to reflect the impact of any Debt incurred in connection with any Permitted Acquisition as permitted hereunder.

11.13     Compliance with Laws

. Not, and shall not permit any of their Subsidiaries to, fail to comply with the laws, regulations and executive orders referred to in Sections 9.30 and 9.31.

11.14     Equity Interests of Subsidiaries

. Not permit any Loan Parties (excluding Holdings) or any of their Subsidiaries to issue any additional Equity Interests, except to a Loan Party or other Subsidiary of a Loan Party and except for director’s qualifying Equity Interests to the extent required under applicable law. Not permit Holdings to issue any Disqualified Equity Interests.

11.15     Tax Consolidation

. Not permit any Loan Party or any Subsidiary of any Loan Party to file or consent to the filing of any consolidated income tax return with any Person other than Holdings (or a present or future direct or indirect parent of Holdings), any other present or future Loan Party and/or any present or future Subsidiary of any Loan Party.

11.16     Bill-and-Hold Sales, Etc

. Not permit any Loan Parties or any of their Subsidiaries to make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, repurchase or return or consignment basis.

11.17     ABL Obligations

. Not permit any Loan Parties or any of their Subsidiaries to purchase or hold any of the ABL Obligations.

11.18     Optional Prepayments of ABL Term Loan

. Not permit any Loan Parties or any of their Subsidiaries to make any voluntary prepayment of Term Loans (as defined in the ABL Loan Agreement) unless the following conditions have been satisfied: (a) no Default or Event of Default has occurred and is continuing or would immediately result therefrom (b) after giving effect to any such voluntary prepayment, Excess Availability is not less than $3,000,000 and (b) Borrower Representative has delivered a certificate to Administrative Agent certifying the satisfaction of the foregoing conditions.

11.19     Fiscal Year End

. Not change, or permit any Subsidiary of any Loan Party to change, its fiscal year end.

11.20     OFAC

. Not (i) Become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Party and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such Person in any manner violative of such Section 2, or (iii) become a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 12	EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The effectiveness of this Agreement and the obligation of each Lender to make its Loans are subject to the following conditions precedent:

12.1         Conditions to Effectiveness

. The effectiveness of this Agreement, and the obligation of the Lenders to make the Loans, are, in addition to the conditions precedent specified in Section 12.2 and Section 12.3, subject to satisfaction of the following conditions precedent (and the date on which all such conditions precedent have been satisfied or waived in writing by Administrative Agent and the Lenders is called the “Closing Date”), it being agreed that the request by Borrower Representative for the making of any initial Loan on the Closing Date will be deemed to constitute a representation and warranty by Borrowers that the conditions precedent set forth in this Section 12.1 will be satisfied at the time of the making of that Loan unless waived in writing by Administrative Agent:

12.1.1             Agreement, Notes, and other Loan Documents

. Administrative Agent has received the following, each duly executed and dated as of the Closing Date (or any earlier date satisfactory to Administrative Agent), in form and substance satisfactory to Administrative Agent: (a) this Agreement; (b) to the extent requested by any Lender, one or more Notes made payable to that Lender; (c) the Guaranty and Collateral Agreement, together with all instruments, transfer powers, and other items required to be delivered in connection with the Guaranty and Collateral Agreement; (d) all other Loan Documents, (e) the ABL Loan Agreement Amendment, (f) the Closing Date Warrant and the Warrant Letter Agreement duly executed and delivered by the parties thereto and (g) the Closing Date Seller Note Subordination Agreement.

12.1.2             Authorization Documents

. For each Loan Party, Administrative Agent has received the following, each in form and substance satisfactory to Administrative Agent: (a) that Person’s charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in that Person’s state of incorporation (or formation) and in each other state in which that Person is qualified to do business if reasonably requested by Administrative Agent; (c) that Person’s bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing that Person’s execution, delivery, and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of that Person’s officers and/or managers executing any of the Loan Documents (which certificates Administrative Agent and each Lender may conclusively rely on until formally advised by a like certificate of any changes in any such certificate), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

12.1.3             Consents, etc

. Administrative Agent has received certified copies of all documents evidencing any necessary company action, consents and governmental approvals (if any) required for the execution, delivery, and performance by the Loan Parties of the documents referred to in this Section 12.

12.1.4             Letter of Direction

. Administrative Agent has received a letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date, duly executed and dated as of the Closing Date, in form and substance satisfactory to Administrative Agent.

12.1.5             Collateral and Diligence Questionnaire

. Administrative Agent has received a Collateral and Diligence Questionnaire completed and executed by each Loan Party, in form and substance satisfactory to Administrative Agent.

12.1.6             Opinions of Counsel

. Administrative Agent has received opinions of counsel for each Loan Party, including local counsel reasonably requested by Administrative Agent, each duly executed and dated as of the Closing Date (or any earlier date satisfactory to Administrative Agent), in form and substance satisfactory to Administrative Agent.

12.1.7             Insurance

. Administrative Agent has received evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that Administrative Agent has been named as a lender’s loss payee and an additional insured on all related insurance policies.

12.1.8             Related Transaction

. The Closing Date Acquisition shall have been consummated in accordance in all material respects with the terms of the Closing Date Acquisition Agreement (without any amendment, modification or waiver of any of the provisions thereof that would be materially adverse to the Lenders in their capacities as Lenders without the consent of the Lenders, such consent not to be unreasonably withheld, conditioned or delayed). The Closing Date Acquisition Agreement, stock grant agreement, Closing Date Seller Note and other agreements related thereto shall be in form and substance satisfactory to Administrative Agent. All conditions precedent to the Closing Date Acquisition shall have been satisfied or waived with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed).

12.1.9             Payment of Fees

. The Borrowers shall have paid of all fees and expenses required to be paid on the Closing Date pursuant to this Agreement and the Agent Fee Letter from the proceeds of the initial funding under the Term A Loans, but with respect to legal fees, to the extent invoiced at least one day prior to the Closing Date.

12.1.10        Debt to be Repaid

. Substantially concurrent with the funding of the Term A Loans on the Closing Date, Holdings shall have caused the Debt to be Repaid to have repaid in full (or have caused to be repaid) and provided to the Administrative Agent evidence of such repayment and the release of any guarantees and/or liens granted in connection therewith.

12.1.11        Solvency Certificate

. Administrative Agent has received a solvency certificate, in form and substance satisfactory to Administrative Agent, executed by a Senior Officer of Holdings and the Borrower Representative.

12.1.12        Search Results; Lien Terminations

. Administrative Agent has received certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of all such financing statements; (b) Uniform Commercial Code termination statements pertaining to previously terminated financing, lease, and/or consignment relationships for which financing statements remain of record, in each case as Administrative Agent reasonably requests; and (c) all other Uniform Commercial Code termination statements as Administrative Agent reasonably requests.

12.1.13        Filings, Registrations, and Recordings

. Administrative Agent has received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by Administrative Agent to be filed, registered, or recorded in order to create in favor of Administrative Agent, for the benefit of Administrative Agent and the Lenders, a perfected Lien on the collateral described therein (but only to the extent that perfection may be achieved by such a filing, registration, or recording), prior to any other Liens (subject only to Permitted Liens), in proper form for filing, registration, or recording.

12.1.14        Closing Certificate

. Administrative Agent has received (a) a certificate, in form and substance satisfactory to Administrative Agent, executed by a Senior Officer of Borrower Representative on behalf of Borrowers (i) certifying the matters set forth in Section 12.2.1 as of the Closing Date, (ii) certifying as to the occurrence of the closing of the Related Transaction and that the closing has been consummated in accordance with the terms of the Related Agreements without waiver of any material condition thereof and (iii) attaching final copies of the ABL Loan Agreement, the ABL Loan Agreement Amendment and the Closing Date Seller Note.

12.1.15        Financial Statements

. The Borrowers shall have delivered the Financial Statements to the Administrative Agent. The Borrowers shall have delivered to the Administrative Agent a pro forma consolidated balance sheet of Holdings and its Subsidiaries, as of the most recently ended fiscal month for which financial statements are available for Holdings and its Subsidiaries, prepared after giving effect to the Closing Date Transactions as if the Closing Date Transactions has occurred as of such date; provided that such pro forma financial statements shall be prepared in good faith by Holdings.

12.1.16        No Material Adverse Effect

. Since December 31, 2019, there shall not have occurred any change, effect, event, occurrence, state of facts, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

12.1.17        Minimum Consolidated EBITDA

. Holdings and its Subsidiaries shall have Consolidated EBITDA of $5,500,000 for the twelve months ended June 30, 2020 on a pro forma basis after giving effect to the Closing Date Transactions as if the Closing Date Transactions has occurred as of such date.

12.1.18        Closing Leverage

. The aggregate outstanding balance of the ABL Obligations and the Term A Loans funded on the Closing Date, minus unrestricted cash in which the ABL Agent and the Administrative Agent have perfected security interests (in an aggregate amount not to exceed $1,000,000), shall not be greater than 3.00 multiplied by Consolidated EBITDA.

12.1.19        Diligence

. The Administrative Agent shall conduct a satisfactory due diligence call with key management of Green Remedies and shall be satisfied with the background checks of key management of Green Remedies.

12.1.20        Subordination and Intercreditor Agreements

. The execution and delivery by the applicable parties thereto of (x) Closing Date Seller Note Subordination Agreement and any other subordination agreements with respect to other indebtedness remaining on the balance sheet of Holdings and its Subsidiaries on the Closing Date other than the ABL Obligations and (y) the ABL Intercreditor Agreement.

12.1.21        Key Management

. Key management of the Guarantor and its subsidiaries (including the Initial Acquired Business) will have entered into customary agreements containing terms and conditions acceptable to Lender including among other things, non-competition, non-solicitation and confidentiality provisions.

12.1.22        Know-Your-Customer and Anti-Money Laundering

. So long as requested at least five Business Days prior to the Closing Date, the Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities concerning Borrowers and Holdings under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

12.2         Conditions Precedent to all Loans

. The obligation of each Lender to make each Loan is subject to the following further conditions precedent that:

12.2.1             Compliance with Warranties, No Default, etc

. Both before and after giving effect to any borrowing, the following statements are true and correct:

(a)              the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is by its terms qualified by concepts of materiality, in which case that representation or warranty is true and correct in all respects) with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case that representation or warranty is true and correct in all material respects or in all respects, as applicable, as of that earlier date);

(b)              no Default or Event of Default has occurred and is continuing; and

(c)               with respect to the borrowing of any Incremental Loans, all other conditions for such borrowing set forth in Section 2.1.2 are satisfied.

12.2.2             Confirmatory Certificate

. If requested by Administrative Agent or any Lender, Administrative Agent has received (in sufficient counterparts to provide one to Administrative Agent and each Lender) a certificate dated the date of the requested Loan and signed by a duly authorized representative of Borrower Representative as to the matters set out in Section 12.2.1 (it being understood that each request by Borrower Representative for the making of a Loan will be deemed to constitute a representation and warranty by Borrowers that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of that Loan), together with such other documents as Administrative Agent or any Lender may reasonably request in support thereof.

12.3         Conditions Precedent to each Term B Loan and Term D Loan

. The obligation of each Lender to make each Term B Loan and Term D Loan is subject to the following further conditions precedent that:

12.3.1             Use of Proceeds

. Administrative Agent is satisfied in its sole discretion that Borrowers will use the proceeds of that Term B Loan or Term D Loan, as applicable, on or about the requested borrowing date in accordance with Section 10.6.

12.3.2             Financial Tests

. Administrative Agent has received a certificate from a Senior Officer of the Borrower Representative certifying (with reasonably detailed calculations) that (a) on any drawing date of the Term B Loans the Term B Loan Leverage Condition is satisfied, (b) on any drawing date of the Term D Loans the Term D Loan Leverage Condition is satisfied.

12.3.3             Minimum Amount

. The requested borrowing of the Term B Loans or Term D Loans, as applicable, is in an amount equal to at least $2,000,000.

12.3.4             Order of Funding

. The aggregate Term B Loan Commitments of all Lenders shall have been reduced to zero before any borrowing of Term D Loans under this Agreement.

Section 13	EVENTS OF DEFAULT AND THEIR EFFECT.

13.1         Events of Default

. Each of the following will constitute an Event of Default under this Agreement:

13.1.1             Non-Payment of the Loans, etc

. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five or more days, in the payment when due of any interest, fee, or other amount payable by Borrowers under this Agreement or under any other Loan Document.

13.1.2             Non-Payment of Other Debt

. Any (a) “Event of Default” (as defined in the ABL Loan Agreement) or comparable event has occurred or the revolving commitments under the ABL Loan Documents are terminated for any reason or (b) default occurs under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $750,000 and that default (i) consists of the failure to pay that Debt when due, whether by acceleration or otherwise, or (ii) accelerates the maturity of that Debt or permits the holder or holders thereof, or any trustee or agent for any such holder or holders, to cause that Debt to become due and payable (or require any Loan Party to purchase or redeem that Debt or post cash collateral in respect thereof) prior to its expressed maturity.

13.1.3             Reserved.

13.1.4             Bankruptcy, Insolvency, etc

. Any of the following occurs: (a) any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; (b) any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver, or other custodian for that Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; (c) in the absence of any such application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 45 days; (d) any Insolvency Proceeding, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and that Insolvency Proceeding or proceeding (i) is not commenced by that Loan Party, (ii) is consented to or acquiesced in by that Loan Party, or (iii) remains for 45 days undismissed; or (e) any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

13.1.5             Non-Compliance with Loan Documents.

(a)              Failure by any Loan Party to comply with or to perform any covenant set forth in (x) Sections 10.1.6, 10.2, 10.3(b), 10.3(d), 10.5 (solely with respect to the Company and Holdings), 10.6, 10.9, 10.10, 10.11, 10.12, 10.13 or Section 11 (subject, in the case of Section 11.12, to Section 13.4) and (y) Sections 10.1.1, 10.1.2, 10.1.3 and 10.1.8 and, with respect to this subclause (y), continuance of that failure described in this Section 13.1.5(a) for 2 or more Business Days.

(b)              Failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of that failure described in this Section 13.1.5(b) for 30 or more days.

13.1.6             Representations; Warranties

. Any representation or warranty made by any Loan Party in this Agreement or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to Administrative Agent or any Lender in connection with this Agreement is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

13.1.7             Pension Plans

. Any of the following occurs: (a) any Person institutes steps to terminate a Pension Plan if as a result of that termination Holdings, any Borrower, or any Subsidiary could be required to make a contribution to that Pension Plan, or could incur a liability or obligation to that Pension Plan, in excess of $750,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA with respect to Holdings, any Borrower, or any Subsidiary; (c) the Unfunded Liability of all Pension Plans sponsored and maintained by any Borrower or any Subsidiary exceeds 20% of the Total Plan Liability for those plans, or (d) there occurs any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of that withdrawal (including any outstanding withdrawal liability that Holdings, any Borrower, or any member of the Controlled Group have incurred on the date of that withdrawal) to which Holdings, any Borrower, or any Subsidiary is reasonably expected to incur exceeds $750,000.

13.1.8             Judgments

. One or more final judgments which exceed an aggregate of $750,000 are rendered against any Loan Party (not covered by insurance as to which the insurance company has acknowledged coverage in writing, so long as that insurance is paid to Borrowers within 30 days of the rendering of those judgments) and have not been paid, discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of those judgments.

13.1.9             Invalidity of Loan Documents, etc

. Any Loan Document ceases to be in full force and effect, or any Loan Party (or any Person by, through, or on behalf of any Loan Party) contests or challenges in any manner the validity, binding nature, or enforceability of any Loan Document.

13.1.10        Change of Control

. A Change of Control occurs.

13.1.11        Uninsured Losses

. Any material loss, theft, damage or destruction of any portion of the Collateral having a fair market value of $750,000, in the aggregate, if not fully covered (subject to such deductibles and self-insurance retentions as Administrative Agent shall have permitted) by insurance.

13.1.12        Business Disruption; Condemnation

. There shall occur a cessation of a substantial part of the business of Loan Party which could reasonably be expected to have a Material Adverse Effect; or any Loan Party shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by any Loan Party which loss could reasonably be expected to have a Material Adverse Effect; or any Loan Party shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs which injunction, restraint or other prevention could reasonably be expected to have a Material Adverse Effect; or any material lease or agreement pursuant to which any Loan Party leases, uses or occupies any property shall be canceled or terminated prior to the expiration of its stated term, the cancellation or termination of which could not reasonably be expected to have a Material Adverse Effect; or any portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation which condemnation or impairment could reasonably be expected to have a Material Adverse Effect.

13.1.13        Repudiation of or Default under Guaranty and Collateral Agreement

. Any Loan Party shall revoke or attempt to revoke the Guaranty and Collateral Agreement signed by such Loan Party or shall repudiate such Loan Party’s liability thereunder or shall be in default under the terms thereof.

13.1.14        Criminal Forfeiture

. Any Loan Party shall be criminally indicted or convicted under any law that could lead to a forfeiture of any property of any Loan Party.

13.1.15        Intercreditor and Subordination Agreements

. The provisions of the ABL Intercreditor Agreement, the Closing Date Seller Note Subordination Agreement or any other intercreditor or subordination agreement in favor of the Administrative Agent in respect of the Obligations shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the ABL Agent, any lender under the ABL Loan Agreement or any other person party to such agreements shall contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or the Obligations for any reason shall not have the priority contemplated by this Agreement, the ABL Intercreditor Agreement, the Closing Date Seller Note Subordination Agreement or any other intercreditor or subordination described in this Section 13.1.14, respectively.

13.1.16        Material Adverse Effect

. A Material Adverse Effect occurs.

13.2         Effect of Event of Default

. If any Event of Default described in Section 13.1.4 occurs in respect of any Loan Party, then the Commitments will immediately terminate and the Loans and all other Obligations under this Agreement will become immediately due and payable, all without presentment, demand, protest, or notice of any kind. If any other Event of Default occurs and is continuing, then Administrative Agent may (and, upon the written request of the Required Lenders shall) declare, in a written notice to Borrower Representative, the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations under this Agreement to be due and payable, whereupon the Commitments will immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations under this Agreement will become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest, or notice of any kind (other than as expressly provided for above in this sentence). Administrative Agent shall promptly advise Borrower Representative of any such declaration, but failure to do so will not impair the effect of any such declaration. If Administrative Agent has received a Cure Notice from the Borrower Representative, then Administrative Agent and the Required Lenders may not exercise any the foregoing remedies in this Section 13.2 with respect to that Specified Financial Covenant Default until the earlier of (i) the Cure Period has expired, and (ii) the date that Administrative Agent receives notice Borrowers will not cure that Specified Financial Covenant Default in accordance with Section 13.4; provided, that, during such period, such Specified Financial Covenant Default shall be deemed an Event of Default for all other purposes under this Agreement.

13.3         Credit Bidding

. The Loan Parties and the Lenders hereby irrevocably authorize Administrative Agent, based upon the instruction of the Required Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by Administrative Agent in accordance with applicable law, based upon the instruction of the Required Lenders, under any provisions of the Uniform Commercial Code, as part of any sale or investor solicitation process conducted by any Loan Party, any interim receiver, receiver, receiver and manager, administrative receiver, trustee, agent, or other Person pursuant or under any insolvency laws, in each case subject to the following limitations: (i) the Required Lenders may not direct Administrative Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of any Credit Bid; (ii) the acquisition documents must be commercially reasonable and contain customary protections for minority holders, such as, among other things, anti-dilution and tag-along rights; (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws); and (iv) reasonable efforts must be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations). For purposes of this Section 13.3, the term “Credit Bid” means an offer submitted by Administrative Agent (on behalf of the Lenders), based upon the instruction of the Required Lenders, to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Administrative Agent, based upon the instruction of the Required Lenders) of the claims and Obligations under this Agreement and other Loan Documents.

13.4         Curative Equity.

(a)              Subject to the limitations set forth in Section 13.4(d), Borrowers may cure (and will be deemed to have cured) an Event of Default arising out of a breach of any of the financial covenants set forth in Section 11.12 (each such financial covenant, a “Specified Financial Covenant”; each such Event of Default, a “Specified Financial Covenant Default”) if Borrowers receive the cash proceeds of Curative Equity within 10 Business Days after the earliest date on which each applicable Specified Financial Covenant is required to be tested for the applicable Computation Period pursuant to this Agreement (the “Cure Period”).

(b)              Borrowers shall provide Administrative Agent with irrevocable written notice during the Cure Period of their intent to cure the Specified Financial Covenant(s) with Curative Equity (the “Cure Notice”) and shall promptly notify Administrative Agent of their receipt of any proceeds of Curative Equity and shall make a prepayment of the Term Loans in accordance with Sections 6.2 and 6.3.

(c)              Upon receipt by the Borrowers of the Curative Equity (and application of the proceeds of such Curative Equity in accordance with Sections 6.2 and 6.3) and delivery of a certificate by Borrower Representative to Administrative Agent certifying as to the amount of the proceeds of any Curative Equity and that those proceeds have been applied in accordance with Section 13.4(b) in an amount equal to the amount which if applied to increase EBITDA for the Computation Period would result in the Borrowers being in pro forma compliance with the applicable Specified Financial Covenant(s) (which certificate shall also set forth the calculation of the applicable Specified Financial Covenant being cured in reasonable detail), then each applicable Specified Financial Covenant Default will be deemed cured with no further action required by the Required Lenders. Before the date of the delivery of that certificate, any Specified Financial Covenant Default that has occurred and is continuing will be deemed to be continuing, and, as a result, the Lenders will have no obligation to make additional loans or otherwise extend additional credit under this Agreement. If Borrowers do not cure a Specified Financial Covenant Default as provided in this Section 13.4, then that Specified Financial Covenant Default will continue unless waived in writing by the Required Lenders in accordance with this Agreement.

(d)              To the extent that proceeds of Curative Equity are received with respect to any Fiscal Quarter, those proceeds will be deemed to be EBITDA for purposes of determining compliance with the Specified Financial Covenant(s) for that Fiscal Quarter and subsequent periods that include that Fiscal Quarter. Notwithstanding any provision of this Agreement to the contrary, (i) Borrowers’ rights under this Section 13.4 (A) may be exercised no more than four times during the term of this Agreement; (B) may be exercised no more than twice in any period of four Fiscal Quarters; (C) may not be exercised in two consecutive Fiscal Quarters and (D) may not be exercised if the amount of proceeds of the Curative Equity, together with the aggregate amount of proceeds of all prior Curative Equity, exceeds 20% of Consolidated EBITDA (calculated prior to giving effect to such Curative Equity) in any trailing twelve month period; (ii) the amount of proceeds of any Curative Equity may not be greater than or less than the amount required to cause Borrowers to be in compliance with each applicable Specified Financial Covenant(s) as at the end of the applicable Computation Period (without giving effect to any prepayment of Debt); and (iii) the proceeds of Curative Equity will be disregarded for purposes of determining EBITDA for any pricing, financial covenant-based conditions, or baskets with respect to the covenants contained in this Agreement and there will be no pro forma reduction in Debt with the proceeds of any Curative Equity for determining compliance with the Specified Financial Covenants or for determining any pricing, financial covenant-based conditions, or baskets with respect to the covenants contained in this Agreement, in each case in the Fiscal Quarter in which that Curative Equity is used and each Computation Period ending on the last day of the following three Fiscal Quarters.

Section 14	AGENCY.

14.1         Appointment and Authorization

. Each Lender hereby irrevocably (subject to Section 14.10) appoints, designates, and authorizes Administrative Agent to take any action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise any powers and perform any duties as are expressly delegated to it, as applicable, by the terms of this Agreement or any other Loan Document, together with all powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent will not have any duty or responsibility except those expressly set forth in this Agreement, nor will Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities are to be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent, as applicable. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, that term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

14.2         [Reserved].

14.3         Delegation of Duties

. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and is entitled to advice of counsel and other consultants or experts concerning all matters pertaining to those duties. Administrative Agent will not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

14.4         Exculpation

. None of Administrative Agent and its directors, officers, employees, and agents (a) will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth in this Agreement as determined by a final, non-appealable judgment by a court of competent jurisdiction), or (b) will be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document (or the creation, perfection, or priority of any Lien or security interest therein), or for any failure of any Borrower or any other party to any Loan Document to perform its Obligations under this Agreement or under any other Loan Documents. Administrative Agent is not and will not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books, or records of any of the Loan Parties and their Subsidiaries and Affiliates.

14.5         Reliance

. Administrative Agent may rely, and will be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants, and other experts selected by Administrative Agent. Administrative Agent will be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Administrative Agent first receives all advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify Administrative Agent against any and all liability and expense which might be incurred by Administrative Agent by reason of taking or continuing to take any such action. Administrative Agent will in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and each such request and any action taken or failure to act pursuant thereto will be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement will be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent has received written notice from that Lender prior to the proposed Closing Date specifying its objection thereto.

14.6         Notice of Default

. Administrative Agent will not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent has received written notice from a Lender or a Borrower referring to this Agreement, describing that Event of Default or Default and stating that that notice is a “notice of default.” Administrative Agent shall promptly notify the Lenders of its receipt of any such notice. Administrative Agent shall take all such actions with respect to each such Event of Default or Default as requested by the Required Lenders in accordance with Section 13, but unless and until Administrative Agent has received any such request, Administrative Agent may (but will not be required to) take any action, or refrain from taking any action, with respect to any Event of Default or Default as Administrative Agent deems advisable or in the best interest of the Lenders.

14.7         Credit Decision

. Each Lender acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, will be deemed to constitute any representation or warranty by Administrative Agent to any Lender as to any matter, including whether Administrative Agent has disclosed material information in its possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent and based on documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition, and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to Borrowers under this Agreement. Each Lender also represents to Administrative Agent that it will, independently and without reliance upon Administrative Agent and based on documents and information as it deems appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make all investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrowers. Except for notices, reports and other documents expressly required in this Agreement to be furnished to the Lenders by Administrative Agent, Administrative Agent will not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Borrower which may come into the possession of Administrative Agent.

14.8         Indemnification

. Whether or not the transactions contemplated by this Agreement are consummated, each Lender shall indemnify upon demand Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities, except that no Lender will be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders will be deemed to constitute gross negligence or willful misconduct for purposes of this Section 14.8. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to in this Agreement, to the extent that Administrative Agent is not reimbursed for any such expenses by or on behalf of Borrowers. The undertaking in this Section 14.8 will survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of Administrative Agent.

14.9         Administrative Agent in Individual Capacities

. Monroe Capital and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though Monroe Capital were not Administrative Agent under this Agreement and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to those activities, Monroe Capital or its Affiliates might receive information regarding Borrowers or their Affiliates (including information that is subject to confidentiality obligations in favor of any Borrower or any such Affiliate) and acknowledges that Administrative Agent will be under no obligation to provide any such information to them. With respect to their Loans (if any), Monroe Capital and its Affiliates have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Monroe Capital were not Administrative Agent, and the terms “Lender” and “Lenders” include Monroe Capital and its Affiliates, to the extent applicable, in their individual capacities.

14.10     Successor Administrative Agent

. Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower Representative (which may not be unreasonably withheld or delayed), appoint from among the Lenders a successor Administrative Agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders and Borrower Representative, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent under this Agreement, that successor agent will succeed to all the rights, powers, and duties of the retiring Administrative Agent and the term “Administrative Agent” will mean that successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent will be terminated. After any retiring Administrative Agent’s resignation under this Agreement as Administrative Agent, the provisions of this Section 14 and Sections 15.5 and 15.17 will inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation will nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of Administrative Agent under this Agreement until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

14.11     Collateral Matters

. Each Lender authorizes and directs Administrative Agent to enter into the other Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth in this Agreement, any action taken by Administrative Agent or Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by Administrative Agent or Required Lenders of the powers set forth in this Agreement or therein, together with all other powers as are reasonably incidental thereto, will be authorized by, and binding upon, all Lenders. Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to this Agreement and the other Loan Documents. The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to do any and all of the following: (a) to release any Lien granted to or held by Administrative Agent under any Collateral Document (i) upon Payment in Full; (ii) upon property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement (including the release of any Guarantor in connection with any such disposition); or (iii) subject to Section 15.1, if approved in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on that Collateral which is permitted by Section 11.2(d)(i), 11.2(d)(iii) or 11.2(k) (it being understood that Administrative Agent may conclusively rely on a certificate from Borrower Representative in determining whether the Debt secured by any such Lien is permitted by Section 11.1(b)). Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.11.

14.12     Restriction on Actions by Lenders

. Each Lender shall not, without the express written consent of Administrative Agent, and shall, upon the written request of Administrative Agent (to the extent it is lawfully entitled to do so), set-off against the Obligations, any amounts owing by that Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with that Lender. Each Lender shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All enforcement actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may be taken by only Administrative Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by its agents at the direction of Administrative Agent.

14.13     Administrative Agent May File Proofs of Claim.

14.13.1        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to any Loan Party (including any Insolvency Proceeding), Administrative Agent (irrespective of whether the principal of any Loan is then due and payable as expressed in this Agreement or by declaration or otherwise and irrespective of whether Administrative Agent has made any demand on Borrowers) may, by intervention in any such proceeding or otherwise, do any and all of the following:

(a)              file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file any other documents as are necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 5, 15.5, and 15.17) allowed in any such proceedings; and

(b)              collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

14.13.2        Any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such proceeding is hereby authorized by each Lender to make all payments to Administrative Agent and, in the event that Administrative Agent consents to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 5, 15.5, and 15.17.

14.13.3        Nothing contained in this Agreement will be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

14.14     Other Agents; Arrangers and Managers

. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger,” if any, has any right, power, obligation, liability, responsibility, or duty under this Agreement other than, in the case of any Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified has or is deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action under this Agreement.

14.15     Protective Advances

. Administrative Agent may, from time to time at any time that an Event of Default has occurred and is continuing, make all disbursements and advances (“Protective Advances”) that Administrative Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Loan Parties of the Loans and other Obligations or to pay any other amount chargeable to the Loan Parties pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, costs, fees and expenses as described in Section 15.5. Protective Advances are repayable on demand and will be secured by the Collateral and bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans. Protective Advances constitute Obligations under this Agreement and may be charged to the Loan Account. No Protective Advance made by Administrative Agent and charged to the Loan Account will be deemed to constitute a Loan and no Lender will have any obligation to fund any amount to Administrative Agent as a result thereof. The Administrative Agent shall notify each Lender and the Borrower Representative in writing of each Protective Advance made by Administrative Agent, which notice must include a description of the purpose of that Protective Advance.

14.16     Erroneous Payments.

(a)              If Administrative Agent notifies a Lender or Secured Party (as defined in the Guaranty and Collateral Agreement), or any Person who has received funds on behalf of a Lender or Secured Party such Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)              Without limiting the immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)                (A) in the case of the immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)              such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 14.16(b).

(c)               Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)              In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Secured Party at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment Agreement (or, to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower Representative or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)              The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment.

(f)                To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)              Each party’s obligations, agreements and waivers under this Section 14.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 15	GENERAL.

15.1         Waiver; Amendments.

(a)              No amendment, modification, or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents will be effective unless it is in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated in this Agreement with respect thereto or, in the absence of any such designation as to any provision of this Agreement, by the Required Lenders. Any amendment, modification, waiver, or consent will be effective only in the specific instance and for the specific purpose for which given.

(b)              The Agent Fee Letter may be amended, waived, consented to, or modified by the parties thereto.

(c)               No amendment, modification, waiver, or consent may extend or increase the Commitment of any Lender without the written consent of that Lender.

(d)              No amendment, modification, waiver, or consent may extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable under this Agreement without the written consent of each Lender directly affected thereby.

(e)              No amendment, modification, waiver, or consent may reduce the principal amount of any Loan, the rate of interest thereon, or any fees payable under this Agreement without the consent of each Lender directly affected thereby (except (i) for periodic adjustments of interest rates and fees resulting from a change in ~~the LIBOR Rate~~Adjusted Term SOFR and the Base Rate as provided for in this Agreement, and (ii) that Required Lenders may rescind any increase in the interest rate under and in accordance with Section 4.1.2).

(f)                No amendment, modification, waiver, or consent may do any of the following without the written consent of each Lender: (i) release any Borrower or any Guarantor from its obligations, other than as part of or in connection with any disposition permitted under this Agreement; (ii) release all or any substantial part of the Collateral granted under the Collateral Documents (except as permitted by Section 14.11); (iii) change the definitions of Pro Rata Share or Required Lenders, any provision of this Section 15.1, any provision of Section 13.3, or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver, or consent.

(g)              No provision of Sections 6.2.2, 6.3, or 7.2.2(b) with respect to the timing or application of mandatory prepayments of the Loans may be amended, modified, or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term A Loans affected thereby, the Term B Loans affected thereby, the Term C Loans affected thereby, the Term D Loans affected thereby and the Incremental Loans affected thereby.

(h)              No provision of Section 14 or other provision of this Agreement affecting Administrative Agent in its capacity as such may be amended, modified, or waived without the consent of Administrative Agent.

(i)                Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, Administrative Agent, Holdings, and Borrowers to do any of the following: (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term A Loans, the Term B Loans, the Term C Loans, the Term D Loans, the Term B Loan Commitments, the Term D Loan Commitments and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding any such additional credit facilities in any determination of the Required Lenders.

(j)                If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained is referred to as a “Non-Consenting Lender”), then, so long as Administrative Agent or such other Person is not a Non-Consenting Lender, Administrative Agent and/or one or more Persons reasonably acceptable to Administrative Agent may (but will not be required to) purchase from that Non-Consenting Lender, and that Non-Consenting Lenders shall, upon Administrative Agent’s request, sell and assign to Administrative Agent and/or any such Person, all of the Loans and Commitments of that Non-Consenting Lender for an amount equal to the principal balance of all such Loans and Commitments held by that Non-Consenting Lender and all accrued interest, fees, expenses, and other amounts then due with respect thereto through the date of sale, which purchase and sale will be consummated pursuant to an executed Assignment Agreement. In the event that Non-Consenting Lender does not execute an Assignment Agreement pursuant to Section 15.6.1 within five (5) Business Days after receipt by such Non-Consenting Lender of notice of replacement pursuant to this Section 15.1(j) and presentation to such Non-Consenting Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 15.1(j), the Administrative Agent shall be entitled (but not obligated) to execute such an Assignment Agreement on behalf of such Non-Consenting Lender, and any such Assignment Agreement so executed by the Borrower Representative, Administrative Agent and, to the extent applicable, any other Person purchasing such Loans and Commitments of the Non-Consenting Lender, shall be effective for purposes of this Section 15.1(j) and Section 15.6.1. Upon any such assignment and payment and compliance with the other provisions of Section 15.6.1, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Non-Consenting Lender to indemnification hereunder shall survive.

15.2         Confirmations

. Each Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under that Note.

15.3         Notices.

15.3.1             Generally

. Except as otherwise provided in Sections 2.2.2, all notices under this Agreement must be in writing (including facsimile transmission) and must be sent to the applicable party at its address shown on Annex B or at any other address as the receiving party designates, by written notice received by the other parties, as its address for that purpose. Notices sent by facsimile transmission will be deemed to have been given when sent; notices sent by mail will be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service will be deemed to have been given when received. For purposes of Sections 2.2.2, Administrative Agent will be entitled to rely on telephonic instructions from any person that Administrative Agent in good faith believes is an authorized officer or employee of Borrower Representative, and Borrowers shall hold harmless Administrative Agent and each other Lender from any loss, cost, or expense resulting from any such reliance.

15.3.2             Electronic Communications.

(a)              Notices and other communications to any Lender under this Agreement may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, but the foregoing does not apply to notices to any Lender pursuant to Section 2.2 if that Lender has notified Administrative Agent and Borrower Representative that it is incapable of receiving notices under Section 2.2 by electronic communication. Administrative Agent or any of Holdings and Borrowers may, in its respective sole discretion, agree to accept notices and other communications to it under this Agreement by electronic communications pursuant to procedures approved by it, and approval of any such procedures may be limited to particular notices or communications.

(b)              Unless otherwise agreed by the sender and the intended recipient, (i) notices and other communications sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement); (ii) notices or communications posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that the notice or communication is available and identifying the website address therefor; and (iii) for both clauses (i) and (ii) of this Section 15.3.2(b), any notice, e-mail or other communication that is not sent during the normal business hours of the intended recipient will be deemed to have been sent at the opening of business on the next Business Day for the intended recipient.

15.4         Computations

. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, that determination or calculation will, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied, but if Borrower Representative notifies Administrative Agent that Borrowers wish to amend any covenant in Section 10 or 11.12 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of that covenant (or if Administrative Agent notifies Borrower Representative that the Required Lenders wish to amend Section 10 or 11.12 (or any related definition) for that purpose), then Borrowers’ compliance with that covenant will be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either the applicable notice under this Section 15.4 is withdrawn or the applicable covenant (or related definition) is amended in a manner satisfactory to Borrowers and the Required Lenders.

15.5         Costs, Expenses and Taxes

. Each Borrower, jointly and severally, shall pay on demand all reasonable out-of-pocket costs and expenses of Administrative Agent (including, without limitation, Attorney Costs, Taxes and Other Taxes) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any Collateral and the costs of IntraLinks (or other similar service), if applicable) of this Agreement, the other Loan Documents, and all other documents provided for in this Agreement or delivered or to be delivered under or in connection with this Agreement (including any amendment, supplement, or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby are consummated, including, without limitation, all out-of-pocket costs and expenses incurred pursuant to Section 10.2, and all out-of-pocket costs and expenses (including, without limitation, Attorney Costs, Taxes, and any Other Taxes) incurred by Administrative Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring, or negotiations in respect thereof. In addition, each Loan Party shall pay, and shall save and hold harmless Administrative Agent and the Lenders from all liability for, any fees of Borrowers’ auditors in connection with any reasonable exercise by Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 will survive repayment of the Loans, cancellation of the Notes, and termination of this Agreement.

15.6         Assignments; Participations.

15.6.1             Assignments.

(a)              Any Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of that Lender’s Loans and Commitments, with the prior written consent of Administrative Agent, and, so long as no Event of Default exists, Borrower Representative (which consent of Borrower Representative may not be unreasonably withheld or delayed), but (i) no such consent of any kind is required for an assignment (A) by a Lender to a Lender or an Affiliate of a Lender or an Approved Fund, (B) to an Eligible Assignee, or (C) prior to the completion of the primary syndication of the Commitments as determined by Monroe Capital, and (ii) no assignment may be made to a Loan Party or an Affiliate of a Loan Party. Except as Administrative Agent otherwise agrees, any such assignment must be in a minimum aggregate amount equal to $1,000,000 (which minimum will be $250,000 if the assignment is to an Affiliate of the assigning Lender) or, if less, the remaining Commitment and Loans held by the assigning Lender. Borrowers and Administrative Agent will be entitled to continue to deal solely and directly with the assigning Lender in connection with the interests so assigned to an Assignee until Administrative Agent has received and accepted an effective assignment agreement in substantially the form of Exhibit C (an “Assignment Agreement”) executed, delivered, and fully completed by the applicable parties thereto and a processing fee of $3,500. No assignment may be made to any Person if at the time of that assignment Borrowers would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than Borrowers are then obligated to pay to the assigning Lender under that section (and if any assignment is made in violation of the foregoing, Borrowers will not be required to pay any such greater amounts). Any attempted assignment not made in accordance with this Section 15.6.1 will be treated as the sale of a participation under Section 15.6.2. Borrower Representative will be deemed to have granted its consent to any assignment requiring its consent under this Agreement unless Borrower Representative has expressly objected to that assignment within five Business Days after notice thereof.

(b)              From and after the date on which the conditions described above have been met, (i) the Assignee will be deemed automatically to have become a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to that Assignee pursuant to the Assignment Agreement, will have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to that Assignment Agreement, will be released from its rights (other than its indemnification rights) and obligations under this Agreement. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrowers shall execute and deliver to Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) one or more Notes in accordance with Section 3.1 to reflect the amounts assigned to that Assignee and the amounts, if any, retained by the assigning Lender. Each such Note will be dated the effective date of the applicable assignment. Upon receipt by Administrative Agent of any such Note, the assigning Lender shall return to Borrower Representative any applicable prior Note held by it.

(c)               Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of that Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 15.6.1 will not apply to any such pledge or assignment of a security interest. No such pledge or assignment of a security interest will release a Lender from any of its obligations under this Agreement or substitute any such pledgee or assignee for that Lender as a party to this Agreement.

15.6.2             Participations

. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests under this Agreement (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) that Lender’s obligations under this Agreement will remain unchanged for all purposes; (b) Borrowers and Administrative Agent shall continue to deal solely and directly with that Lender in connection with that Lender’s rights and obligations under this Agreement; and (c) all amounts payable by Borrowers will be determined as if that Lender had not sold that participation and will be paid directly to that Lender. No Participant will have any direct or indirect voting rights under this Agreement except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which that Lender enters into with any Participant. Borrowers agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant will be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, but that right of set-off is subject to the obligation of each Participant to share with the Lenders, and the Lenders shall share with each Participant, as provided in Section 7.5. Participant will be entitled to the benefits of Section 7.6 and Section 8 as if it were a Lender (but on the date of the participation no Participant will be entitled to any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to the participating Lender on that date if no participation had been sold, and each Participant must comply with Section 7.6.4 as if it were an Assignee). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”), which Participant Register shall be made available to the Borrowers and the Administrative Agent. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

15.7         Register

. Administrative Agent shall maintain, and deliver a copy to Borrower Representative upon written request, a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether that Lender is the original Lender or the Assignee. No assignment will be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register will be conclusive, absent manifest error, as to the ownership of the interests in the Loans. Administrative Agent will not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register. It is the intention that the Loans and Commitments be treated as registered obligations and in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, and that the right, title, and interest of the Lenders in and to those Loans and Commitments be transferable only in accordance with the terms of this Agreement.

15.8         Governing Law

. This Agreement and each Note is a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within that state, without regard to conflict-of-laws principles.

15.9         Confidentiality

. As required by federal law and Administrative Agent’s policies and practices, Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Administrative Agent and each Lender shall use commercially reasonable efforts (equivalent to the efforts Administrative Agent or that Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that Administrative Agent and each Lender may disclose any information as follows: (a) to Persons employed or engaged by Administrative Agent or that Lender or that Lender’s Affiliates or Approved Funds in evaluating, approving, structuring, or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose any such information to Persons employed or engaged by them as described in clause (a) of this Section 15.9); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Administrative Agent or that Lender to be compelled by any court decree, subpoena, or legal or administrative order or process, but Administrative Agent or that Lender, as applicable, shall (i) use reasonable efforts to give the applicable Loan Party written notice prior to disclosing the information to the extent permitted by that requirement, request, court decree, subpoena, or legal or administrative order or process, and (ii) disclose only that portion of the confidential information as Administrative Agent or that Lender reasonably believes, or as counsel for Administrative Agent or that Lender, as applicable, advises Administrative Agent or that Lender, that it must disclose pursuant to that requirement; (d) as Administrative Agent or that Lender reasonably believes, or on the advice of Administrative Agent’s or that Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Administrative Agent or that Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to that Lender; (g) to that Lender’s independent auditors and other professional advisors as to which that information has been identified as confidential; or (h) if that information ceases to be confidential through no fault of Administrative Agent or any Lender. Notwithstanding the foregoing, Borrowers consent to the publication by Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. If any provision of any confidentiality agreement, non-disclosure agreement, or other similar agreement between any Borrower and any Lender conflicts with or contradicts this Section 15.9 with respect to the treatment of confidential information, then this Section 15.9 will supersede all such prior or contemporaneous agreements and understandings between the parties.

15.10     Severability

. Whenever possible each provision of this Agreement is to be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under applicable law, that provision will be ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of this Agreement.

15.11     Nature of Remedies

. All Obligations of the Loan Parties and rights of Administrative Agent and the Lenders expressed in this Agreement or in any other Loan Document are in addition to and not in limitation of those provided by applicable law. No failure to exercise, and no delay in exercising, on the part of Administrative Agent or any Lender, any right, remedy, power, or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise of any right, remedy, power, or privilege under this Agreement will preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

15.12     Entire Agreement

. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties to this Agreement and supersedes all prior or contemporaneous agreements and understandings of all such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.2) and any prior arrangements made with respect to the payment by the Loan Parties of (or any indemnification for) any fees, costs, or expenses payable to or incurred (or to be incurred) by or on behalf of Administrative Agent or the Lenders.

15.13     Counterparts

. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart will be deemed to be an original, but all such counterparts will together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission will constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders will be deemed to be originals.

15.14     Successors and Assigns

. This Agreement binds Borrowers, the Lenders, Administrative Agent, and their respective successors and assigns and will inure to the benefit of Borrowers, the Lenders, and Administrative Agent and the successors and assigns of the Lenders and Administrative Agent. No other Person is or is intended to be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Loan Party may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Administrative Agent and each Lender.

15.15     Captions

. Section captions used in this Agreement are for convenience only and do not affect the construction of this Agreement.

15.16     Customer Identification—USA Patriot Act Notice

. Each Lender and Monroe Capital (each for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify, and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow that Lender or Monroe Capital, as applicable, to identify the Loan Parties in accordance with the Patriot Act.

15.17     Indemnification by Loan Parties

. In consideration of the execution and delivery of this Agreement by Administrative Agent and the Lenders and the agreement to extend the Commitments provided under this Agreement, each of Holdings and each Borrower hereby agrees to indemnify, exonerate, and hold harmless Administrative Agent, each Lender and each of the officers, directors, employees, Affiliates, agents, and Approved Funds of Administrative Agent and each Lender (each, a “Lender Party”) from and against any and all actions, causes of action, suits, losses, liabilities, damages, and expenses, including Attorney Costs (collectively, the “Indemnified Liabilities”), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to (a) any tender offer, merger, purchase of capital securities, purchase of assets (including the Related Transaction and the RWS Acquisition) or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans; (b) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Substance at any property owned or leased by any Loan Party; (c) any violation of any Environmental Laws with respect to conditions at any property owned or leased by any Loan Party or the operations conducted thereon; (d) the investigation, cleanup or remediation of offsite locations at which any Loan Party or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (e) the execution, delivery, performance, or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, in each case except for any such Indemnified Liabilities arising on account of the applicable Lender Party’s gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction. If and to the extent that the foregoing undertaking is unenforceable for any reason, each of Holdings and each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 15.17 will survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release, or discharge of, any or all of the Collateral Documents and termination of this Agreement.

15.18     Non-Liability of Lenders.

(a)              The relationship between Borrowers on the one hand and the Lenders and Administrative Agent on the other hand is solely that of borrower and lender. Neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Each of Holdings and each Borrower agrees, on behalf of itself and each other Loan Party, that neither Administrative Agent nor any Lender has any liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission, or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that those losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.

(b)              No Lender Party will be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement. No Lender Party will have any liability with respect to, and each of Holdings and each Borrower, on behalf of itself and each other Loan Party, hereby waives, releases, and agrees not to sue for, any special, punitive, exemplary, indirect, or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

(c)               Each Loan Party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

15.19     Forum Selection and Consent to Jurisdiction

. Any litigation based hereon, or arising out of, under, or in connection with this Agreement or any other Loan Document, will be brought and maintained exclusively in the courts of the State of New York or in any federal court sitting in the borough of Manhattan, but nothing in this Agreement will be deemed or operate to preclude Administrative Agent from bringing suit or taking other legal action in any other jurisdiction. Each of Holdings and each Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York and of the federal courts sitting in the borough of Manhattan for the purpose of any such litigation as set forth above. Each of Holdings and each Borrower further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. Each of Holdings and each Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection that it now has or hereafter might have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

15.20     Waiver of Jury Trial

. Each Borrower, Holdings, Administrative Agent, and each Lender hereby waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement, any Note, any other Loan Document, and any amendment, instrument, document, or agreement delivered or which might in the future be delivered in connection with this Agreement or therewith or arising from any lending relationship existing in connection with any of the foregoing, and agrees that any such action or proceeding will be tried before a court and not before a jury.

15.21     Acknowledgement and Consent to Bail-In of Affected Financial Institutions

. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in that Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

15.22     Acknowledgement Regarding any Supported QFCs

. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

15.23     Certain ERISA Matters.

(a)              Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)                such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more benefit plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)              In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party ahereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

15.24     ABL Intercreditor Agreement

. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, (a) the Liens granted to the Administrative Agent in favor of the Lenders pursuant to this Agreement and the other Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the ABL Intercreditor Agreement, and (b) in the event of any conflict between the terms and provisions of this Agreement or any other Loan Document, on the one hand, and the terms and provisions of the ABL Intercreditor Agreement, on the other hand, the terms and provisions of the ABL Intercreditor Agreement shall continue.

Section 16	JOINT AND SEVERAL LIABILITY

16.1         Applicability of Terms

. Each Borrower and each Person comprising a Borrower hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements, and other terms contained in this Agreement are applicable to and binding upon each Person comprising a Borrower unless expressly otherwise stated in this Agreement.

16.2         Joint and Several Liability

. Each Borrower is jointly and severally liable for all of the Obligations of each other Borrower, regardless of which Borrower actually receives the proceeds or other benefits of the Loans or other extensions of credit under this Agreement or the manner in which Borrowers, Administrative Agent, or any Lender accounts therefor in their respective books and records.

16.3         Benefits and Best Interests

. Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by each other Borrower because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive the Loans and other credit extensions under this Agreement and the other Loan Documents which would not have been available to any Borrower acting alone. Each Borrower has determined that it is in its best interest to procure the credit facilities contemplated under this Agreement, with the credit support of each other Borrower as contemplated by this Agreement and the other Loan Documents.

16.4         Accommodations

. Each of Administrative Agent and the Lenders have advised each Borrower that it is unwilling to enter into this Agreement and the other Loan Documents and make available the credit facilities extended hereby or thereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other Borrower. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lenders to extend credit pursuant to this Agreement and the other documents executed in connection with this Agreement (a) because of the desirability to each Borrower of the credit facilities under this Agreement and the interest rates and the modes of borrowing available under this Agreement and under those other documents; (b) because each Borrower might engage in transactions jointly with other Borrowers; and (c) because each Borrower might require, from time to time, access to funds under this Agreement for the purposes set forth in this Agreement. Each Borrower, individually, expressly understands, agrees, and acknowledges that the credit facilities contemplated under this Agreement would not be made available on the terms of this Agreement in the absence of the collective credit of all the Borrowers, and the joint and several liability of all the Borrowers. Accordingly, each Borrower acknowledges that the benefit of the accommodations made under this Agreement to the Borrowers, as a whole, constitutes reasonably equivalent value, regardless of the amount of the indebtedness actually borrowed by, advanced to, or the amount of credit provided to, or the amount of collateral provided by, any one Borrower.

16.5         Maximum Amount

. To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Borrower under this Agreement and under the other Loan Documents invalid or unenforceable, that Person’s obligations under this Agreement and under the other Loan Documents will be limited to the maximum amount that does not result in any such invalidity or unenforceability, but each Borrower’s obligations under this Agreement and under the other Loan Documents will be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 16 were not a part of this Agreement.

16.6         Joint Liability Payments

. To the extent that any Borrower makes a payment under this Section 16 of all or any of the Obligations (a “Joint Liability Payment”) that, taking into account all other Joint Liability Payments then previously or concurrently made by any other Borrower, exceeds the amount that Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by those Joint Liability Payments in the same proportion that that Person’s Allocable Amount (as determined immediately prior to those Joint Liability Payments) bore to the aggregate Allocable Amounts of each Borrower as determined immediately prior to the making of those Joint Liability Payments, then, following payment in full in cash of the Obligations (other than contingent indemnification Obligations not then asserted) and the termination of the Commitments, that Borrower will be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of that excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to the applicable Joint Liability Payments. As of any date of determination, the “Allocable Amount” of any Borrower is equal to the maximum amount of the claim that could then be recovered from that Borrower under this Section 16 without rendering that claim voidable or avoidable under § 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, or similar statute or common law.

16.7         Financial Condition

. Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of each other Borrower’s Obligations, and of all other circumstances bearing upon the risk of nonpayment by each other Borrower of its Obligations, and each Borrower agrees that neither Administrative Agent nor any Lender has or will have any duty to advise that Borrower of information known to Administrative Agent or any Lender regarding any such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Administrative Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, neither Administrative Agent nor any Lender will be under any obligation to update any such information or to provide any such information to that Borrower or any other Person on any subsequent occasion.

16.8         Administrative Agent Authorizations

. Subject to Section 15.1, Administrative Agent is hereby authorized to, at any time and from time to time, to do any and all of the following: (a) in accordance with the terms of this Agreement, renew, extend, accelerate, or otherwise change the time for payment of, or other terms relating to, Obligations incurred by any Borrower or any other Loan Party, otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by any Borrower or any other Loan Party and delivered to Administrative Agent or any Lender; (b) accept partial payments on an Obligation incurred by any Borrower; (c) take and hold security or collateral for the payment of an Obligation incurred by any Borrower under this Agreement or for the payment of any guaranties of an Obligation incurred by any Borrower or other liabilities of any Borrower and exchange, enforce, waive, and release any such security or collateral; (d) apply any such security or collateral and direct the order or manner of sale thereof as Administrative Agent, in its sole discretion, determines; and (e) settle, release, compromise, collect, or otherwise liquidate an Obligation incurred by any Borrower and any security or collateral therefor in any manner, without affecting or impairing the obligations of any other Borrower. In accordance with the terms of this Agreement, Administrative Agent has the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and any such determination will be binding on each Borrower. In accordance with the terms of this Agreement, all such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of an Obligation incurred by any Borrower as Administrative Agent determines in its sole discretion without affecting the validity or enforceability of the Obligations of any other Borrower. Nothing in this Section 16 modifies any right of any Borrower or any Lender to consent to any amendment or modification of this Agreement or the other Loan Documents in accordance with the terms hereof or thereof.

16.9         Unconditional Obligations

. Each Borrower hereby agrees that, except as otherwise expressly provided in this Agreement, its obligations under this Agreement are and will be unconditional, irrespective of (a) the absence of any attempt to collect an Obligation incurred by any Borrower from any Borrower or any guarantor or other action to enforce the same; (b) failure by Administrative Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for an Obligation incurred by any Borrower; (c) any Insolvency Proceeding by or against any Borrower or any other Loan Party, or Administrative Agent’s or any Lender’s election in any such proceeding of the application of § 1111(b)(2) of the Bankruptcy Code; (d) any borrowing or grant of a security interest by any Borrower as debtor-in-possession under § 364 of the Bankruptcy Code; (e) the disallowance, under § 502 of the Bankruptcy Code, of all or any portion of Administrative Agent’s or any Lender’s claim(s) for repayment of any of an Obligation incurred by any Borrower; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor unless that legal or equitable discharge or defense is that of a Borrower in its capacity as a Borrower.

16.10     Notices

. Any notice given by Borrower Representative under this Agreement will constitute and be deemed to be notice given by all Borrowers, jointly and severally. Notice given by Administrative Agent or any Lender to Borrower Representative under this Agreement or pursuant to any other Loan Documents in accordance with the terms of this Agreement or of any applicable other Loan Document will constitute notice to each Borrower. The knowledge of any Borrower will be imputed to all Borrowers and any consent by Borrower Representative or any Borrower will constitute the consent of, and will bind, all Borrowers.

16.11     No Impairment of Obligations or Limitation of Liability

. This Section 16 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 16 is intended to or will impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same become due and payable in accordance with the terms of this Agreement or any other Loan Documents. Nothing contained in this Section 16 limits the liability of any Borrower to pay the credit facilities made directly or indirectly to that Borrower and accrued interest, fees, and expenses with respect thereto for which that Borrower is primarily liable.

16.12     Rights of Contribution and Indemnification

. The parties to this Agreement acknowledge that the rights of contribution and indemnification under this Section 16 constitute assets of each Borrower to which any such contribution and indemnification is owing. The rights of any indemnifying Borrower against the other Borrowers under this Section 16 will be exercisable upon the full and payment of the Obligations and the termination of the Commitments.

16.13     Subrogation

. No payment made by or for the account of a Borrower, including, without limitation, (a) a payment made by that Borrower on behalf of an Obligation of another Borrower or (b) a payment made by any other Person under any guaranty, will entitle that Borrower, by subrogation or otherwise, to any payment from that other Borrower or from or out of property of that other Borrower and that Borrower shall not exercise any right or remedy against that other Borrower or any property of that other Borrower by reason of any performance of that Borrower of its joint and several obligations under this Agreement, until, in each case, the termination of the Commitments and payment in full of all Obligations (other than contingent indemnification Obligations not then asserted).

Section 17	APPOINTMENT OF BORROWER REPRESENTATIVE.

17.1         Appointment

. Each Borrower hereby irrevocably (until Payment in Full or a change pursuant to Section 17.4) appoints and constitutes Borrower Representative as its agent to request and receive the proceeds of advances in respect of the Loans (and to otherwise act on behalf of that Borrower pursuant to this Agreement and the other Loan Documents) from the Lenders in the name or on behalf of that Borrower. Administrative Agent may disburse those proceeds to the bank account of Borrower Representative (or any other Borrower) without notice to any other Borrower or any other Loan Party.

17.2         Additional Appointments

. Each Borrower hereby irrevocably (until Payment in Full or a change pursuant to Section 17.4) appoints and constitutes the Borrower Representative as its agent to (a) receive statements of account and all other notices from Administrative Agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents, (b) execute and deliver Compliance Certificates and all other notices, certificates and documents to be executed and/or delivered by any Borrower under this Agreement or the other Loan Documents; and (c) otherwise act on behalf of that Borrower pursuant to this Agreement and the other Loan Documents.

17.3         Reliance

. The authorizations contained in this Section 17 are coupled with an interest and are irrevocable until Payment in Full or a change pursuant to Section 17.4, and Administrative Agent may rely on any notice, request, information supplied by the Borrower Representative, every document executed by the Borrower Representative, every agreement made by the Borrower Representative or other action taken by the Borrower Representative in respect of any Borrower or other Loan Party as if the same were supplied, made or taken by that Borrower or Loan Party. Without limiting the generality of the foregoing, the failure of one or more Borrowers or other Loan Parties to join in the execution of any writing in connection with this Agreement will not relieve any Borrower or other Loan Party from obligations in respect of that writing.

17.4         Termination or Change of Borrower Representative

. No purported termination of or change in the appointment of Borrower Representative as agent will be effective without the prior written consent of Administrative Agent.

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